      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON May 7, 1999

                                            REGISTRATION STATEMENT NO. 333-71073
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 AMENDMENT NO. 4
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------
                              IKON RECEIVABLES, LLC
               (exact name of registrant as specified in charter)


        Delaware                  1738 Bass Road                 23-2990188
(state or jurisdiction of          P.O. Box 9115              (I.R.S. Employer
      organization)             Macon, Georgia 31208         Identification No.)

               (Address, including zip code, and telephone number,
            including area code, of registrants principal executive
                                    offices)

                             ----------------------

                          The Corporation Trust Company
                               1209 Orange Street
                           Wilmington, Delaware 19801

 (Name, address and telephone number, including area code, of agent for service)

                             ----------------------

                                   Copies to:
    Harry G. Kozee            Carl H. Fridy, Esq.         Peter Humphreys, Esq.

   IOS Capital, Inc.       Ballard Spahr Andrews &        Dewey Ballantine LLP
   1738 Bass Road               Ingersoll, LLP             1301 Avenue of the
    P.O. Box 9115       1735 Market Street, 51st Floor         Americas
 Macon, Georgia 31208     Philadelphia, PA 19103-7599   New York, New York 10019

                              ---------------------
        Approximate date of commencement of proposed sale to the public:
   From time to time after the effective date of this Registration Statement.

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. |_|

      If this Form is filed as a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. |_|

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|


                         CALCULATION OF REGISTRATION FEE
===========================================================================================
                                              Proposed        Proposed
                                               Maximum         Maximum         Amount
                                 Amount       Aggregate       Aggregate          Of
     Title of Securities          To Be       Price Per       Offering      Registration
       Being Registered        Registered      Unit(1)        Price(1)          Fee
-------------------------------------------------------------------------------------------
Lease-Backed Notes (the
"Notes")                       $1,825,000,000   100%       $1,825,000,000   $507,350(2)
===========================================================================================

(1)   Estimated solely for the purpose of calculating the registration fee.

(2) $278,000.00 is paid in connection with this registration statement. $229,350.00 was previously paid pursuant to this registration statement.


                                 ----------------------

      THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

                                       FORM OF PROSPECTUS SUPPLEMENT (VERSION 1)

                                                                DB (5/6/99)



Prospectus supplement to prospectus dated May 7, 1999
IKON Receivables, LLC
Issuer                                                           $_____________
IOS Capital, Inc.
Originator and Servicer                        Lease Backed Notes, Series 1999-1


___________________

The issuer will issue the classes of notes shown in the table below.
You should read the section entitled "Risk Factors" starting on page           The notes --
S-__ of this prospectus supplement and page __ of the prospectus               .  Are backed by a pledge of assets of the
and consider these factors before making a decision to invest in the              issuer.  The assets of the issuer
notes.                                                                            securing the notes will include a pool
                                                                                  of equipment leases or contracts and
This prospectus supplement may be used to offer and sell the notes                related assets;
only if accompanied by the prospectus
                                                                               .  Receive distributions beginning on
Offers of the notes will be made through the underwriters [on a firm              [_________ __, 1999]; and
commitment basis].
                                                                               .  Currently have no trading market.

                                                                               Credit enhancement for the notes
                                                                               consists of _______

                                                                               .  [Describe based on transaction
                                                                                  structure]





                                                                                  Underwriting
                                                           Initial Public         Discount and
                     Issuance Amount    Interest Rate      Offering Price         Commissions           Net Proceeds
-----------------------------------------------------------------------------------------------------------------------
Class A-1 Notes     $[     ]                  %                  %                     %                     %
-----------------------------------------------------------------------------------------------------------------------
Class A-2 Notes     $[     ]                  %                  %                     %                     %
-----------------------------------------------------------------------------------------------------------------------
Class A-3 Notes     $[     ]                  %                  %                     %                     %
-----------------------------------------------------------------------------------------------------------------------
Class A-4 Notes     $[     ]                  %                  %                     %                     %
-----------------------------------------------------------------------------------------------------------------------
Class A-5 Notes     $[     ]                  %                  %                     %                     %
-----------------------------------------------------------------------------------------------------------------------
Total                       $                                    $                     $                     $
=======================================================================================================================

       Net Proceeds are before deducting expenses, estimated to be $ .

   Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.

                                LEHMAN BROTHERS

         The date of this prospectus supplement is__________ __, 1999

          No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in this prospectus supplement and the accompanying prospectus. If given or made, the information or representations must not be relied upon. We are stating this information as of the date of this prospectus supplement.


                               Table of Contents

                                                                         Page
                                                                         ----

Summary...............................................................    S-4
Risk Factors..........................................................    S-7
The Issuer............................................................    S-8
The Asset Pools.......................................................    S-8
The Leases............................................................    S-9
Use of Proceeds.......................................................    S-14
The Originator and the Servicer.......................................    S-14
The Seller............................................................    S-16
The Trustee...........................................................    S-16
Description of the Notes..............................................    S-16
Prepayment and Yield Considerations...................................    S-18
Description of the Transaction Documents..............................    S-19
Material Federal Income Tax Consequences..............................    S-23
ERISA Considerations..................................................    S-23
Ratings...............................................................    S-24
Plan of Distribution..................................................    S-24
Legal Opinions........................................................    S-25
Index Of Principal Defined Terms......................................    S-26

      Important Notice About the Information Presented in This Prospectus
                  Supplement and the Accompanying Prospectus

          We provide information to you about the notes in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your series of notes, and (2) this prospectus supplement, which describes the specific terms of your series of notes.

          This prospectus supplement does not contain complete information about the offering of the notes. Additional information is contained in the prospectus. You are urged to read both this prospectus supplement and the prospectus in full. We cannot sell the notes to you unless you have received both this prospectus supplement and the prospectus .

          If the prospectus contemplates multiple options, you should rely on the information in this prospectus supplement as to the applicable option.

          The issuer has filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 with respect to the notes offered by this prospectus supplement. This prospectus supplement and the prospectus, which form a part of the registration statement, omit information contained in the registration statement pursuant to the rules and regulations of the Securities and Exchange Commission. You may inspect and copy the registration statement at the Public Reference Room at the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C., and the Commission's regional offices at Seven World Trade Center, 13th Floor, New York, New York 10048, and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You can obtain copies of these materials at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the Securities and Exchange Commission maintains a site on the World Wide Web containing reports, proxy materials, information statements and other items. The address is http://www.sec.gov.

          We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

                                    Summary

 . This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the notes, read carefully this entire prospectus supplement and the accompanying prospectus.

 . This summary provides an overview of calculations, cash flows and other information to aid your understanding and is qualified by the full description of these calculations, cash flows and other information in this prospectus supplement and the accompanying prospectus.

                             .  Lease-Backed Notes
                                 Series 1999-1

Issuer

IKON Receivables, LLC, a Delaware limited liability company.

Originator

IOS Capital Inc., a Delaware corporation formerly known as IKON Office
Solutions.

Seller

IKON Receivables Funding-1 LLC, a Delaware special purpose limited liability company.

Servicer

 .  IOS Capital, Inc.

 . The servicer's principal executive offices are located at 1738 Bass Road, P.O. Box 9115, Macon, Georgia 31208.

Trustee

 .  __________, a banking corporation organized under the laws of ________.

 .  The trustee's offices are located at _________________________________.

The Notes

 . The notes will be backed solely by a pledge of a segregated pool of assets of the issuer.

The Asset Pool

 .  The pledged assets will include a pool of:

   .  office equipment leases or contracts and related assets;

   .  [leases intended as security agreements];

   .  [installment sale contracts];

   .  rental stream obligations;

The Leases

  On or about [_________, 1999], IOS Capital, Inc. will contribute to IKON Receivables-1, LLC, a pool of office equipment leases, including conditional sale and other contracts, and IKON Receivables-1, LLC will transfer them to the issuer. Payments on the notes will be made from payments on these leases.

 . The leases will relate to various items or types of office equipment. Initially, a substantial portion relates to copiers.

 . The leases are triple-net leases, which means that the lessee is required to pay all taxes, maintenance and insurance associated with the equipment. The leases are noncancellable by the lessees. All payments under the leases are absolute, unconditional obligations of the lessees. The leases provide that the payments are not subject to set-off or reduction without the lessor's consent.


 . The aggregate principal value of the pool of leases at any time will be calculated by discounting their remaining payments (except for certain minor charges and delinquent payments) at a rate equal to ____%.

 . The issuer will pay the notes from payments on the leases. Noteholders should not rely on the sale of leased equipment for payments on the notes.

Final Scheduled Payment Date

If the notes have not already been paid in full, we will pay the outstanding principal amount of the notes in full on the following payment dates:

Class A-1      ____________
Class A-2      ____________
Class A-3      ____________
Class A-4      ____________
Class A-5      ____________

Final payment on the notes will probably be earlier than the final scheduled payment date listed above for the related class of notes.

Optional Redemption

 . The servicer may, on any payment date, redeem the notes when the total discounted lease principal balance is less than or equal to 10% of the total principal value of the leases as of the closing date.

 . [If a redemption occurs, we will pay you a final distribution equaling the entire unpaid principal balance of the notes plus any accrued and unpaid interest.]

Denominations

 . The issuer will issue the notes in minimum denominations of [$1,000] and integral multiples of [$1,000].

 .  [One note in each class may be issued in another denomination.]

Registration

The issuer will issue the notes in book-entry form only, through the facilities of The Depository Trust Company.

Payments on the Notes

Each month, the issuer will distribute the amounts received on the leases and any other collections available as property of the issuer as follows:

Interest Distributions

 . On each payment date, the issuer will pay interest at the applicable interest rate that accrued during the prior interest accrual period.

 .  [applicable interest rate for each class of notes to be specified]

Principal Distributions

 . On each payment date, the issuer will pay principal in reduction of the outstanding principal balance of the notes.

 . Principal payments will be an amount usually equal to the decrease in the principal value of the leases between determination dates. The issuer will pay principal in the following priority:

 . to the Class [A-1] noteholders only, until the principal amount on the Class
   [A-1] Notes has been reduced to zero;

 .  when the Class [A-1] Notes have been paid in full:

         . to the Class [A-2] noteholders, until the principal amount on the Class A-2 Notes has been reduced to zero, an amount generally equal to _____% of the decrease in the principal value of the leases;

         . when the Class [A-2] Notes have been paid in full, to the Class [A-3] noteholders, until the principal amount on the Class [A-3] Notes has been reduced to zero, an amount generally equal to _____% of the decrease in the principal value of the leases;

         . when the Class [A-3] Notes have been paid in full, to the Class [A-4] noteholders, until the principal amount on the Class [A-4] Notes has been reduced to zero, an amount generally equal to _____% of the decrease in the principal value of the leases.

This general description of distributions of principal to the notes is subject to targets and floors. We refer you to "Descriptions of the Notes Distributions" in this prospectus supplement for further information regarding the payment of interest and principal on the notes.

Cut-Off Date

The cut-off date is the opening of business on _____, 1999.

Issuance Date

On or about _______, 1999.

Payment Date

The 15th day of each month if the 15th is a business day. If the 15th is not a business day, the payment date will be the following day that is a business day. The first payment date will be ________, 1999.

Record Date

The last business day of the month prior to the month the payment date occurs. In the case of initial payment date, the trustee will pay as of the closing date.

Remittance Period

Payments made on each payment date will relate to the collections received from the opening of business on the [second] day of the prior calendar month to the close of business on the [first day] of the calendar month in which the payment date occurs.

Credit Enhancement

The credit enhancement available to the noteholders will consist of [more information will be provided upon the structuring of the transaction].

Material Federal Income Tax Consequences

For federal income tax purposes:

 . Dewey Ballantine LLP, special tax counsel to the underwriters, is of the opinion that the notes will be treated as debt and the issuer will not be treated as an association (or publicly traded partnership) taxable as a corporation. By your acceptance of a note, you agree to treat the notes as debt.

 . Interest on the notes will be taxable as ordinary income when received by a holder on the cash method of accounting and when accrued by a holder on the accrual method of accounting.

 . Dewey Ballantine LLP has prepared the discussion under "Material Federal Income Tax Consequences" and is of the opinion that this discussion accurately states all material federal income tax consequences of the purchase, ownership and disposition of the Notes to their original purchaser.



ERISA Considerations

Subject to the considerations and conditions described under "ERISA Considerations" in this prospectus, we expect that pension, profit-sharing or other employee benefit plans, as well as individual retirement accounts and types of Keogh Plans may purchase the notes. Investors should consult with their counsel regarding the applicability of the provisions of ERISA before purchasing a note.

Ratings

 . The notes must receive at least the following ratings from [the rating agencies]:

 . You must not assume that the ratings will not be lowered, qualified or withdrawn by the rating agencies.

                                 Risk Factors

In addition to the risk factors discussed in the Prospectus, prospective offered Noteholders should consider, among other things, the following additional factors in connection with the purchase of the notes:


Geographic Concentrations of Leases     As of the statistic calculation date, obligors with respect to
May Adversely Affect the Leases and     approximately [ [  ]%, [  ]% and [ %] ] of the leases were located in
Payments on the Notes                   the following states: [   ].  To the extent adverse events or economic
                                        conditions were particularly severe in these geographic regions or in the event an obligor or group of obligors under the leases in these geographic regions were to experience financial difficulties due to the economic conditions, the obligors may be unable to pay or delay payments.

                                        If these events occurred, you may experience delays in receiving payments and suffer loss of your investment.  The issuer is unable to determine and has no basis to predict, whether any of these events have occurred or may occur, or to what extent any events may affect the leases or the repayment of amounts due under the notes.  [Description to be added of known material events or conditions, if any, affecting leases in states or regions where concentrations exist.]

                                  The Issuer

          The Issuer, IKON Receivables, LLC, is a Delaware limited liability company all of the membership interests in which will be held by the Seller, IKON Receivables Funding-1 LLC, also a special purpose limited liability company. All of the membership interests in the Seller are, in turn, owned by the Originator and Servicer, IOS Capital, Inc.

          The Notes offered hereby will be secured solely by the related Asset Pool (as defined herein). The Issuer does not have, nor is it expected in the future to have, any significant assets available for payment of the Notes other than the Asset Pool.

          The Issuer will pledge its interest in the Asset Pool to [name of trustee], as Trustee for the benefit of holders of the Notes and issue the Notes pursuant to an Indenture between the Issuer and the Trustee.

                                The Asset Pools

          The Notes will be secured by a segregated pool (the "Asset Pool") that consists of a portfolio of chattel paper composed of leases, leases intended as security agreements, installment sales contracts, or rental stream obligations, together with all monies received relating thereto (the "Leases") (ii) certain monies (including accrued interest) due thereunder on or after the Cut-off Date,
(iii) amounts as from time to time may be held in one or more accounts established and maintained by IOS Capital, pursuant to the related Transaction Document, (as defined herein), (iv) the Seller's interests (other than its ownership interest) in the underlying equipment and related property and proceeds relating to the pool of Leases (the "Equipment"), (v) the rights of the Issuer under the Transaction Documents (as defined herein) and (vi) interest earned on short-term investments held by the Issuer. The Leases and Equipment interests comprising an Asset Pool are hereafter referred to as the "Lease Receivables."

          The Lease Receivables will be acquired by the Seller from the Originator pursuant to an Assignment and Servicing Agreement among the Seller, the Originator and the Issuer (the "Assignment and Servicing Agreement"). Contemporaneously, the Lease Receivables will be transferred from the Seller to the Issuer pursuant to the Assignment and Servicing Agreement. The Lease Receivables included in the Asset Pool will be selected from those Lease Receivables held by the Seller based on the criteria specified in the applicable Transaction Document and described herein.

          On or prior to the date on which the Notes are issued and delivered to the holders of the Notes (the "Noteholders"), the Issuer will form the Asset Pool by (i) acquiring Lease Receivables pursuant to the Assignment and Servicing Agreement and (ii) entering into an Indenture with the Trustee.

          The Lease Receivables comprising the Asset Pool have been originated by the Originator or acquired by the Originator from sellers or other originators of Lease Receivables in accordance with the Originator's specified underwriting criteria. The underwriting criteria applicable to the Lease Receivables included in the Asset Pool is described in all material respects under the heading "IOS Capital's Leasing Business" in the Prospectus.

          The Issuer will not have and the Asset Pool will not include any residual interest in any Equipment after the related Lease Receivable has been paid in full.

          If the protection provided to the Noteholders of a given Class by the subordination of another Class of Notes is insufficient, the Issuer must rely solely on the payments from the Lessees on the related Leases, and the proceeds from the sale of Equipment which secures or is leased under the Lease that has become more than 120 days delinquent of which is charged off by the Servicer (these Leases "Defaulted Leases"). In this event, various factors may affect the Issuer's ability to realize on the collateral securing the Leases, and thus may reduce the proceeds to be distributed to the Noteholders.

                                  The Leases

          Portfolio Parameters

          As described below, Leases in the aggregate shall be required to comply with the following portfolio concentration criteria: [more information will be provided upon the structuring of the transaction]

          The Lease Receivable Statistical Information

          Following is statistical information relating to the Lease Receivable pool, calculated as of the opening of business on ________ ___. 1999 (the "Cut-
Off Date") and assuming a discount rate of [   ]%.  Some columns may not total
100% due to rounding.

              Distribution Of Leases By Discounted Lease Balance


                                                                                  Percentage of
           Discounted               Number of      Sum of Discounted       Aggregate Discounted Lease
         Lease Balances              Leases         Lease Balances                   Balance
---------------------------------   ---------      -----------------       ---------------------------
    Greater          Less Than or
     Than              Equal to
---------------      ------------
    $      1          $  5,000                             $                           %

    A  5,000            10,000

      10,000            15,000

      15,000            20,000

      20,000            25,000

      25,000            30,000

      30,000            35,000

      35,000            40,000

      40,000            45,000

      45,000            50,000

      50,000            55,000

      55,000            60,000

      60,000            65,000

      65,000            70,000

      70,000            75,000

      75,000            80,000

      80,000            85,000

      85,000            90,000

      90,000            95,000

      95,000           100,000

     100,000           150,000

     150,000           200,000

     200,000           250,000

     250,000           300,000

     300,000           350,000

     350,000           400,000

     400,000           450,000

     450,000           500,000

     500,000           600,000

     600,000           750,000
-------------------------------------------------------------------------------------------------------
Total.............................                         $                                    100.00%
=======================================================================================================

                      Distribution Of The Leases By State

                                                                                 Percentage of
                                 Number of        Sum of  Discounted         Aggregate Discounted
State                              Leases           Lease Balances               Lease Balance
-------                        --------------     ------------------         ---------------------
Alabama                                            $                                            %
Alaska
Arizona
Arkansas
California
Colorado
Connecticut
Delaware
Florida
Georgia
Hawaii
Idaho
Illinois
Indiana
Iowa
Kansas
Kentucky
Louisiana
Maine
Maryland
Massachusetts
Michigan
Minnesota
Mississippi
Missouri
Montana
Nebraska
Nevada
New Hampshire
New Jersey
New Mexico
New York
North Carolina
North Dakota
Ohio
Oklahoma
Oregon
Pennsylvania
Rhode Island
South Carolina
South Dakota
Tennessee
Texas
Utah
Vermont
Virginia
Washington
Washington, D.C.
West Virginia
Wisconsin
Wyoming

             Distribution Of Leases By Remaining Term To Maturity

                                                                             Percentage of
                                                          Statistical        Statistical
                                                          Discounted         Discounted         Aggregate           Percentage of
                                     Percentage of        Present Value      Present Value      Original            Original
Remaining Term    Number of Leases   Number of Leases     of Leases          of Leases          Equipment Cost      Equipment Cost
---------------   ----------------   -----------------   ---------------   -----------------   -----------------    ---------------
         1 - 12
        13 - 24
        25 - 36
        37 - 48
        49 - 60
        61 - 72
        73 - 84
-----------------------------------------------------------------------------------------------------------------------------------
Total..........                                   100%                                100.00%                          100.00%
===================================================================================================================================

              Distribution Of Leases By Original Term To Maturity

                                                                             Percentage of
                                                         Statistical         Statistical
                                       Percentage of     Discounted          Discounted          Aggregate           Percentage of
                      Number of        Number of         Present Value of    Present Value       Original            Original
Original Term         Leases           Leases            Leases              of Leases           Equipment Cost      Equipment Cost
---------------   ----------------   -----------------   ---------------   -----------------   -----------------    ---------------
 1 - 12
13 - 24
25 - 36
37 - 48
49 - 60
61 - 72
73 - 84
85 - 96
----------------------------------------------------------------------------------------------------------------------------------
Total                                    100.00%                               100.00%                                 100.00%
==================================================================================================================================

                 Distribution Of Leases By Classification Type

                                                                             Percentage of
                                                         Statistical         Statistical          Aggregate         Percentage
                                        Percentage of    Discounted          Discounted           Original          of Original
                      Number of         Number of        Present Value of    Present Value        Equipment         Equipment
  Lease Type          Leases            Leases           Leases              of Leases            Cost              Cost
---------------   ----------------   -----------------   ----------------   -----------------   ---------------   ---------------
Finance Lease
Operating Lease
----------------------------------------------------------------------------------------------------------------------------------
   Total                                  100.00%                                100.00%                              100.00%
==================================================================================================================================

               Distribution Of Finance Leases By Purchase Option

                                                                             Percentage
                                                                             of
                                                                             Statistical
                                                         Statistical         Discounted           Aggregate         Percentage
                                        Percentage of    Discounted          Present              Original          of Original
                      Number of         Number of        Present Value of    Value of             Equipment         Equipment
Purchase Option       Leases            Leases           Leases              Leases               Cost              Cost
---------------   ----------------   -----------------   ---------------   -----------------   ----------------   ---------------
Nominal Buyout
Fair Market Value
Fixed Purchase Option
----------------------------------------------------------------------------------------------------------------------------------
   Total                                  100.00%                             100.00%                                100.00%
==================================================================================================================================


                    Distribution Of Leases By Equipment Type

                                                                              Percentage of
                                                          Statistical         Statistical                          Percentage
                                        Percentage of     Discounted          Discounted        Aggregate          of Original
                     Number of          Number of         Present Value       Present Value     Original           Equipment
Equipment Type       Leases             Leases            of Leases           of Leases         Equipment Cost     Cost
---------------   ----------------   -----------------   ---------------   -----------------   -----------------  ---------------


--------------------------------------------------------------------------------------------------------------------------------
   Total..................                100.00%                                100.00%                             100.00%
================================================================================================================================

                                Use of Proceeds

          The proceeds from the sale of the Notes will be applied by the Issuer to the acquisition of the related Lease Receivables from the Seller and applied by the Seller to the acquisition thereof from the Originator.

                        The Originator and the Servicer

          The Originator, formerly known as IKON Capital, Inc., was formed in 1987 to provide lease financing to customers of IKON Office Solutions, Inc. ("IKON"). The Originator is a wholly-owned subsidiary of IKON. The Originator's corporate headquarters are located at 1738 Bass Road, P.O. Box 9115, Macon, Georgia 31208. The Originator's securities are registered under the 1934 Act and is subject to the reporting requirements of the 1934 Act and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). The Originator filed an Annual Report on Form 10-K for the fiscal year ending September 30, 1998 and a Quarterly Report on Form 10-Q for the three-month period ending December 31, 1998. A copy of the reports, including the exhibits thereto, will be provided without charge to any person to whom this Offering Circular is delivered upon written request. Requests for copies should be directed to IOS Capital, Inc., 1738 Bass Road, P.O. Box 9115, Macon, Georgia 31208, Attn: _______________.

     [Current summary financial information re IOS Capital to be included]

          As described under "The Originator's Leasing Business - Types of Leases" in the Prospectus, the lease portfolio of IOS Capital consists of direct financing leases and funded leases, although the Leases included in the Asset Pool consist solely of direct financing leases. Funded leases are contractual obligations between IKON Office Solutions and members of IKON Office Solutions' independent dealer network (each member, an "IKON Marketplace") which have been financed by IOS Capital. Direct financing leases are contractual obligations between IOS Capital and the customer and represent the majority of IOS Capital's lease portfolio. The tables below separately set forth historical delinquency and loss information for IOS Capital's lease portfolio including funded leases and excluding funded leases for the respective periods or dates indicated.

         Summary Historical Delinquency Data (Entire Portfolio)

                             IOS Capital Portfolio

                                                            As at:
                 --------------------------------------------------------------------------------------------------
                  March 31, 1999          September 30, 1998        September 30, 1997        September 30, 1996
                 ---------------          ------------------        ------------------        ------------------
                 ($ - millions)    %*     ($ - millions)     %*     ($ - millions)     %*     ($ - millions)     %*
Current            $2,361.3      91.0%       $2,292.2     90.8%        $1,882.1     89.4%        $1,299.7     86.5%
31-60 Days         $  137.5       5.3%       $  136.3      5.4%        $  113.7      5.4%        $  106.7      7.1%
61-90 Days         $   62.3       2.4%       $   63.1      2.5%        $   65.3      3.1%        $   54.1      3.6%
Over 90 Days       $   33.7       1.3%       $   32.8      1.3%        $   44.2      2.1%        $   42.1      2.8%
                   --------     -----        --------    -----         --------    -----         --------    -----
Total              $2,594.8     100.0%       $2,524.4    100.0%        $2,105.3    100.0%        $1,502.6    100.0%

                   September 30, 1995        September 30, 1994
                   ------------------        ------------------
                   ($ - millions)     %*     ($ - millions)     %*
Current            $870.3     87.9%          $579.7     88.7%
31-60 Days         $ 80.2      8.1%          $ 49.0      7.5%
61-90 Days         $ 24.8      2.5%          $ 16.3      2.5%
Over 90 Days       $ 14.9      1.5%          $  8.5      1.3%
                   ------    -----           ------    -----
Total              $990.2    100.0%          $653.5    100.0%

* Represents lease portfolio receivables as a percentage of the total portfolio balance on a monthly basis.

                Summary Historical Loss Data (Entire Portfolio)

                             IOS Capital Portfolio

                             For the 6 Month
                              Period Ended:                             For the Fiscal Year Ended:
                             ---------------         --------------------------------------------------------------
                              March 31, 1999         September 30, 1998    September 30, 1997    September 30, 1996
                             ---------------         ------------------    ------------------    ------------------
Average
Portfolio Balance                 $  2,574               $2,394                $1,891                $1,275
for the Period
($ millions)*
Gross Charge-offs                 $   41.8               $ 98.8                $ 51.6                $ 29.9
($ millions)**
Gross Charge-offs
as a % of the                      3.3%***                  4.1%                  2.7%                  2.3%
Average Portfolio                 ========                 ====                  ====                  ====
Balance for the Period**


                            September 30, 1995    September 30, 1994
                            ------------------    ------------------
Average
Portfolio Balance               $ 848                 $ 591
for the Period
($ millions)*
Gross Charge-offs               $20.9                 $14.4
($ millions)**
Gross Charge-offs
as a % of the                     2.5%                  2.4%
Average Portfolio                ====                  ====
Balance for the Period**

* Average Portfolio Balance at September 30, 1994 was calculated by adding the ending servicing portfolio balance for the quarters ending March 31, 1994, June 30, 1994 and September 30, 1994 and dividing by three. Average Portfolio Balance at September 30 in each of fiscal years 1995 through 1998 was calculated by adding the ending servicing portfolio balance for each of the four quarters of such fiscal year and dividing by four. Average Portfolio Balance at March 31, 1999 was calculated by adding the ending servicing portfolio balance for the quarters ending December 31, 1998 and March 31, 1999 and dividing by two.
 **  Information with respect to net charge-offs is not available.
***  Annualized.

          Summary Historical Delinquency Data (Without Funded Leases)

                             IOS Capital Portfolio

                                                             As at:
               ------------------------------------------------------------------------------------------------------
                       March 31, 1999                     September 30, 1998                 September 30, 1997
               --------------------------------  --------------------------------  ----------------------------------
               ($ - millions)           %*          ($ - millions)          %*          ($ - millions)         %*
Current              $1,766.1             88.1%           $1,656.0            87.4%           $1,363.3          85.7%
31-60 Days           $  140.3              7.0%           $  138.3             7.3%           $  116.1           7.3%
61-90 Days           $   64.2              3.2%           $   64.4             3.4%           $   65.2           4.1%
91-120 Days          $   26.1              1.3%           $   30.3             1.6%           $   27.0           1.7%
Over 120 Days        $    8.0              0.4%           $    5.7             0.3%           $   19.1           1.2%
                     --------            -----            --------           -----            --------         -----
Total                $2,004.7            100.0%           $1,894.7           100.0%           $1,590.7         100.0%

         * Represents lease portfolio receivables as a percentage of the total portfolio balance on a monthly basis.


             Summary Historical Loss Data (Without Funded Leases)

                             IOS Capital Portfolio

                               For the 6 Month
                               ---------------
                                Period Ended:                        For the Fiscal Year Ended:
                               ---------------            -----------------------------------------------
                                March 31, 1999            September 30, 1998           September 30, 1997
                               ----------------           -----------------------------------------------
Average Portfolio                     $  1,971                     $1,797                       $1,447
Balance for the Period ($
millions)*
Gross Charge-offs                     $   34.3                     $ 80.5                       $ 47.4
($ millions)**
Gross Charge-offs as a %               3.5%***                       4.5%                         3.3%
of the Average Portfolio
Balance for the Period**

  * Average Portfolio Balance at September 30 in each of fiscal years 1997 and 1998 was calculated by adding the ending servicing portfolio balance for each of the four quarters of such fiscal year and dividing by four. Average Portfolio Balance at March 31, 1999 was calculated by adding the ending servicing portfolio balance for the quarters ending December 31, 1998 and March 31, 1999 and dividing by two.

 **    Information with respect to net charge-offs is not available.

***    Annualized.

          Gross charge-offs for IOS Capital's portfolio excluding funded leases increased to $80.5 million, or 4.5% of the average portfolio balance excluding funded leases, for the year ended September, 1998 from $47.4 million, or 3.3%, for the year ended September 30, 1997. Approximately $5.3 million of this increase resulted from losses associated with a single customer of two IKON Office Solutions operational units. Of the remaining incremental increase in gross charge-offs over fiscal year 1997, approximately $15.7 million resulted from a change in IOS Capital's charge-off policy in mid-1998. This new policy increased charge-offs reflecting previously unrecognized charge-offs and new restrictions on exceptions to the charge-off policy. Prior to the implementation of the revised charge-off policy, the individual IKON Office Solutions operational units had the authority to make exceptions to the charge-off policy on leases over 120 days past due for customers that the operational units judged were likely to pay. The revised policy defines specific exceptions to the charge-off policy based on company-wide standardized credit risk management criteria and requires specific evidence of a customer's ability to bring the lease to a current status. Exceptions for leases that are between 121 and 180 days past due require approval by the credit review team at IOS Capital to avoid charge-off. Exceptions for leases beyond 181 days past due require approval by members of a senior executive management team at IKON Office Solutions. The revised policy promotes the constant and timely recognition of losses.

          All accounts assessed over ____ days past due automatically become non-accruing accounts. Any subsequent recoveries offset net losses.

          There can be no assurance that the levels of delinquency and loss reflected in the above tables are or will be indicative of the performance of the Leases in the future.

          [Historical delinquency and loss information to be updated for each transaction to reflect subsequent interim periods for which information is available.]

                                  The Seller

          The Seller is a wholly owned bankruptcy remote subsidiary of IOS Capital, Inc. The Seller was organized for the limited purpose of engaging in transactions described herein and any activities incidental to and necessary or convenient for accomplishment of these purposes and is restricted by its organizational documents and under the Assignment and Servicing Agreement from engaging in other activities. The Seller's address is 1738 Bass Road, P.O. Box 9115 Macon, Georgia 31208.

                                  The Trustee

General

          The Trustee, [_________] is a banking corporation organized under the laws of ________.

Duties and Immunities of the Trustee

          The Trustee will be entitled to receive, pursuant to the priority set forth in the Indenture, (a) reasonable compensation for its services, (b) reimbursement for its reasonable expenses and (c) indemnification for loss, liability or expense incurred without negligence or bad faith on its part, arising out of performance of its duties thereunder.

                           Description of the Notes

          The Notes will be issued pursuant to the Indenture to be entered into by the Issuer and the Trustee. The Servicer will provide a copy of the Indenture to subsequent Noteholders without charge on written request addressed to it at [1738 Bass Road, P.O. Box 9115, Macon, Georgia 31208 Attn:__________].

General

          The obligations evidenced by the Notes are recourse to the assets pledged to the relevant Asset Pool only and are not recourse to the Originator, the Seller, the Servicer, the Trustee, the Issuer, or any other person.

          The Issuer will agree in the Indenture and in the Notes to pay to the Noteholders (i) an amount of principal equal to the aggregate initial note principal balance (the "Initial Note Principal Balance") and (ii) monthly interest at the times, from the sources and on the terms and conditions set forth in the Indenture and in the Notes.

Distributions

          Unless an Event of Default (as defined herein) and acceleration of the Notes has occurred or a Restricting Event (as defined herein) has occurred, on or before the 15th day of each month if the fifteenth is a Business Day (as defined herein) or, if the fifteenth is not a Business Day, the following day that is a Business Day (each a "Payment Date"), the Servicer will instruct the Trustee to apply or cause to be applied the Available Funds (as defined herein) to make the following payments in the following priority:

           (a)      [ ];

           (b)      [ ];

           (c)      [ ];

           (d)      [ ]; and

           (e)      [ ].


          A "Business Day" is any day that is not a Saturday, Sunday or other day on which commercial banking institutions located in the city or cities where the Corporate Trust Office of the Trustee and the Servicer are located are authorized or obligated by law or executive order to be closed (each a "Business Day").

          If an Event of Default and acceleration of the Notes has occurred or a Restricting Event has occurred, on or before each Payment Date, the Servicer will instruct the Trustee to apply or cause to be applied the Available Funds to make the following payments in the following priority:

           (a)      [ ];

           (b)      [ ];

           (c)      [ ];

           (d)      [ ];

           (e)      [ ];

           (f)      [ ]; and

           (g)      [ ].

          "Restricting Events" with respect to any series include the following:

           (a) an event of default by the Servicer under the Assignment and Servicing Agreement;

           (b)      Events of Default; and

           (c)      replacement of the Servicer.

          The outstanding principal amount with respect to any Class of Notes and any date of determination is the difference between (a) the initial principal amount of the Notes of the Class at the issuance thereof, less (b) all amounts previously distributed with respect to the Class as principal.

Accounts

    [Description of Reserve, Pre-Funding or other Accounts, as applicable]

                      Prepayment and Yield Considerations

General

          The rate of principal payments on the Notes, the aggregate amount of each interest payment on the Notes and the yield to maturity of the Notes are directly related to the rate of payments on the underlying Leases. The payments on the Leases may be in the form of scheduled payments, prepayments or liquidations due to default, casualty and other events, which cannot be specified at present. Any prepayments or liquidations will result in distributions to Noteholders of amounts which would otherwise have been distributed over the remaining term of the Leases. In general, the rate of payments may be influenced by a number of other factors, including general economic conditions. The rate of principal payments with respect to any series may also be affected by any purchase of the underlying Leases by the Originator and by the substitution or addition of Substitute Leases (as defined herein) or Additional Leases. For a description of additional factors potentially affecting the yield to Noteholders, see "Risk Factors" and "Description of the Notes--Prepayment and Yield Considerations" in the Prospectus.

Weighted Average Lives of the Notes

          The scheduled final payment date for the Notes is [        ].   This
date is the date on which the note principal balance would be reduced to zero, assuming, among other things, (i) prepayments with respect to the Leases are received at a rate of [ ]% CPR and (ii) the modeling assumptions apply. The Weighted Average Life of the Notes is likely to be shorter than would be the case if payments actually made on the Leases conformed to the foregoing assumptions, and the final Payment Date with respect to the Notes could occur significantly earlier than the final scheduled Payment Dates due to defaults, and because the Originator is obligated to purchase Leases in the event of breaches of representations and warranties.

          "Weighted Average Life or Weighted Average Lives" refers to the average amount of time from the date of issuance of a security or securities until each dollar of principal of the security or securities will be repaid to the investor. The Weighted Average Lives of the Notes will be influenced by the rate at which principal payments (including Lease payments and prepayments) on the Leases are made. Principal payments on Leases may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments and liquidations due to a default or other dispositions of the Leases). The Weighted Average Lives of the Notes will also be influenced by delays associated with realizing on Defaulted Leases. The prepayment model used in this Prospectus Supplement, the "Conditional Prepayment Rate" or "CPR", represents an assumed annualized rate of prepayment relative to the then outstanding balance on a pool of Leases. The CPR assumes that a fraction of the outstanding Lease Pool is prepaid on each Payment Date, which implies that each Lease in the Lease Pool is equally likely to prepay. This fraction, expressed as a percentage, is annualized to arrive at the CPR for the Lease Pool. The CPR measures prepayments based on the outstanding principal on the previous Payment Date. The CPR further assumes that all Leases are the same size and amortize at the same rate and that each Lease will be either paid as scheduled or prepaid in full.]

          The following table sets forth the percentages of the initial principal amount of the Notes that would be outstanding after each of the dates
shown, assuming a CPR of [   ]%.

                          Percentage Of Initial Note
                         Principal Balance Outstanding

                                     Notes

                                               Prepayment Speed (CPR)
                                               ----------------------
-------------------------------------------------------------------------------------------------------------------
     Payment                             0%               2%               4%                 6%                  8%
     Date
-------------------------------------------------------------------------------------------------------------------

Closing Date

-------------------------------------------------------------------------------------------------------------------
Weighted Average
  Life (years)


          The Leases will not have the characteristics assumed above, and there can be no assurance that (i) the Leases will prepay at any of the rates shown in the tables or at any other particular rate or will prepay proportionately or
(ii) the Weighted Average Lives of the Notes will be as calculated above. Because the rate of distributions of principal of the Notes will be a result of the actual amortization (including prepayments) of the Leases, which will include Leases that have remaining terms to stated maturity shorter or longer than those assumed, the Weighted Average Lives of the Notes will differ from those set forth above, even if all of the Leases prepay at the indicated constant prepayment rates.

          The effective yield to Noteholders will depend upon, among other things, the price at which the Notes are purchased, and the amount of and rate at which principal, including both scheduled and lease payments thereof, is paid to the Noteholders. See "Special Considerations -- Maturity and Prepayment Considerations" in the Prospectus.

                    Description of the Transaction Documents

          The following summary describes the material terms of the Transaction Documents pursuant to which the Asset Pool will be created and the Notes will be issued. For purposes of this Prospectus Supplement, the term "Transaction Document" as used with respect to an Asset Pool means, collectively, and except as otherwise specified, any and all agreements relating to the establishment of the Asset Pool, the servicing of the related Lease Receivables and the issuance of the Notes, including, without limitation, the Indenture, pursuant to which any Notes shall be issued. The summary does not purport to be complete. It is qualified in its entirety by reference to the provisions in each respective Transaction Document.

Assignment and Servicing Agreement.

          The Servicer and the Issuer will enter into the Assignment and Servicing Agreement on or prior to _______ ___, 1999 (the "Closing Date") that will further detail the procedures for collecting lease payments and Equipment remarketing. In general, the Servicer in accordance with the Servicer's policies and procedures will manage, service, administer, collect and enforce the Leases on behalf of the Issuer in accordance with its customary procedures, and shall have full power and authority to do any and all things in connection with managing, servicing, administration, and collection that it deems necessary or desirable. The Servicer's duties will include collection and posting of all payments, responding to inquiries of obligors regarding the Leases, investigating delinquencies and making required advances, remitting payments to the Collection Account (as defined herein) in a timely manner, furnishing monthly and annual statements with respect to collections and payments, using commercially reasonable efforts to dispose of any related Equipment that has been pledged to the Trustee upon the expiration or termination of a Lease, and using its best efforts to maintain the perfected security interest of the Trustee on behalf of the Noteholders and their respective interests, if any, in the related Equipment to the extent required herein.

          Acquisition of the Lease Receivables. On the Closing Date, the Seller will acquire the related Lease Receivables from the Originator pursuant to the Assignment and Servicing Agreement in which the Originator will make representations and warranties concerning the Lease Receivables. Contemporaneously, the Issuer will acquire the related Lease Receivables from the Seller pursuant to the Assignment and Servicing Agreement. The rights and benefits of the Seller under the Assignment and Servicing Agreement will be assigned to the Issuer as collateral for the Notes by the Seller pursuant to the Assignment and Servicing Agreement. The Issuer will pledge its right, title and interests in and to the Lease Receivables to the Trustee on behalf of Noteholders pursuant to the Indenture. Certain of the rights and benefits of the Issuer under the Assignment and Servicing Agreement will be assigned to the Trustee on behalf of Noteholders as collateral for the Notes by the Issuer pursuant to the Indenture.

          Purchase Obligation. The Originator will be obligated to purchase from the Issuer its interest in any Lease transferred to the Issuer or pledged to the Trustee on behalf of the Noteholders, in which any representation or warranty of the Originator under the Transaction Documents has been breached, which breach has not been cured following discovery of the breach (each a "Warranty Lease"). In addition, the Originator may from time to time reacquire Leases or substitute other Substitute Leases for these Leases subject to specified conditions set forth in the related Transaction Documents.

          The Trustee will have possession of the Leases and the documents in the files relating thereto not retained by the Servicer for its servicing purposes, and the Servicer will retain copies of any other documents which relate to the Lease Receivables, any related evidence of insurance and payment, delinquency and related reports maintained by the Servicer in the ordinary course of business with respect to each Lease Receivable. Prior to transfer of the Lease Receivables to the Issuer, the Servicer will cause its electronic ledger to be marked to show that the Lease Receivables have been transferred to the Seller and then to the Issuer, and the Originator and the Seller will file UCC financing statements reflecting the sale and assignment of the Lease Receivables in certain jurisdictions, as required by the Assignment and Servicing Agreement. See "Legal Aspects Concerning the Lease Receivables" in the Prospectus.

          Substitutions. Pursuant to the Transaction Documents, in addition to Warranty Leases, the Originator will have the option to substitute Eligible Leases (as defined herein) for Defaulted Leases, Leases which have undergone modifications or adjustments of their terms, and Leases that have prepaid, up to
a maximum of [   %] of the aggregate present value of all the remaining payments scheduled to be made with respect to the lease (the "Discounted Lease Balance") of the Leases contributed to the pool, provided the following conditions are met:

          (i) At the time of substitution, the substituted Eligible Leases have in the aggregate Discounted Lease Balances of not less than the Discounted Lease Balance of the Leases being replaced;

          (ii) Substitutions by the Originator shall be approximately the same Weighted Average Life of the remaining originally scheduled Lease payments in the pool and shall not extend the final maturity of the pool beyond the original maturity of the initial Leases in the pool.

          Each Substitute Lease shall be a Lease, satisfying certain representations and warranties set forth in the Assignment and Servicing Agreement and the Indenture, (a "Substitute Lease") as of the related Substitute Lease Cut-Off Date. In addition, the following conditions must be satisfied:

          (i) as of the related Substitute Lease Cut-Off Date, the Substitute Leases then being transferred have in the aggregate Discounted Lease Balances that are not less than the aggregate of the Discounted Lease Balances of the Leases being replaced; and

          (ii) no substitution shall be permitted if, after giving effect to the substitution, (x) the sum of the lease payments on all Leases due in any Remittance Period (as defined herein) thereafter would be less than (y) the sum of the lease payments which would otherwise be due in the Remittance Period. A "Remittance Period" is the period from which payments made on each payment date relate to the collections received starting from the opening of business on the [second] day of the immediately preceding calendar month to the close of business on the [first day] of the calendar month in which the payment date occurs

          "Eligible Leases" are leases which have been originated in the ordinary course of the Originator's business and comply with the Originator's credit and collection policies.

          The Servicer. The Servicer will service the Lease Receivables comprising an Asset Pool pursuant to the Assignment and Servicing Agreement. The Servicer may delegate its servicing responsibilities to one or more sub-Servicers, but will not be relieved of its liabilities with respect thereto.

          The Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Transaction Documents. An uncured breach of such a representation or warranty that in any respect materially and adversely affects the interests of the Noteholders will constitute a Default by the Servicer (a Servicer Default") under the related Transaction Documents.

          Remittance and Other Servicing Procedures. [Information will be provided in accordance with the structuring of the transaction.]

          Servicing Compensation and Payment of Expenses. For its servicing of the Leases, the Servicer will receive servicing compensation including a monthly fee for each Remittance Period (payable on the next succeeding Payment Date) and Servicing Charges.

          The servicing compensation will compensate the Servicer for customary equipment lease servicing activities to be performed by the Servicer for the Issuer, additional administrative services performed by the Servicer on behalf of the Issuer, and expenses paid by the Servicer on behalf of the Issuer.

          Reports to Noteholders. On or prior to each Payment Date, the Servicer or the Trustee, as applicable, will forward or cause to be forwarded to each holder of record of a class of Notes a statement or statements with respect to the Asset Pool setting forth the information specifically described in the Transaction Document which generally will include the following information:

(i)    the amount of the distribution with respect to each class of Notes;

(ii)   the amount of distribution allocable to principal;

(iii)  the amount of distribution allocable to interest;

(iv) the Asset Pool balance, if applicable, as of the close of business on the last day of the related Remittance Period;

(v) the aggregate outstanding principal balance and the Pool Factor (as defined herein) for each Class of Notes after giving effect to all payments reported under (ii) above on the Payment Date;

(vi) the amount paid to the Servicer, if any, with respect to the related Remittance Period; and

(vii) the amount of the aggregate purchase amounts for Lease Receivables that have been reacquired, if any, for the Remittance Period.

          Each amount set forth pursuant to clauses (i), (ii), (iii) and (v) with respect to the Notes will be expressed as a dollar amount per $1,000 of the initial principal balance of the Notes, as applicable.

          Within the prescribed period of time for tax reporting purposes after the end of each calendar year, the Issuer, or the Servicer on behalf of the Issuer, will provide to the Noteholders a statement containing the amounts described in (ii) and (iii) above for that calendar year and any other information required by applicable tax laws, for the purpose of the Noteholders' preparation of federal income tax returns.

          The "note factor" is the seven digit decimal number that the Servicer will compute or cause to be computed for each Remittance Period and will make available on the related Calculation Date representing the ratio of (x) the note principal balance which will be outstanding on the next Payment Date (after taking into account all distributions to be made on the Payment Date) to (y) the Initial Note Principal Balance.

          The "Pool Factor" is the seven digit decimal number that the Servicer will compute or cause to be computed for each Remittance Period and will make available on the related Calculation Date representing the ratio of (x) the aggregate Discounted Lease Balance as of the end of the immediately preceding Remittance Period to (y) the aggregate Discounted Lease Balance as of the Cut-Off Date.

          In addition, by January 31 of each calendar year following any year
during which the Notes are outstanding, commencing January 31, [     ], the
Trustee will furnish to each Noteholder of record at any time during the preceding calendar year, information as to the aggregate of amounts reported pursuant to items (a) and (b) above for the calendar year to enable Noteholders to prepare their federal income tax returns.]

          Servicer Events of Default. [information will be provided upon the structuring of the transaction]

          [Rights Upon Servicer Default]. [information will be provided upon the structuring of the transaction]

          [Security Interest]. [The security will be described when the structuring of the transaction is available].

          Representations and Warranties of the Originator and the Seller. [The representation and warranties will be described when the structuring of the transaction is available.]

          Indemnification. [The indemnification provisions will be described when the structuring of the transaction is available.]

Indenture

          Accounts. The Servicer will maintain an account (the "Collection Account") in the name of the Trustee to which all lease payments received under each Lease (including any residual proceeds and late charges), any recoveries for Defaulted Leases if not substituted for, proceeds of losses from casualties and Leases that termination early, and payments by the Seller in connection with repurchases by the Seller of Leases as a result of breaches of representations and warranties by the Seller (a "Warranty Event") to the extent the Originator has not substituted Substitute Leases will be directed within at least two (2) Business Days of receipt by the Servicer, but excluding any amounts exempt from deposit into the Collection Account ("Excluded Amounts").

          Excluded Amounts include (i) collections attributable to any taxes, fees or other charges imposed by any governmental authority; (ii) collections representing reimbursements of insurance premiums or payments for services that were not financed by the Seller; (iii) other non-contract or rental charges reimbursable to the Servicer in accordance with the Servicer's customary policies and procedures; and (iv) collections with respect to repurchased Leases.

          Available Funds. Available Funds ("Available Funds") for distribution on any Payment Date shall include the following funds received on or prior to the related Calculation Date, net of any Excluded Amounts: [to be modified as appropriate based on transaction structure]

          (i)    lease payments (including residual proceeds and late charges);

          (ii)   advances from the Servicer;

          (iii) recoveries on Defaulted Leases to the extent the Servicer has not substituted an Eligible Lease for a Defaulted Lease;

          (iv) proceeds from losses from casualties or Leases that terminate early;

          (v)    proceeds from purchases by the Seller due to a Warranty Event;
and

          (vi)   proceeds from investment of funds in the Collection Account.

          Interest.   [Information on the interest payable to Noteholders will
be provided in accordance with the structuring of the transaction.]

          Principal. [Information on the principal payable to Noteholders will be provided in accordance with the structuring of the transaction.]

          Withholding. The Trustee is required to comply with all applicable federal income tax withholding requirements respecting payments to Noteholders of interest with respect to the Notes. The consent of Noteholders is not required for withholding. In the event the Noteholder is other than DTC, then in the event that the Trustee does withhold or causes to be withheld any amount from interest payments or advances thereof to any Noteholders pursuant to federal income tax withholding requirements, the Trustee shall indicate the amount withheld annually to these Noteholders.

          Optional Redemption. The Servicer will have the option, subject to specified conditions, to redeem all, but not less than all, of the Notes as of any Payment Date on which the aggregate Discounted Lease Balance as of the related Calculation Date is less than or equal to 10 % of the aggregate Discounted Lease Balance as of the Cut-off Date.

          Events of Default. [information will be provided upon the structuring of the transaction]

          Early Retirement of the Notes. [information will be provided upon the structuring of the transaction]

                   Material Federal Income Tax Consequences

General

          The following paragraphs together with the description of federal income tax consequences detailed in the Prospectus under the heading "Material Federal Income Tax Consequences" set forth the material federal income tax consequences to the original purchasers of the Notes of the purchase, ownership and disposition of the Notes. Tax Counsel's opinion does not purport to deal with all federal income tax considerations applicable to all categories of investors. The tax consequences to holders subject to special rules, including insurance companies, tax exempt organizations, financial institutions or broker deals, taxpayers subject to the alternative minimum tax, and holders that will hold the Notes as other than capital assets, are not discussed below or in the Prospectus. In particular, this discussion applies only to investors that purchase Notes directly from the Issuer and hold the Notes as capital assets.


          The discussion that follows, and the opinion set forth below of Dewey Ballantine LLP, special tax counsel ("Tax Counsel") to Lehman Brothers (the "Underwriter") are based upon provisions of the Internal Revenue Code of 1956, as amended (the "Code") and treasury regulations promulgated thereunder as in effect on the date hereof and on existing judicial and administrative interpretations thereof. These authorities are subject to change and to differing interpretations, which could apply retroactively. The opinion of Tax Counsel is not binding on the courts or the Internal Revenue Service (the "IRS"). Potential investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Notes.

          The following discussion addresses lease-backed notes such as the Notes that are intended to be treated for federal income tax purposes as indebtedness secured by the underlying Lease Receivables. Tax counsel has prepared the following discussion and is of the opinion that it is correct in all material respects.

[Additional disclosure will be provided based on the structuring of the transaction.]

                             ERISA Considerations

          Section 406 of ERISA and Section 4975 of the Code prohibit a pension, profit sharing, or other employee benefit plan from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the plan. ERISA also imposes certain duties on persons who are fiduciaries of plans subject to ERISA and prohibits certain transactions between a plan and parties in interest with respect to such plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a plan is considered to be a fiduciary of the plan (subject to certain exceptions not here relevant). A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Code for those persons. Employee plans that are government plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(53) of ERISA), are not subject to ERISA; however, those plans may be subject to comparable federal, state or local law restrictions.

          Some transactions involving the Issuer might be deemed to constitute prohibited transactions under ERISA and the Code if assets of the Issuer were deemed to be "plan assets" of an employee benefit plan subject to ERISA or the Code, or an individual retirement account (an "IRA"), or any entity whose underlying assets are deemed to be assets of an employee benefit plan or an IRA by reason of the employee benefit plan's or the IRA's investment in that entity (each a "Benefit Plan"). Under a regulation issued by the United States Department of Labor (the "Plan Assets Regulation"), the assets of the Issuer would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an "equity interest" in the Issuer and none of the exceptions contained in the Plan Assets Regulation were applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. The Notes should be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation. This determination is based in part upon the traditional debt features of the Notes, including the reasonable expectation of purchasers of Notes that the Notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. The debt treatment of the Notes for ERISA purposes could change if the Issuer incurred losses. However, without regard to whether the Notes are treated as an equity interest for these purposes, the acquisition or holding of Notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the Issuer or any of its Affiliates is or becomes a party in interest or disqualified person with respect to such Benefit Plan. In this case, certain exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire a Note. Included among these exemptions are: Prohibited Transaction Class Exemption ("PTCE") 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38, regarding investments by banks, collective investment funds; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 96-23, regarding transactions by in-house asset managers; and PTCE 84-14, regarding transactions by "qualified professional assets managers." Each investor using the assets of a Benefit Plan which acquires the Notes, or to whom the Notes are transferred, will be deemed to have represented that the acquisition and continued holding of the Notes will be covered by a Department of Labor class exemption.

          Due to the complexity of the applicable rules and the penalties that may be imposed upon persons included in non-exempt prohibited transactions, any Benefit Plan fiduciary considering the purchase of a Note with plan assets should consult with its counsel with respect to the potential applicability of ERISA and the Code to the investment. Moreover, each Benefit Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Notes is appropriate for the Benefit Plan, taking into account the overall investment policy of the Benefit Plan and the composition of the Benefit Plan's investment portfolio.

                                    Ratings

          It is a condition to the issuance of the Notes that the Class [A]
Notes be rated [      ] by _______ and [    ] by _________.  The ratings are not
a recommendation to purchase, hold or sell the Notes, inasmuch as the ratings do not comment as to market price or suitability for a particular investor. Each rating may be subject to revision or withdrawal at any time by the assigning Rating Agency. There is not assurance that any rating will continue for any period of time or that it will not be lowered or withdrawn entirely by the Rating Agency if, in its judgment, circumstances so warrant. A revision or withdrawal of a rating may have an adverse effect on the market price of the Notes. The rating of the Notes addresses the likelihood of the timely payment of interest and the ultimate payment of principal on the Notes pursuant to their terms. The rating does not address the rate of prepayments that may be experienced on the Leases and, therefore, does not address the effect of the rate of prepayments on the return of principal to the Noteholders.

                             Plan of Distribution

          Subject to the terms and conditions set forth in an underwriting
agreement (the "Underwriting Agreement") for the sale of the Notes dated [    ],
the Issuer has agreed to sell and the Underwriter(s) have agreed to purchase the principal amount of the Notes set forth below: The Issuer is affiliated with IOS Capital.

                                       Principal Amount
                         -------------------------------------------
                            [Underwriter]            [Underwriter]             Totals
                         --------------------   --------------------
Class A-1 Notes             $                        $                     $
Class A-2 Notes
Class A-3 Notes
Class A-4 Notes
Class A-5 Notes
                            -------------------      ------------------    ------------------
               Totals       $                        $                     $

          In the Underwriting Agreement, the Underwriter has agreed, subject to the terms and conditions therein, to purchase all the Notes offered hereby if any of such Notes are purchased.

          [The Issuer has been advised by the Underwriters that the several Underwriters propose initially to offer the Notes to the public at the respective prices set forth on the cover page of this Prospectus, and to certain dealers at these prices, less a selling concession not in excess of __% per Class A-1 Note, __% per Class A-2 Note, __% per Class A-3 Note and __% per Class A-4 Note. The Underwriters may allow and dealers may reallow to other dealers, a discount not in excess of __% per Class A-1 Note; per Class A-2 Note, __% per Class A-3 Note, __% per Class A-4 Note and __% per Class A-5 Note.]

          [The Underwriter has advised the Issuer that it proposes to offer the Notes purchased by the Underwriter for sale from time to time in one or more negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to the market prices or at negotiated prices. The Underwriter may effect these transactions by selling the Notes to or through a dealer, and the dealer may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters or purchasers of the Notes for whom they may act as agent. Any dealers that participate with the Underwriter in the distribution of the Notes purchased by the Underwriter may be deemed to be underwriters, and any discounts or commissions received by them or the Underwriter, and any profit on the resale of Notes by them or the Underwriter may be deemed to be underwriting discounts or commissions under the Securities Act of 1933, as amended (the "Securities Act"). Noteholders should consult with their legal advisors in this regard prior to any reoffer or sale.]


          In connection with this offering, the underwriters may over-allot or effect transactions which stabilize or maintain the market prices of the offered Notes at levels above those which might otherwise prevail in the open market. Such stabilizing, if commenced, may be discontinued at any time.

          The Transaction Documents and the Underwriting Agreement provide that the Servicer and Issuer will indemnify the Underwriters against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the Underwriter may be required to make in respect thereof.

          For further information regarding any offer or sale of the Notes pursuant to this Prospectus Supplement and the Prospectus, see "Plan of Distribution" in the Prospectus.

                                Legal Opinions

          Certain legal matters relating to the Notes will be passed upon for the Issuer by Ballard Spahr Andrews & Ingersoll, LLP, Philadelphia, Pennsylvania and for the Underwriter by Dewey Ballantine LLP, New York, New York.

                        Index Of Principal Defined Terms

                                                                          Page
                                                                          ----
Asset Pool.............................................................    S-8
Assignment and Servicing Agreement.....................................    S-8
Available Funds........................................................   S-22
Benefit Plan...........................................................   S-24
Business Day...........................................................   S-17
Closing Date...........................................................   S-19
Collection Account.....................................................   S-22
Conditional Prepayment Rate............................................   S-18
CPR....................................................................   S-18
Cut-Off Date...........................................................    S-9
Defaulted Leases.......................................................    S-8
Discounted Lease Balance...............................................   S-20
Eligible Leases........................................................   S-20
Equipment..............................................................    S-8
Excluded Amounts.......................................................   S-22
IKON...................................................................   S-14
Initial Note Principal Balance.........................................   S-17
IRA....................................................................   S-24
Lease Receivables......................................................    S-8
Leases.................................................................    S-8
Noteholders............................................................    S-8
Payment Date...........................................................   S-17
Plan Assets Regulation.................................................   S-24
Pool Factor............................................................   S-21
PTCE...................................................................   S-24
Remittance Period......................................................   S-20
Restricting Events.....................................................   S-17
Securities Act.........................................................   S-25
Servicer Default.......................................................   S-21
Substitute Lease.......................................................   S-20
Tax Counsel............................................................   S-23
Transaction Document...................................................   S-19
Underwriting Agreement.................................................   S-24
Warranty Lease.........................................................   S-20
Weighted Average Life..................................................   S-18

                                       FORM OF PROSPECTUS SUPPLEMENT (VERSION 2)
                                                                        (5/6/99)


The information in this prospectus supplement is not complete and may be changed. This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


Prospectus supplement dated May __, 1999
(To the Prospectus dated May 7, 1999)


                                                        $764,873,000
                                                        (Approximate)
                                              Lease-Backed Notes, Series 1999-1
-----------------------
IKON Receivables, LLC
Issuer

IOS Capital, Inc.
Originator and Servicer
-----------------------

--------------------------------------------------------------------------------
[IOS LOGO]

You should read the section entitled "Risk Factors" starting on page S-7 of this prospectus supplement and page 7 of the prospectus and consider these factors before making a decision to invest in the notes.


This prospectus supplement may be used to offer and sell the notes only if accompanied by the prospectus.


Offers of the notes will be made through the underwriters on a firm commitment basis.

--------------------------------------------------------------------------------

The issuer will issue the four classes of notes shown in the table below. The notes --

      o Are backed by a pledge of assets of the issuer, primarily a pool of equipment leases or contracts and related assets;

      o     Receive distributions beginning on June 15, 1999; and

      o     Currently have no trading market.

Credit enhancement for the notes will consist of --

      o A reserve account that can be used to pay shortfalls in payments on the notes;

      o Overcollateralization resulting from the excess of the principal value of the initial leases over the aggregate initial principal amount of the notes; and

      o A financial guarantee insurance policy issued by Ambac Assurance Corporation unconditionally guaranteeing timely payment of interest and ultimate payment of principal, as described in this prospectus supplement.

                                  [AMBAC LOGO]


====================================================================================================================================

                                                                                        Underwriting
                            Approximate                          Initial Public         Discount and
                          Issuance Amount     Interest Rate      Offering Price         Commissions          Net Proceeds
------------------------------------------------------------------------------------------------------------------------------------

Class A-1 Notes         $307,011,000                 %                   %                      %                     %
------------------------------------------------------------------------------------------------------------------------------------

Class A-2 Notes         $ 37,069,000                 %                   %                      %                     %
------------------------------------------------------------------------------------------------------------------------------------

Class A-3 Notes         $336,159,000                 %                   %                      %                     %
------------------------------------------------------------------------------------------------------------------------------------

Class A-4 Notes         $ 84,634,000                 %                   %                      %                     %
------------------------------------------------------------------------------------------------------------------------------------

Total                   $764,873,000                                   $                      $                     $
====================================================================================================================================


(1)   Net proceeds are before deducting expenses, estimated to be $ .

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.

LEHMAN BROTHERS
             CHASE SECURITIES INC.
                            DEUTSCHE BANK SECURITIES
                                                PNC CAPITAL MARKETS, INC.

      No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in this prospectus supplement and the accompanying prospectus. If given or made, the information or representations must not be relied upon. We are stating this information as of the date of this prospectus supplement.

                                Table of Contents

                                                                            Page
                                                                            ----

Summary......................................................................S-4
Risk Factors.................................................................S-7
The Issuer...................................................................S-7
The Servicer and the Originator..............................................S-8
The Insurer and the Policy..................................................S-10
The Asset Pool..............................................................S-12
Description of the Notes....................................................S-20
Prepayment and Yield Considerations.........................................S-27
The Trustee.................................................................S-33
Material Federal Income Tax Consequences....................................S-33
ERISA Considerations........................................................S-34
Use of Proceeds.............................................................S-35
Ratings of the Notes........................................................S-35
Experts.....................................................................S-36
Legal Matters...............................................................S-36

       Important Notice About the Information Presented in This Prospectus
                   Supplement and the Accompanying Prospectus

      We provide information to you about the notes in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your series of notes, and (2) this prospectus supplement, which describes the specific terms of your series of notes.

      This prospectus supplement does not contain complete information about the offering of the notes. Additional information is contained in the prospectus. You are urged to read both this prospectus supplement and the prospectus in full. We cannot sell the notes to you unless you have received both this prospectus supplement and the prospectus .

      If the prospectus contemplates multiple options, you should rely on the information in this prospectus supplement as to the applicable option.


      The issuer has filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 with respect to the notes offered by this prospectus supplement. This prospectus supplement and the prospectus, which form a part of the registration statement, omit information contained in the registration statement pursuant to the rules and regulations of the Securities and Exchange Commission. You may inspect and copy the registration statement at the Public Reference Room at the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C., and the Commission's regional offices at Seven World Trade Center, 13th Floor, New York, New York 10048, and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You can obtain copies of these materials at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the Securities and Exchange Commission maintains a site on the World Wide Web containing reports, proxy materials, information statements and other items. The address is http://www.sec.gov.


      We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The table of contents in this prospectus supplement and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

--------------------------------------------------------------------------------

                                     Summary

o This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the notes, read carefully this entire prospectus supplement and the accompanying prospectus.

o This summary provides an overview of calculations, cash flows and other information to aid your understanding and is qualified by the full description of these calculations, cash flows and other information in this prospectus supplement and the accompanying prospectus.

                               Lease-Backed Notes
                                  Series 1999-1

Issuer

IKON Receivables, LLC, a Delaware special purpose limited liability company.

Originator

IOS Capital, Inc., a Delaware corporation formerly known as IKON Capital Inc.

Seller

IKON Receivables-1 LLC, a Delaware special purpose limited liability company.

Servicer

o     IOS Capital, Inc.

o The servicer's principal executive offices are located at 1738 Bass Road, P.O. Box 9115, Macon, Georgia 31208.

Trustee

o Harris Trust and Savings Bank, a banking corporation organized under the laws of Illinois.

o The trustee's offices are located at 311 West Monroe Street, 12th Floor, Chicago, IL 60606.

Insurer

Ambac Assurance Corporation, a Wisconsin-domiciled stock insurance corporation.

The Asset Pool

The issuer will pledge property to secure payments on the notes. The pledged assets will include:

      o a pool of office equipment leases or contracts, including installment sale contracts, and related assets;

      o     cash on deposit in the reserve account and the collection account;
            and

      o other assets as described in detail elsewhere in this prospectus supplement.

The Leases


o On or about May __, 1999, IOS Capital, Inc. will contribute to IKON Receivables-1, LLC, a pool of office equipment leases, including conditional sale and other contracts, and IKON Receivables-1, LLC will transfer them to the issuer. Payments on the notes will be made from payments on these leases.


o The leases will relate to various items or types of office equipment. Initially, a substantial portion relates to copiers.

o The leases are triple-net leases, which means that the lessee is required to pay all taxes, maintenance and insurance associated with the equipment. The leases are noncancellable by the lessees. All payments under the leases are absolute, unconditional obligations of the lessees. The leases provide that the payments are not subject to set-off or reduction without the lessor's consent.

o The aggregate principal value of the pool of leases at any time will be calculated by discounting their remaining payments (except for certain minor charges and delinquent payments) at a rate equal to ____%.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

o The issuer will pay the notes from payments on the leases. Noteholders should not rely on the sale of leased equipment for payments on the notes.

Issuance Date

On or about May __, 1999.

Cut-Off Date

The opening of business on April 1, 1999.

Payment Date

The 15th day of each month if the 15th is a business day. If the 15th is not a business day, the payment date will be the following day that is a business day. The first payment date will be June 15, 1999.

Determination Date

Five business days before the payment date. The trustee will calculate the amounts to be paid on the notes on this date.

Due Period

Payments made on each payment date will relate to the collections received in respect of the prior calendar month or, in the case of the June 15, 1999 payment date, the months of April and May, 1999.

Record Date

The last business day preceding a payment date unless the notes are no longer book-entry notes. If the notes are definitive notes, the record date is the last business day of the month preceding a payment date.

Stated Maturity Dates

If the notes have not already been paid in full, the issuer will pay the outstanding principal amount of the notes in full on the payment dates in the following months:


Class A-1                           June, 2000
Class A-2                            May, 2005
Class A-3                            May, 2005
Class A-4                            May, 2005


Final payment on the notes will probably be earlier than the stated maturity dates listed above for the related class of notes.

Optional Redemption

o The issuer may, on any payment date, redeem the notes when the total discounted lease balance is less than or equal to 10% of the total discounted lease balance of the leases as of April 1, 1999.

o If a redemption occurs, you will receive a final distribution equaling the entire unpaid principal balance of the notes plus any accrued and unpaid interest.

Denominations

o The issuer will issue the notes in minimum denominations of $1,000 and integral multiples of $1,000.

o     One note in each class may be issued in another denomination.

Payments on the Notes

Each month, the issuer will distribute the amounts received on the leases and any other amounts available for these purposes as follows:

Interest Distributions

o On each payment date, the issuer will pay interest at the applicable interest rate that accrued during the prior interest accrual period.

Principal Distributions

o On each payment date, the issuer will pay principal in reduction of the outstanding principal balance of the notes.

o Principal payments will be an amount usually equal to the decrease in the principal value of the leases between determination dates. The issuer will pay principal in the following priority:

o to the Class A-1 noteholders only, until the principal amount on the Class A-1 Notes has been reduced to zero;

o when the Class A-1 Notes have been paid in full to the Class A-2 noteholders only, until the principal amount on the Class A-2 Notes has been reduced to zero, an amount generally equal to approximately 84.344399% of the decrease in the principal value of the leases;

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

o when the Class A-2 Notes have been paid in full, to the Class A-3 noteholders only, until the principal amount on the Class A-3 Notes has been reduced to zero, an amount generally equal to approximately 84.344399% of the decrease in the principal value of the leases;

o when the Class A-3 Notes have been paid in full, to the Class A-4 noteholders, until the principal amount on the Class A-4 Notes has been reduced to zero, an amount generally equal to approximately 84.344399% of the decrease in the principal value of the leases.

This general description of distributions of principal on the notes is subject to targets and floors which may result in additional principal payments. We refer you to "Descriptions of the Notes--Distributions" in this prospectus supplement for further information regarding the payment of interest and principal on the notes.

Credit Enhancement

The credit enhancement available to you will consist of the following:


o Reserve Account. A reserve account will be set up in the name of the trustee for the benefit of the noteholders. Funds in the reserve account will be used to pay shortfalls in amounts due to noteholders. The issuer will initially deposit 1% of the initial principal value of the leases into the reserve account.


o Overcollateralization. Additional credit enhancement is provided because the initial principal amount of the notes is less than the initial principal value of the leases in the asset pool.

o Insurance Policy. The issuer will obtain a noncancellable insurance policy from Ambac Assurance Corporation with respect to the notes. This insurance policy will unconditionally and irrevocably guarantee payments to you of interest and principal, but subject to specific terms and conditions set forth under the heading "The Insurer and the Policy" in this prospectus supplement.

We refer you to "The Insurer and the Policy" and "Description of the Notes--Principal Payments" and "--Reserve Account" in this prospectus supplement for more detail.

Material Federal Income Tax Consequences

For federal income tax purposes:

o Dewey Ballantine LLP, special tax counsel to issuer, is of the opinion that the notes will be treated as debt and the issuer will not be treated as an association (or publicly traded partnership) taxable as a corporation. By your acceptance of a note, you agree to treat the notes as debt.

o Interest on the notes will be taxable as ordinary income when received by a holder on the cash method of accounting and when accrued by a holder on the accrual method of accounting.

o Dewey Ballantine LLP has prepared the discussion under "Material Federal Income Tax Consequences" in the prospectus and this prospectus supplement and is of the opinion that this discussion accurately states all material federal income tax consequences of the purchase, ownership and Disposition of the notes to their original purchaser.

ERISA Considerations


Subject to the considerations and conditions described under "ERISA Considerations" in the prospectus and this prospectus supplement, pension, profit-sharing or other employee benefit plans, as well as individual retirement accounts and types of Keogh Plans, may purchase notes. Investors should consult with their counsel regarding the applicability of the Employee Retirement Income Security Act of 1974, as amended, before purchasing a note.


Ratings


o The issuer will not issue the notes unless they have been assigned the following ratings:


                     Initial Ratings
               ------------------------
               Moody's              S&P
Class A-1        P-1               A-1+
Class A-2        Aaa                AAA
Class A-3        Aaa                AAA
Class A-4        Aaa                AAA

o You must not assume that the ratings will not be lowered, qualified or withdrawn by the rating agencies.

--------------------------------------------------------------------------------

                                  Risk Factors

In addition to the risk factors discussed in the prospectus, prospective investors should consider, among other things, the following additional factors in connection with the purchase of the notes:


Geographic Concentrations of Leases May Adversely Affect the Leases and Payments on the Notes


Adverse economic conditions or other factors affecting any state or region where a high concentration of lessees under the leases are located could adversely affect the performance of the leases. As of April 1, 1999, lessees with respect to approximately 17.09%, 11.37%, 9.41% and 5.79% of the leases (based on the statistical discounted present value of the leases) were located in California, Georgia, Massachusetts and Connecticut, respectively. No other state accounts for more than 5% of the leases.

If adverse events or economic conditions were particularly severe in those geographic regions or in the event a lessee or group of lessees in those geographic regions experienced financial difficulties, the lessees may be unable to pay or may not make timely payments. If these events or conditions occur, you may experience delays in receiving payments on the notes and suffer loss of your investment. The issuer is unable to determine and has no basis to predict, for any state or region, whether any events like these have occurred or may occur, or to what extent any events like these may affect the leases or the repayment of amounts due under the notes.

Ratings of the Notes are Dependent upon Creditworthiness of Insurer

The ratings of the notes will depend primarily on the creditworthiness of the insurer as the provider of the financial guarantee insurance policy relating to the notes. There is a risk that any reduction in any of the insurer's financial strength ratings would result in a reduction in the ratings of the notes.

                                   The Issuer


      The Issuer, IKON Receivables, LLC, is a special purpose Delaware limited liability company all of the membership interests in which are held by the Seller, IKON Receivables-1 LLC, also a special purpose Delaware limited liability company. All of the membership interests in the Seller are, in turn, owned by the Originator and Servicer, IOS Capital, Inc.


      The Notes will be secured solely by the Asset Pool (as defined herein). The Issuer does not have, nor is it expected in the future to have, any significant assets other than the Asset Pool and the sole sources of funds available for payment of the Notes are the Asset Pool, including the Reserve Account, and proceeds of the financial guaranty insurance policy described herein (the "Policy").


      Because the Issuer has no operating history and will not engage in any business other than activities incidental to the acquisition of the Asset Pool (and asset pools relating to other series of notes) and the issuance of the Notes (and other series of notes), no historical or pro forma financial statements or ratios of earnings to fixed charges with respect to the Issuer, other than the balance sheet of the Issuer at April 6, 1999 included in the accompanying Prospectus dated May __, 1999, have been included herein or in the Prospectus.


      The Issuer will pledge its interest in the Asset Pool to Harris Trust and Savings Bank, as Trustee for the benefit of holders of the Notes and issue the Notes pursuant to an indenture between the Issuer and the Trustee.

                         The Servicer and the Originator

      General. The Lease Receivables (as defined below) will be acquired by the Seller from IOS Capital and by the Issuer from the Seller. IOS Capital, a Delaware corporation headquartered in Macon, Georgia will serve as the Servicer of the Leases. IOS Capital is a wholly-owned subsidiary of IKON Office Solutions, Inc. ("IKON Office Solutions"). Additional information about IOS Capital is contained in the Prospectus. See "The Originator's Leasing Business" in the Prospectus.

      At March 31, 1999, IOS Capital had approximately $2,248,447,000 in assets, approximately $1,897,221,000 in liabilities and approximately $351,226,000 in shareholders' equity.

      Historical Delinquency and Loss Information. General delinquency information for leases in IOS Capital's servicing portfolio (including and excluding funded leases) not charged-off, and general charge-off information for leases in IOS Capital's servicing portfolio (including and excluding funded leases), are set forth in the tables below. Lease receivables in the Servicer's servicing portfolio are charged-off between 121 and 181 days past due depending upon credit quality and the reasons for delinquency in accordance with the IKON risk management policy. Any account more than 181 days past due requires IKON corporate authorization to waive charge-off. Any subsequent recoveries offset gross losses.

      As described under "The Originator's Leasing Business - Types of Leases" in the Prospectus, the lease portfolio of IOS Capital consists of direct financing leases and funded leases, although the Leases included in the Asset Pool consist solely of direct financing leases. Funded leases are contractual obligations between IKON Office Solutions and members of IKON Office Solutions' independent dealer network (each member, an "IKON Marketplace") which have been financed by IOS Capital. Direct financing leases are contractual obligations between IOS Capital and the customer and represent the majority of IOS Capital's lease portfolio. The tables below separately set forth historical delinquency and loss information for IOS Capital's lease portfolio including funded leases and excluding funded leases for the respective periods or dates indicated.

             Summary Historical Delinquency Data (Entire Portfolio)

                              IOS Capital Portfolio


                                                               As at:
              ----------------------------------------------------------------------------------------------------------------------

                March 31, 1999    September 30, 1998  September 30, 1997  September 30, 1996  September 30, 1995  September 30, 1994

              ------------------  ------------------  ------------------  ------------------  -----------------  -------------------

              ($ - millions)  %*  ($ - millions)  %*  ($ - millions)  %*  ($ - millions)  %*  ($ - millions) %*  ($ - millions)  %*

Current        $2,361.3     91.0%    $2,292.2   90.8%    $1,882.1   89.4%    $1,299.7   86.5%     $870.3   87.9%     $579.7    88.7%


31-60 Days     $  137.5      5.3%      $136.3    5.4%      $113.7    5.4%      $106.8    7.1%      $80.2    8.1%      $49.0     7.5%

61-90 Days     $   62.3      2.4%       $63.1    2.5%       $65.3    3.1%       $54.1    3.6%      $24.8    2.5%      $16.3     2.5%

Over 90 Days   $   33.7      1.3%       $32.8    1.3%       $44.2    2.1%       $42.1    2.8%      $14.9    1.5%       $8.5     1.3%

               --------      -----   --------  -----     --------  -----     --------  -----      ------  -----      ------   -----

Total          $2,594.8      100%    $2,524.4  100.0%    $2,105.3  100.0%    $1,502.7  100.0%     $990.2  100.0%     $653.5   100.0%



* Represents lease portfolio receivables as a percentage of the total portfolio balance on a monthly basis.

                 Summary Historical Loss Data (Entire Portfolio)

                              IOS Capital Portfolio


                        For the 6 Month
                         Period Ended:                                 For the Fiscal Year Ended:
                        ---------------    ------------------------------------------------------------------------------------
                         March 31, 1999    September 30, 1998    September 30, 1997    September 30, 1996    September 30, 1995
                        ---------------    ------------------    ------------------    ------------------    ------------------
  Average Portfolio
  Balance for the
  Period
  ($ millions)*             $2,574                $2,394                $1,891                $1,275                  $848

  Gross Charge-offs
  ($ millions)**            $ 41.8                $98.8                 $51.6                  $29.9                 $20.9

  Gross Charge-offs
  as a % of the
  Average Portfolio
  Balance for the
  Period**                  3.3% ***               4.1%                 2.7%                   2.3%                  2.5%

                           ------------------
                           September 30, 1994
                           ------------------
  Average Portfolio
  Balance for the
  Period
  ($ millions)*                    $591

  Gross Charge-offs
  ($ millions)**                  $14.4

  Gross Charge-offs
  as a % of the
  Average Portfolio
  Balance for the
  Period**                         2.4%

* Average Portfolio Balance at September 30, 1994 was calculated by adding the ending servicing portfolio balance for the quarters ending March 31, 1994, June 30, 1994 and September 30, 1994 and dividing by three. Average Portfolio Balance at September 30 in each of fiscal years 1995 through 1998 was calculated by adding the ending servicing portfolio balance for each of the four quarters of such fiscal year and dividing by four. Average Portfolio Balance at March 31, 1999 was calculated by adding the ending servicing portfolio balance for the quarters ending December 31, 1998 and March 31, 1999 and dividing by two.
**    Information with respect to net charge-offs is not available.
***   Annualized.

           Summary Historical Delinquency Data (Without Funded Leases)

                              IOS Capital Portfolio


                                                      As at:
                 ---------------------------------------------------------------------------------
                     March 31, 1999            September 30, 1998            September 30, 1997
                 -----------------------    ------------------------       -----------------------
                  ($ - millions)    %*      ($ - millions)     %*          ($ - millions)    %*
Current             $1,766.1       88.1%     $1,656.0        87.4%          $1,363.3       85.7%
31-60 Days            $140.3        7.0%       $138.3         7.3%            $116.1        7.3%
61-90 Days             $64.2        3.2%        $64.4         3.4%             $65.2        4.1%
91-120 Days            $26.1        1.3%        $30.3         1.6%             $27.0        1.7%
Over 120 Days           $8.0        0.4%         $5.7         0.3%             $19.1        1.2%
                    --------      -----      --------       -----           --------      -----
Total               $2,004.7      100.0%     $1,894.7       100.0%          $1,590.7      100.0%

* Represents lease portfolio receivables as a percentage of the total portfolio balance on a monthly basis.

              Summary Historical Loss Data (Without Funded Leases)

                              IOS Capital Portfolio


                           For the 6 Month
                            Period Ended:                   For the Fiscal Year Ended:
                          ----------------        ---------------------------------------------
                           March 31, 1999         September 30, 1998         September 30, 1997
                          ----------------        ------------------         ------------------
  Average Portfolio
  Balance for the
  Period ($ millions)*        $1,971                      $1,797                   $1,447

  Gross Charge-offs
  ($ millions)**               $34.3                       $80.5                    $45.1

  Gross Charge-offs
  as a % of the
  Average Portfolio
  Balance for the
  Period**                    3.5%***                      4.5%                     3.1%


* Average Portfolio Balance at September 30 in each of fiscal years 1997 and 1998 was calculated by adding the ending servicing portfolio balance for each of the four quarters of such fiscal year and dividing by four. Average Portfolio Balance at March 31, 1999 was calculated by adding the ending servicing portfolio balance for the quarters ending December 31, 1998 and March 31, 1999 and dividing by two.
**    Information with respect to net charge-offs is not available.
***   Annualized.


      Gross charge-offs for IOS Capital's portfolio excluding funded leases increased to $80.5 million, or 4.5% of the average portfolio balance excluding funded leases, for the year ended September, 1998 from $47.4 million, or 3.3%, for the year ended September 30, 1997. Approximately $_____ of this increase resulted from marginal credits in the commercial print shop industry and two IKON Office Solutions operational units that experienced above average losses. The remaining incremental increase in gross charge-offs over fiscal year 1997 resulted primarily from a change in IOS Capital's charge-off policy in _______, 1998. This new policy increased charge-offs in the first several months after implementation, reflecting previously unrecognized charge-offs and new restrictions on exceptions to the charge-off policy. Prior to the implementation of the revised charge-off policy, the individual IKON Office Solutions operational units had the authority to make exceptions to the charge-off policy on leases over 120 days past due for customers that the operational units judged were likely to pay. The revised policy defines specific exceptions to the charge-off policy based on company-wide standardized credit risk management criteria and requires specific evidence of a customer's ability to bring the lease to a current status. Exceptions for leases that are between 121 and 180 days past due require approval by the credit review team at IOS Capital to avoid charge-off. Exceptions for leases beyond 181 days past due require approval by members of a senior executive management team at IKON Office Solutions. The revised policy promotes the constant and timely recognition of losses.

      There can be no assurance that the levels of delinquency and loss reflected in the tables above are or will be indicative of the performance of the Leases in the future.

                           The Insurer and the Policy

      General. The information set forth in this section has been provided by Ambac Assurance Corporation ("Ambac" or the "Insurer") for inclusion in this Prospectus Supplement. No representation is made by any of the Underwriters (as defined herein), the Issuer, IOS Capital, or any of their affiliates as to the accuracy or completeness of the information.

      The Insurer. Ambac is a Wisconsin-domiciled stock insurance corporation regulated by the Office of the Commissioner of Insurance of the State of Wisconsin and licensed to do business in 50 states, the District of Columbia, the Commonwealth of Puerto Rico and the Territory of Guam. Ambac primarily insures newly issued municipal and structured finance obligations. Ambac is a wholly-owned subsidiary of Ambac Financial Group, Inc. (formerly AMBAC Inc.), a 100% publicly-held company. Moody's Investors Service Inc. ("Moody's"), Standard & Poor's, a division of The McGraw-Hill Companies Inc. ("S&P"), and Fitch IBCA, Inc. ("Fitch IBCA") have each assigned a triple-A financial strength rating to Ambac.


      The consolidated financial statements of Ambac and subsidiaries as of December 31, 1998 and 1997 and for each of the years in the three-year period ended, December 31, 1998, prepared in accordance with generally accepted accounting principles, included in the Annual Report on Form 10-K of Ambac Financial Group, Inc. (which was filed with the Commission on March 30, 1999, Commission File No. 1-10777) are hereby incorporated by reference into this Prospectus Supplement and shall be deemed to be a part hereof. Any statement contained in a document incorporated herein by reference shall be modified or superseded for the purposes of this Prospectus Supplement to the extent that a statement contained herein by reference herein also modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus Supplement.

      All financial statements of Ambac and subsidiaries included in documents filed by Ambac Financial Group, Inc. with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Notes, shall be deemed to be incorporated by reference into this Prospectus Supplement and to be a part hereof from the respective dates of filing of those documents.


      The following table sets forth the capitalization of Ambac as of December 31, 1996, December 31, 1997 and December 31, 1998, respectively, in conformity with generally accepted accounting principles.

                           Ambac Assurance Corporation
                        Consolidated Capitalization Table
                              (Dollars in Millions)


                                        December 31,  December 31,  December 31,
                                            1996          1997          1998
                                           ------        ------        ------
      Unearned premiums .................  $  995        $1,184        $1,303
      Other liabilities .................     259           562           548
                                           ------        ------        ------
      Total liabilities .................   1,254         1,746         1,851
                                           ======        ======        ======
      Stockholder's equity: (1)
               Common stock .............      82            82            82
               Additional paid-in capital     515           521           541
               Accumulated other
                  comprehensive income ..      66           118           138
               Retained earnings ........     992         1,180         1,405
                                           ------        ------        ------
      Total stockholder's equity ........   1,655         1,901         2,166
                                           ------        ------        ------
      Total liabilities and
          stockholder's equity ..........   2,909         3,647         4,017
                                           ======        ======        ======


(1) Components of stockholder's equity have been restated for all periods presented to reflect "Accumulated other comprehensive income" in accordance with the Statement of Financial Accounting Standards No. 130 "Reporting Comprehensive Income" adopted by Ambac effective January 1, 1998. As this new standard only requires additional information in the financial statements, it does not affect Ambac's financial position or results of operations.

      For additional financial information concerning Ambac, see the audited financial statements of Ambac incorporated by reference herein. Copies of the financial statements of Ambac incorporated herein by reference and copies of Ambac's annual statement for the year ended December 31, 1998 prepared in accordance with statutory accounting standards are available, without charge, from Ambac. The address of Ambac's administrative offices and its telephone number are One State Street Plaza, 17th Floor, New York, New York, 10004 and
(212) 668-0340.

      Ambac makes no representation regarding the Notes or the advisability of investing in the Notes and makes no representation regarding, nor has it participated in the preparation of, this Prospectus Supplement other than the information supplied by Ambac and presented under the heading "The Insurer and the Policy" and in the financial statements incorporated herein by reference.

      The Policy. The following summary of the terms of the Policy does not purport to be complete and is qualified in its entirety by reference to the Policy.


      The Insurer will issue a financial guarantee insurance policy (the "Policy") with respect to the Notes in favor of the Trustee for the benefit of Noteholders. The Policy unconditionally guarantees the payment of Insured Payments (as defined herein) on the Notes. The Insurer will make each required Insured Payment, other than with respect to Preference Amounts, to the Trustee on the later of (i) the Payment Date (as defined herein) on which the Insured Payment is distributable to the Noteholders pursuant to the Indenture; and (ii) the third Business Day following the Business Day on which the Insurer shall have received telephonic or telegraphic notice, subsequently confirmed in writing, or written notice by registered or certified mail, from the Trustee, specifying that an Insured Payment is due in accordance with the terms of the Policy. The Insurer will pay any Insured Payment that is a Preference Amount on the third Business Day following the Business Day on which the Insurer has received a certified copy of the order requiring the return of the Preference Amount, and other documentation as reasonably required by the Insurer, in a form satisfactory to the Insurer, provided that if this documentation is received after 12:00 noon (New York City time) on that Business Day, it will be deemed to have been received on the following Business Day.


      The Insurer will be subrogated to all of the Noteholder's rights to payment on the Notes to the extent of the payments made under the Policy. Once Insured Payments are paid to the Trustee, the Insurer will have no further obligation in respect of those Insured Payments. Payments under the Policy will be made only at the time set forth in the Policy and no accelerated payments shall be made regardless of any acceleration of any of the Notes, unless the acceleration is at the sole option of the Insurer.

      The Policy does not cover shortfalls, if any, attributable to the liability of the Issuer or the Trustee for withholding taxes, if any (including interest and penalties in respect of that liability), any prepayment penalty or other accelerated payment, which at any time may become due on or with respect to any Note, including as a result of any Acceleration Event (as defined herein), nor against any risk other than nonpayment, including failure of the Trustee to make any payment due to the Noteholders. The Policy does not cover, and Insured Payments do not include, any shortfalls due to the application of the Soldiers' and Sailors Relief Act.


      The Insurer's obligation under the Policy will be discharged to the extent that funds are received by the Trustee for distribution to the Noteholders, whether or not the funds are properly distributed by the Trustee.

      For purposes of the Policy, "Noteholders" does not and may not include the Issuer, the Seller or the Servicer.

      "Business Day" means any day that is not a Saturday, a Sunday or other day on which commercial banking institutions in the cities in which the Corporate Trust Office of the Trustee, the Insurer and the Servicer are located are authorized or obligated by law or executive order to remain closed.


      "Insured Payment" means (a) on any Payment Date, the excess, if any, of
(i) the related Interest Payments (as defined herein) over (ii) the related Available Funds (as defined herein), (b) any Preference Amount (without duplication), (c) on the Payment Date in June, 2000, the outstanding Note Principal Balance of the Class A-1 Notes then outstanding to the extent Available Funds are not sufficient to make the payment on that Payment Date, and (d) on the Payment Date in May, 2005, the outstanding Note Principal Balance of the Class A-2 Notes, Class A-3 Notes and Class A-4 Notes then outstanding to the extent Available Funds are not sufficient to make the payment on that Payment Date.

      "Note Principal Balance" means, as of any date of determination and with respect to each Class of Notes, the principal balance of the related class of Notes on May __, 1999 (the "Issuance Date") less any amounts actually distributed as principal thereon.

      "Preference Amount" means any amount previously distributed to a Noteholder that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.) as amended from time to time, in accordance with a final non-appealable order of a court having competent jurisdiction.

      The Policy is noncancellable. The Policy expires and terminates without any action on the part of the Insurer or any other person on the date that is one year and one day following the date on which the Notes have been paid in full.

      The Policy is issued under and pursuant to and shall be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

      THE POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

      Drawings Under the Policy. On each Determination Date, the Trustee will determine whether an Insured Payment is required to be paid for the Notes for the related Payment Date. If the Trustee determines that an Insured Payment is required to be paid for the related Payment Date, the Trustee will complete a Notice in the form of Exhibit A to the Policy and submit it to the Insurer no later than 12:00 noon New York City time on the second Business Day preceding that Payment Date as a claim for an Insured Payment. If the Trustee receives a certified copy of an order of the appropriate court that any amount previously distributed to a Noteholder has been avoided in whole or in part as a Preference Amount, the Trustee shall so notify the Insurer and shall comply with the provisions of the Policy to obtain payment by the Insurer of such Preference Amount.

      Under the Indenture, the Insurer has the option to deliver funds to the Trustee to provide for payment of fees or expenses of any provider of services to the Issuer or to be added to Available Funds to the extent that a drawing under the Policy otherwise would be required.

                                 The Asset Pool


      Lease Receivables. The Notes will be secured by a segregated pool of assets (the "Asset Pool") that includes a portfolio of chattel paper composed of leases, leases intended as security agreements and installment sales contracts acquired or originated by IOS Capital (the "Leases"), together with the equipment financing portion of each periodic rental payment due under the Leases on or after the opening of business on April 1, 1999 (the "Cut-Off Date") and all related Casualty Payments, Retainable Deposits, and Termination Payments (each as defined herein). The Leases, including the Issuer's security interest in the underlying equipment and other property relating to the Leases (such equipment and property, the "Equipment"), are referred to as the "Lease Receivables."


      The Issuer will not have and the Asset Pool will not include any ownership interest in any Equipment, including any residual interest in any Equipment after the related Lease has been paid in full.

      The Leases and Equipment will be acquired by the Seller from the Originator pursuant to an Assignment and Servicing Agreement among the Seller, the Originator and the Issuer (the "Assignment and Servicing Agreement"). Contemporaneously, the Lease Receivables will be transferred from the Seller to the Issuer pursuant to the Assignment and Servicing Agreement and pledged by the Issuer to the Trustee for the benefit of the Noteholders.

      The Leases were originated by the Originator or acquired by the Originator from sellers or other originators in accordance with the Originator's specified underwriting criteria. The underwriting criteria applicable to the Leases included in the Asset Pool are described in all material respects under the heading "The Originator's Leasing Business" in the Prospectus.

      The Leases are triple-net leases which means that the terms of the leases require the lessees to pay all taxes, maintenance and insurance associated with the related Equipment and provide that they are noncancellable by the businesses and individual business owners who lease the Equipment (each, a "Lessee"). Under some conditions, IOS Capital may consent to prepayment of the Leases.
Generally, IOS Capital will consent to a prepayment of a Lease where the Lessee is upgrading the related Equipment. All payments under the Leases are absolute, unconditional obligations of the related Lessees. The Leases provide that payments under the Leases are not subject to setoff or reduction without the consent of the related lessor (each a "Lessor"). Payments on the Leases will be made by the Lessees to IOS Capital, as servicer, for the account of IKON Receivables, LLC.


      Each Lessee entered into its Lease for specified Equipment which may be designated in schedules incorporated into the Lease. To the extent not set forth in the Lease, the schedules, among other things, establish the periodic payments and the term of the Lease with respect to the Equipment. The Leases follow one of several different forms of lease agreement, with occasional modifications which do not materially affect the basic terms of the Leases. As of the Cut-Off Date, the weighted average remaining term of the Leases in the Asset Pool is
36.99 months. The Originator will represent and warrant that, as of the Cut-Off Date, all Leases will be current or less than 61 days delinquent and, as of the initial Determination Date, all Lessees will have made the first scheduled payment.


      IOS Capital offers a cost per copy program, pursuant to which Lessees pay a fixed monthly payment for which they are allowed a minimum monthly copy usage. The monthly fixed payment represents equipment financing and a monthly maintenance charge (the "Maintenance Charge"). The Maintenance Charge is remitted to IKON Office Solutions monthly upon collection by IOS Capital. IOS Capital calculates usage monthly using copier meter readings. To the extent that the usage has exceeded the monthly copy allowance, IOS Capital bills the Lessee incremental charges for the excess copy usage ("Excess Copy Charge"). This Excess Copy Charge is remitted to IKON Office Solutions upon collection by IOS Capital.

      Lessees covenant to maintain the Equipment and install it at a place of business agreed upon with IOS Capital. Delivery, transportation, repairs and maintenance are the obligation of the Lessees, and all Lessees are required to carry, at their respective expense, liability and replacement cost insurance under terms acceptable to IOS Capital. Proceeds of this insurance will constitute Casualty Payments (as defined herein). Any defaults under a Lease permit a declaration, as immediately due and payable, of all remaining Lease Payments under the Lease and the immediate return of the Equipment. Generally, any payments received six days or more after the scheduled payment date are subject to late charges. Late charges will be retained by the Servicer to the extent Servicer Advances (as defined below) are made by the Servicer.

      "Non-Performing Leases" are (a) Leases that have become more than 120 days delinquent, (b) Leases that have been accelerated by the Servicer or (c) Leases that the Servicer has determined to be uncollectible in accordance with the Servicer's customary practices. IOS Capital will represent and warrant that, as of the Cut-Off Date, none of the Leases are Non-Performing Leases and the Seller will represent in the Assignment and Servicing Agreement that at the time of transfer of any Lease to the Issuer, the Lease was not a Non-Performing Lease.


      The Servicer's customary practices with respect to Non-Performing Leases include any action necessary to cause, or attempt to cause, the Lessee thereunder to cure its non-performance or to terminate the Lease and recover the outstanding amount owed under the Lease and all damages resulting from any default on the Non-Performing Leases. The Servicer will take action that is consistent with the customary practices of servicers in the equipment leasing industry. In addition, the Servicer will use its best efforts to sell or lease any Equipment that is subject to a Non-Performing Lease in a timely manner and upon the most favorable terms and conditions available at the time in order to recoup any amounts still due on the Lease.


      Certain Information with Respect to the Leases and the Lessees. The following tables present information about the Leases and the Lessees as of the Cut-Off Date. The Issuer is not aware of any trends or changes relating to the data in the following tables that would be expected to impact the future performance of the pool of Leases. As used in these tables, the "Statistical Discounted Present Value of the Leases" means an amount equal to the future remaining scheduled Lease Payments (as defined herein) from the Leases as of the Cut-Off Date, discounted at a rate equal to 6.75%. The aggregate Statistical Discounted Present Value of the Leases as of the Cut-Off Date is $849,128,061.17. Figures in the tables may not add up to the stated totals due to rounding. See "Description of the Notes--Discounted Present Value of the Leases."

                         Distribution of Leases by State


                                                                                Percentage of                        Percentage of
                                                                Statistical       Statistical        Aggregate         Aggregate
                                            Percentage of       Discounted         Discounted         Original          Original
                                  Number       Number          Present Value     Present Value       Equipment         Equipment
  State                          of Leases    of Leases          of Leases         of Leases            Cost              Cost
  -----                          ---------    ---------          ---------         ---------            ----              ----
Alabama                              455         0.63%         $6,522,158.84          0.77%        $4,614,915.15          0.67%
Alaska                               114         0.16           1,383,728.39          0.16            967,605.47          0.14
Arizona                               90         0.12             644,464.83          0.08            673,628.84          0.10
Arkansas                             514         0.71           6,294,570.86          0.74          3,628,920.74          0.53
California                        10,423        14.47         145,092,162.04         17.09        113,057,042.58         16.49
Colorado                              78         0.11             545,599.66          0.06            590,268.70          0.09
Connecticut                        4,691         6.51          49,134,612.08          5.79         50,176,924.59          7.32
Delaware                              39         0.05             191,190.10          0.02            188,801.76          0.03
District of Columbia                 534         0.74           6,954,504.06          0.82          6,162,075.34          0.90
Florida                            3,783         5.25          35,103,255.66          4.13         28,321,863.59          4.13
Georgia                            7,054         9.80          96,580,256.52         11.37         68,721,317.83         10.02
Hawaii                               184         0.26           2,964,794.89          0.35          2,052,649.96          0.30
Idaho                                573         0.80           4,095,709.99          0.48          4,124,660.86          0.60
Illinois                           2,650         3.68          33,461,069.47          3.94         24,125,634.20          3.52
Indiana                            2,232         3.10          32,842,921.00          3.87         25,793,811.21          3.76
Iowa                                  98         0.14           1,261,155.77          0.15            828,460.39          0.12
Kansas                             1,752         2.43          12,726,294.09          1.50         10,006,668.56          1.46
Kentucky                             253         0.35           2,594,454.27          0.31          2,340,374.59          0.34
Louisiana                             42         0.06             375,236.96          0.04            347,465.54          0.05
Maine                                412         0.57           6,914,723.35          0.81          4,108,984.66          0.60
Maryland                           1,279         1.78          12,092,815.17          1.42         11,507,669.32          1.68
Massachusetts                      5,783         8.03          79,868,805.62          9.41         69,689,743.31         10.17
Michigan                              96         0.13           1,027,912.47          0.12            925,795.71          0.14
Minnesota                             35         0.05             293,209.05          0.03            311,857.60          0.05
Mississippi                           36         0.05             289,437.48          0.03            227,812.07          0.03
Missouri                           1,853         2.57          15,838,277.79          1.87         12,654,980.28          1.85
Montana                              123         0.17             870,814.17          0.10            623,671.92          0.09
Nebraska                             851         1.18           7,178,018.68          0.85          5,158,555.87          0.75
Nevada                               941         1.31           6,968,228.51          0.82          6,197,563.84          0.90
New Hampshire                         16         0.02             122,942.30          0.01            109,760.89          0.02
New Jersey                         1,307         1.81          20,623,593.82          2.43         15,888,321.94          2.32
New Mexico                             9         0.01             150,430.03          0.02            117,823.22          0.02
New York                           3,837         5.33          41,732,941.30          4.91         37,916,662.88          5.53
North Carolina                     3,512         4.88          32,820,073.78          3.87         27,400,640.94          4.00
North Dakota                           7         0.01              31,614.26          0.00             24,266.04          0.00
Ohio                               2,729         3.79          31,220,753.35          3.68         25,783,033.95          3.76
Oklahoma                           1,082         1.50          12,234,508.19          1.44          9,438,335.66          1.38
Oregon                             1,734         2.41          14,445,633.29          1.70         11,490,077.74          1.68
Pennsylvania                         115         0.16           1,250,504.72          0.15          1,258,780.41          0.18
Rhode Island                       1,227         1.70          16,848,747.72          1.98         11,372,214.24          1.66
South Carolina                     3,041         4.22          38,537,200.75          4.54         28,180,341.95          4.11
South Dakota                         142         0.20             865,617.65          0.10            827,099.09          0.12
Tennessee                            730         1.01           9,462,743.19          1.11          6,142,185.77          0.90
Texas                                510         0.71           4,309,795.32          0.51          3,742,009.45          0.55
Utah                               1,030         1.43           9,088,690.18          1.07          8,703,608.68          1.27
Vermont                              491         0.68           4,189,210.21          0.49          2,879,213.14          0.42
Virginia                           2,339         3.25          25,748,098.72          3.03         20,608,295.12          3.01
Washington                           655         0.91           9,815,656.98          1.16         10,969,572.56          1.60
West Virginia                        214         0.30           2,578,969.08          0.30          2,330,859.77          0.34
Wisconsin                             63         0.09             859,817.79          0.10            731,094.29          0.11
Wyoming                              255         0.35           2,080,136.75          0.24          1,531,582.73          0.22
====================================================================================================================================

Total:                          72,013         100.00%       $849,128,061.17        100.00%      $685,575,504.94        100.00%
====================================================================================================================================


                     Distribution of Leases by Lease Balance

                                                                                                     Percentage of
                                                                                Statistical           Statistical
                                                         Percentage of          Discounted            Discounted
  Statistical Discounted Present            Number          Number             Present Value         Present Value
       Value of the Leases                 of Leases       of Leases             of Leases             of Leases
       -------------------                 ---------       ---------             ---------             ---------
$            0.01 - 5,000.00                 32,917           45.71%           $78,434,107.30             9.24%
        5,000.01 - 10,000.00                 16,903           23.47            121,669,131.78            14.33
       10,000.01 - 15,000.00                  8,219           11.41            100,197,421.04            11.80
       15,000.01 - 20,000.00                  4,164            5.78             71,591,409.56             8.43
       20,000.01 - 25,000.00                  2,392            3.32             53,283,515.41             6.28
       25,000.01 - 30,000.00                  1,643            2.28             44,907,373.12             5.29
       30,000.01 - 40,000.00                  1,973            2.74             67,858,240.16             7.99
       40,000.01 - 50,000.00                  1,106            1.54             49,338,650.41             5.81
       50,000.01 - 60,000.00                    670            0.93             36,593,944.47             4.31
       60,000.01 - 70,000.00                    431            0.60             27,870,168.93             3.28
       70,000.01 - 80,000.00                    368            0.51             27,619,627.52             3.25
       80,000.01 - 90,000.00                    227            0.32             19,387,651.32             2.28
      90,000.01 - 100,000.00                    189            0.26             17,939,299.89             2.11
     100,000.01 - 150,000.00                    504            0.70             60,501,583.73             7.13
     150,000.01 - 200,000.00                    176            0.24             30,063,293.43             3.54
     200,000.01 - 300,000.00                     76            0.11             18,035,943.59             2.12
     300,000.01 - 400,000.00                     32            0.04             10,861,298.28             1.28
     400,000.01 - 500,000.00                      8            0.01              3,454,553.33             0.41
     500,000.01 - 600,000.00                      5            0.01              2,642,319.16             0.31
     600,000.01 - 700,000.00                      6            0.01              3,775,120.28             0.44
     700,000.01 - 800,000.00                      4            0.01              3,103,408.45             0.37
=====================================================================================================================
Total:                                       72,013          100.00%          $849,128,061.17           100.00%
=====================================================================================================================

                                                                 Percentage of
                                              Aggregate            Aggregate
                                              Original             Original
  Statistical Discounted Present              Equipment            Equipment
       Value of the Leases                       Cost                 Cost
       -------------------                       ----                 ----
$            0.01 - 5,000.00               $98,350,948.27            14.35%
        5,000.01 - 10,000.00               119,843,854.86            17.48
       10,000.01 - 15,000.00                87,852,379.03            12.81
       15,000.01 - 20,000.00                58,014,087.22             8.46
       20,000.01 - 25,000.00                42,752,325.50             6.24
       25,000.01 - 30,000.00                34,314,220.26             5.01
       30,000.01 - 40,000.00                50,729,574.62             7.40
       40,000.01 - 50,000.00                35,382,825.78             5.16
       50,000.01 - 60,000.00                23,880,673.32             3.48
       60,000.01 - 70,000.00                19,345,029.81             2.82
       70,000.01 - 80,000.00                17,797,078.38             2.60
       80,000.01 - 90,000.00                12,979,797.12             1.89
      90,000.01 - 100,000.00                10,942,510.09             1.60
     100,000.01 - 150,000.00                35,367,684.11             5.16
     150,000.01 - 200,000.00                17,082,434.30             2.49
     200,000.01 - 300,000.00                 8,418,211.32             1.23
     300,000.01 - 400,000.00                 5,947,443.54             0.87
     400,000.01 - 500,000.00                 2,426,896.97             0.35
     500,000.01 - 600,000.00                   837,173.78             0.12
     600,000.01 - 700,000.00                 1,673,499.49             0.24
     700,000.01 - 800,000.00                 1,636,857.17             0.24
================================================================================
Total:                                    $685,575,504.94           100.00%
================================================================================

              Distribution of Leases by Remaining Term to Maturity

                                                                                                   Percentage of
                                                                              Statistical           Statistical
                                                       Percentage of          Discounted             Discounted
                                             Number       Number             Present Value         Present Value
          Remaining Term (months)          of Leases     of Leases             of Leases             of Leases
          -----------------------          ---------     ---------             ---------             ---------
                   6 - 12                    10,492        14.57%            $30,601,325.50             3.60%
                  13 - 24                    21,066         29.25            132,055,050.38            15.55
                  25 - 36                    20,258         28.13            235,591,837.24            27.75
                  37 - 48                    12,765         17.73            249,621,516.18            29.40
                  49 - 60                     7,424         10.31            200,634,722.94            23.63
                  61 - 72                         8          0.01                623,608.93             0.07
===================================================================================================================
Total:                                       72,013        100.00%          $849,128,061.17           100.00%
===================================================================================================================

                                                               Percentage of
                                            Aggregate            Aggregate
                                             Original             Original
                                            Equipment            Equipment
          Remaining Term (months)              Cost                 Cost
          -----------------------              ----                 ----
                   6 - 12                 $70,999,293.26            10.36%
                  13 - 24                 161,120,738.30            23.50
                  25 - 36                 191,185,361.87            27.89
                  37 - 48                 154,665,214.20            22.56
                  49 - 60                 107,171,659.44            15.63
                  61 - 72                     433,237.87             0.06
================================================================================
Total:                                   $685,575,504.94           100.00%
================================================================================

               Distribution of Leases by Original Term to Maturity

                                                                                             Percentage of
                                                                           Statistical        Statistical            Aggregate
                                                   Percentage of           Discounted          Discounted            Original
                                        Number         Number             Present Value       Present Value          Equipment
          Original Term (months)      of Leases      of Leases              of Leases           of Leases               Cost
          ----------------------      ---------      ---------              ---------           ---------               ----
                   7 - 12                  217          0.30%              $527,359.95             0.06%             $425,237.55
                  13 - 18                   84          0.12                313,211.79             0.04               346,171.10
                  19 - 24                2,332          3.24              8,705,574.90             1.03            12,970,186.93
                  25 - 30                  288          0.40              1,750,445.04             0.21             1,501,157.73
                  31 - 36               23,225         32.25            142,066,748.12            16.73           150,841,111.60
                  37 - 42                4,280          5.94             34,965,066.18             4.12            32,296,149.97
                  43 - 48               11,769         16.34            114,656,824.03            13.50            98,760,986.74
                  49 - 54                  785          1.09              8,808,512.04             1.04             8,113,181.94
                  55 - 60               28,059         38.96            516,789,474.24            60.86           361,684,377.26
                  61 - 66                  855          1.19             14,617,727.72             1.72            14,751,243.94
                  67 - 72                   95          0.13              5,014,189.76             0.59             3,477,858.88
                  73 - 78                   12          0.02                721,518.26             0.08               241,151.41
                  79 - 84                    4          0.01                111,940.39             0.01                74,005.16
                  85 - 90                    3          0.00                 55,536.42             0.01                57,484.74
                  91 - 96                    3          0.00                 20,908.30             0.00                30,312.76
                 97 - 102                    1          0.00                  1,483.04             0.00                   718.14
                103 - 108                    1          0.00                  1,540.98             0.00                 4,169.09
=================================================================================================================================
Total:                                  72,013        100.00%          $849,128,061.17           100.00%         $685,575,504.94
=================================================================================================================================

                                     Percentage of
                                       Aggregate
                                       Original
                                       Equipment
          Original Term (months)          Cost
          ----------------------          ----
                   7 - 12                 0.06%
                  13 - 18                 0.05
                  19 - 24                 1.89
                  25 - 30                 0.22
                  31 - 36                22.00
                  37 - 42                 4.71
                  43 - 48                14.41
                  49 - 54                 1.18
                  55 - 60                52.76
                  61 - 66                 2.15
                  67 - 72                 0.51
                  73 - 78                 0.04
                  79 - 84                 0.01
                  85 - 90                 0.01
                  91 - 96                 0.00
                 97 - 102                 0.00
                 103 - 108                0.00
=====================================================
Total:                                  100.00%
=====================================================

                    Distribution of Leases by Purchase Option

                                                                     Percentage of                      Percentage of
                                                    Statistical       Statistical       Aggregate         Aggregate
                                   Percentage of     Discounted         Discounted        Original          Original
                         Number       Number       Present Value     Present Value      Equipment         Equipment
    Purchase Option    of Leases     of Leases       of Leases         of Leases           Cost              Cost
    ---------------    ---------     ---------       ---------         ---------           ----              ----
Fair Market Value        67,634        93.92%     $820,737,875.20         96.66%      $657,775,410.81        95.94%
Nominal Buyout            4,379         6.08        28,390,185.97          3.34         27,800,094.13         4.06
========================================================================================================================
Total:                   72,013       100.00%     $849,128,061.17        100.00%      $685,575,504.94       100.00%
========================================================================================================================

                     Distribution of Leases by Delinquencies

                                                                        Percentage of                      Percentage of
                                                       Statistical       Statistical        Aggregate        Aggregate
                                    Percentage of      Discounted         Discounted         Original         Original
                          Number       Number         Present Value     Present Value       Equipment        Equipment
     Days Delinquent    of Leases     of Leases         Of Leases         of Leases            Cost             Cost
     ---------------    ---------     ---------         ---------         ---------            ----             ----
          0 - 30          66,395        92.20%       $772,641,741.98         90.99%      $622,729,848.59        90.83%
         31 - 60           5,618         7.80          76,486,319.19          9.01         62,845,656.35         9.17
==========================================================================================================================
Total:                    72,013       100.00%       $849,128,061.17        100.00%      $685,575,504.94       100.00%
==========================================================================================================================

                    Distribution of Leases by Equipment Type

                                                                                  Percentage of                      Percentage of
                                                                  Statistical      Statistical        Aggregate        Aggregate
                                              Percentage of       Discounted        Discounted         Original         Original
                                    Number       Number          Present Value    Present Value       Equipment        Equipment
     Equipment Type               of Leases     of Leases          of Leases        of Leases            Cost             Cost
     --------------               ---------     ---------          ---------        ---------            ----             ----
Analog Copier                       46,863        65.08%        $522,269,868.59       61.51%       $442,976,996.77        64.61%
Digital / Multi-purpose Copier       9,747         13.54         147,597,727.98        17.38         96,063,485.43        14.01
Color Copier                         4,119          5.72         126,542,438.63        14.90        101,550,752.14        14.81
Fax Machine                          9,394         13.04          27,709,933.94         3.26         22,999,085.14         3.35
Miscellaneous                        1,485          2.06          15,027,519.13         1.77         15,055,464.10         2.20
Printer                                405          0.56           9,980,572.89         1.18          6,929,721.36         1.01
===================================================================================================================================
Total:                              72,013       100.00%        $849,128,061.17       100.00%      $685,575,504.94       100.00%
===================================================================================================================================


      Additions, Substitutions and Adjustments. Although the Leases provide that they cannot be cancelled by the Lessees, IOS Capital has, from time to time, permitted early termination by Lessees ("Early Lease Termination") or other modifications of the Lease terms in circumstances more fully specified in the Assignment and Servicing Agreement, including, without limitation, in connection with a full or partial buy-out or equipment upgrade.


      In the event of an Early Lease Termination which has been prepaid in full or in part, the Issuer will have the option to reinvest the proceeds of the related Lease ("Early Termination Lease") in one or more Leases having similar characteristics as the terminated Lease (each, an "Additional Lease").

      In addition, IOS Capital will have the option to substitute one or more leases having similar characteristics (each, a "Substitute Lease") for (a) Non-Performing Leases, (b) Leases subject to repurchase as a result of a breach of representation and warranty (each a "Warranty Lease") and (c) Leases following a modification or adjustment to its terms (each, an "Adjusted Lease"). The aggregate Discounted Present Value of the Non-Performing Leases for which IOS Capital may substitute Substitute Leases is limited to an amount not in excess of 10% of the aggregate Discounted Present Value of the Leases as of the Cut-Off Date. The aggregate Discounted Present Value of Adjusted Leases and Warranty Leases for which IOS Capital may substitute Substitute Leases is limited to an amount not in excess of 10% of the aggregate Discounted Present Value of the Leases as of the Cut-Off Date.


      The terms of a Lease may be modified or adjusted for administrative reasons or at the request of the Lessee or Lessor in a variety of circumstances, including changes to the delivery date of equipment, the cost of equipment, the components of leased equipment or to correct information when a Lease is entered into IOS Capital's servicing system. These modifications may result in adjustments to the lease commencement date, the monthly payment date, the amount of the monthly payment or the equipment subject to a Lease.


      Additional Leases and Substitute Leases will be originated using the same credit criteria as the initial Leases. To the extent material, information with respect to Additional or Substitute Leases will be included in periodic reports filed with the Commission as are required under the Securities Exchange Act of 1934. Each Substitute Lease and Additional Lease will be required to be an Eligible Lease.


      In no event will the aggregate scheduled Lease Payments, after the inclusion of the Substitute Leases and Additional Leases, be less than the aggregate scheduled Lease Payments prior to the substitution or reinvestment. Additionally, the scheduled final Lease Payment for the Substitute Lease or Additional Lease will be on or prior to the Payment Date in November, 2004, or, to the extent the final scheduled Lease Payment for the Lease is due subsequent to the Payment Date in November, 2004, only scheduled Lease Payments due on or prior to that date will be included in the Discounted Present Value of the Lease for the purpose of making any calculation under the Indenture.

      In the event that an Early Lease Termination is allowed by IOS Capital and an Additional Lease is not provided, the amount prepaid will be equal to at least the Discounted Present Value of the terminated Lease, plus any delinquent payments. See "The Asset Pool--The Leases."


      Assignment and Servicing Agreement. In the Assignment and Servicing Agreement, IOS Capital will make certain representations and warranties regarding the Leases and the related Equipment. In the event that (a) any of these representations and warranties proves at any time to have been inaccurate in any material respect as of the Issuance Date or (b) any Lease is terminated in whole or in part by a Lessee, or (c) any amounts due with respect to any Lease are reduced or impaired, as a result of (i) any action or inaction by IOS Capital (other than any action or inaction of IOS Capital, when acting as Servicer, in connection with the enforcement of any Lease other than those leases IOS Capital permitted to be terminated early in a manner consistent with the provisions of the Assignment and Servicing Agreement) or (ii) any claim by any Lessee against IOS Capital, and, in any such case, the event or condition causing the inaccuracy, termination, reduction, impairment or claim has not been cured or corrected within 30 days after the earlier of the date on which IOS Capital is given notice thereof by the Issuer or the Trustee or the date on which IOS Capital otherwise first has notice thereof, IOS Capital will purchase the Lease and the related Equipment interests by paying to the Trustee for deposit into the Collection Account, not later than the Determination Date next following the expiration of the 30-day period, an amount at least equal to the Discounted Present Value of the Lease plus any amounts previously due and unpaid thereon. In the alternative, subject to the satisfaction of certain requirements set forth in the Assignment and Servicing Agreement, IOS Capital will have the option to substitute one or more Substitute Leases for a Warranty Lease. Any inaccuracy in any representation or warranty with respect to (i) the priority of the lien of the Indenture with respect to any Lease or (ii) the amount (if less than represented) of the Lease Payments, Casualty Payments or Termination Payments under any Lease will be deemed to be material.

      The Servicer. The Servicer will service the Lease Receivables pursuant to the Assignment and Servicing Agreement. The Servicer may delegate its servicing responsibilities to one or more sub-servicers, but will not be relieved of its liabilities with respect thereto.

      Pursuant to the Assignment and Servicing Agreement, the Servicer will forward Excess Copy Charges and Maintenance Charges to IKON Office Solutions and may make Servicer Advances (as defined herein).

      The Servicer will retain possession of the Leases and Lease files; provided, however, that, the Servicer may be required, upon the written request of the Insurer, to deliver the Leases and Lease files to the Trustee or other custodian if the long-term debt rating assigned to the Servicer is downgraded below BBB- by S&P or Baa3 by Moody's.

      The Servicer will make representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the Assignment and Servicing Agreement. An uncured breach of any of these representations or warranties that in any respect materially and adversely affects the interests of the Noteholders will constitute a Servicer Event of Default. See "Description of the Transaction Documents--Assignment and Servicing Agreement--Servicer Events of Default" and "--Rights upon Servicer Events of Default" in the Prospectus.

      Remittance and Other Servicing Procedures. All payments on Leases will be made by the Lessees to the order of the Servicer to the national lock box account of the Servicer. The Servicer must deposit these payments (net of amounts that the Servicer is entitled to retain or use to reimburse itself, or must remit to third parties, such as IKON Office Solutions) in the Collection Account within two Business Days of the receipt thereof. See "Description of the Notes--Collection Account".


      Servicing Compensation and Payment of Expenses. A servicing fee (the "Servicing Fee") will be paid monthly to the Servicer on each Payment Date from amounts in the Collection Account and will be calculated by multiplying one-twelfth (or, in the case of the Initial Payment Date, a fraction of which the number of days from the Issuance Date to the Initial Payment Date is the numerator and 360 is the denominator) of 0.75% times the lesser of (i) the Outstanding Principal Amount of the Notes or (ii) the Discounted Present Value of the Performing Leases, each at the Determination Date for that Payment Date before application of payments with respect thereto.


      The Servicing Fee will be paid to the Servicer for servicing the Lease Receivables and to pay certain administrative expenses in connection with the Notes, including Trustee fees and certain Trustee expenses.

      Reports to Noteholders. The Servicer or the Trustee, as applicable, will forward or cause to be forwarded to each holder of record of each Class of Notes statements or information with respect to the Asset Pool setting forth the information specifically described in the Assignment and Servicing Agreement and the Indenture, (as defined herein) which will include the statements and information described under "Description of the Notes--Reports to Noteholders" in the Prospectus.


      Certain Rights of Insurer. Under the Transaction Documents, so long as the Policy is outstanding and there is no Insurer Default, the Insurer will be entitled to exercise substantially all of the rights of Noteholders and the Noteholders will be precluded from exercising those rights without the prior written consent of the Insurer. These rights include: (i) the right to remove the Servicer or Trustee and to appoint or approve successors to the Servicer or Trustee, (ii) the right to declare defaults or to waive defaults, (iii) the right to institute proceedings in respect of the Transaction Documents or the Notes, and (iv) the right to consent to or approve amendments or modifications to the Transaction Documents.


      An "Insurer Default" is a failure by the Insurer to make a payment required under the Policy in accordance with the terms thereof.

                            Description of the Notes

      General. The _____% Class A-1 Lease-Backed Notes (the "Class A-1 Notes"), _____% Class A-2 Lease-Backed Notes (the "Class A-2 Notes"), _____% Class A-3 Lease-Backed Notes (the "Class A-3 Notes") and _____% Class A-4 Lease-Backed Notes (the "Class A-4 Notes" and, together with the Class A-1 Notes, Class A-2 Notes and Class A-3 Notes, the "Notes") will be issued pursuant to the Indenture. The following statements with respect to the Notes is a summary of all material terms relating to the Notes. However, investors in the Notes should review the Indenture, the form of which is filed as an exhibit to the registration statement of which this Prospectus forms a part. Whenever any particular section of the Indenture or any term used therein is referred to, the section in the Indenture or the term used therein should be reviewed by you in order to fully understand this offering.

      The Issuer will agree in the Indenture and in the Notes to pay to the Noteholders (i) the Initial Principal Amount and (ii) monthly interest at the times, from the sources and on the terms and conditions set forth in the Indenture and in the Notes. The Notes are debt obligations of the Issuer secured by the Asset Pool. The Notes do not represent any interest in or a recourse obligation of IOS Capital, the Insurer (except as provided in the Policy), the Trustee or any of their affiliates other than the Issuer. The Issuer is a special purpose company with limited assets. Consequently, Noteholders must rely solely upon the Asset Pool and the Policy for payment of principal of and interest on the Notes.

      The initial principal amount of the Notes of each class will be approximately $307,011,000 for the Class A-1 Notes (the "Class A-1 Initial Principal Amount"), approximately $37,069,000 for the Class A-2 Notes (the "Class A-2 Initial Principal Amount"), approximately $336,159,000 for the Class A-3 Notes (the "Class A-3 Initial Principal Amount") and approximately $84,634,000 for the Class A-4 Notes (the "Class A-4 Initial Principal Amount" and, together with the Class A-1 Initial Principal Amount, the Class A-2 Initial Principal Amount and the Class A-3 Initial Principal Amount, the "Class A Initial Principal Amount").


      The initial aggregate principal amount of the Notes will comprise the initial principal amount (the "Initial Principal Amount") of the Notes. The aggregate unpaid principal amount of the Notes outstanding at any time will comprise the outstanding principal amount (the "Outstanding Principal Amount") of the Notes as of that time.

      Interest on the Notes will be payable as set forth under "Interest Payments." Principal will be payable as set forth under "Principal Payments." Notes may be presented to the corporate trust office of the Trustee for registration of transfer or exchange. Notes may be exchanged without a service charge, but the Trustee may require payment to cover taxes or other governmental charges.


      Book-Entry Registration.

The Noteholders may hold their notes through The Depository Trust Company ("DTC") (in the United States) or Cedel Bank ("CEDEL") and the Euroclear System ("Euroclear") (in Europe) if they are participants of those systems, or indirectly through organizations which are participants in those systems. See "Description of the Notes--Book Entry Registration" in the Prospectus.

      Discounted Present Value of the Leases. The discounted present value of the Leases (the "Discounted Present Value of the Leases"), at any given time, shall equal the future remaining scheduled Lease Payments on the Leases (including Non-Performing Leases), discounted at a rate equal to _____% (the "Discount Rate"). The discounted present value of the Performing Leases (the "Discounted Present Value of the Performing Leases") equals the Discounted Present Value of the Leases, reduced by all future remaining scheduled Lease Payments on the Non-Performing Leases, discounted at the Discount Rate. The aggregate Discounted Present Value of the Leases as of the Cut-Off Date, calculated at the Discount Rate, is $__________. Certain of the information set forth in this Prospectus Supplement is based on the Statistical Discounted Present Value of the Leases as of the Cut-Off Date rather than on the basis of the Discounted Present Value of the Leases as of the Cut-Off Date. However, the Statistical Discounted Present Value of the Leases as of the Cut-Off Date does not vary materially from the Discounted Present Value of the Leases as of the Cut-Off Date. See "The Asset Pool--Certain Information with Respect to the Leases and the Lessees."


      Expected Maturity; Stated Maturity. The expected maturity dates of the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes and Class A-4 Notes are the Payment Dates in April, 2000, June, 2000, June, 2002 and July, 2003, respectively. The stated maturity date with respect to the Class A-1 Notes is the Payment Date in June 2000, the stated maturity date with respect to the Class A-2 Notes is the Payment Date in May, 2005, the stated maturity date with respect to the Class A-3 Notes is the Payment Date in May, 2005 and the stated maturity date with respect to the Class A-4 Notes is the Payment Date in May, 2005. However, if all payments on the Leases are made as scheduled, final payment with respect to the Notes would occur prior to stated maturity.


     Determination Date. The determination date ("Determination Date") with respect to each Payment Date is the fifth Business Day prior to that Payment Date. On each Determination Date, the Servicer will determine the amount of payments received on the Leases in respect of the immediately preceding calendar month (each such period, a "Due Period") which will be available for distribution on the Payment Date. See "Description of the Notes--Distributions on Notes."


      Payment Date. Payments on the Notes will be made on the fifteenth day of each month (or if that day is not a Business Day, the next succeeding business day), commencing on June 15, 1999, to holders of record on the last business day preceding a Payment Date, or, if the notes are definitive notes, the last Business Day of the month preceding a Payment Date (each, a "Record Date"). See "Description of the Notes--Distributions on Notes."


      Interest Payments. The Notes will bear interest from the Issuance Date at the applicable interest rate for the respective class as set forth below. The Interest Rate is calculated on the basis of a year of 360 days comprised of twelve 30-day months (except in the case of the Class A-1 Notes, for which interest will be calculated on the basis of a year of 360 days and the actual number of days in the interest accrual period) payable on the Payment Date to the person in whose name the Note was registered at the close of business on the preceding Record Date. The interest rate for the Notes is as follows: _____% per annum on the Class A-1 Notes, _____% per annum on the Class A-2 Notes, _____% per annum on the Class A-3 Notes and _____% per annum on the Class A-4 Notes. With respect to any particular class of Notes, the "Interest Rate" refers to the applicable rate indicated in the immediately preceding sentence.


      On each Payment Date, the interest due (the "Interest Payments") with respect to the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes will be the interest that has accrued on those Notes since the last Payment Date (or in the case of the first Payment Date, since the Issuance
Date) (each such period, an "Interest Accrual Period") at the applicable Interest Rate applied to the then unpaid principal amounts (the "Outstanding Principal Amounts") of the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes, respectively, after giving effect to payments of principal to the Class A-1 Noteholders, the Class A-2 Noteholders, the Class A-3 Noteholders and the Class A-4 Noteholders, respectively, on the preceding

Payment Date (or, in the case of the first Payment Date, the Issuance Date), plus all previously accrued and unpaid interest on the Notes. See "Description of the Notes--General" and "Distributions on Notes."


      Principal Payments. For each Payment Date, the Noteholders will be entitled to receive payments of principal ("Principal Payments"), to the extent funds are available therefor, in the priorities set forth in the Indenture and described below and under "Description of the Notes--Distributions on Notes." On each Payment Date, to the extent funds are available therefor, the Principal Payment will be paid to the Noteholders in the following priority: (a) (i) to the Class A-1 Noteholders only, until the Outstanding Principal Amount on the Class A-1 Notes has been reduced to zero, the Class A Principal Payment, then
(ii) to the Class A-2 Noteholders only, until the Outstanding Principal Amount on the Class A-2 Notes has been reduced to zero, the Class A Principal Payment, then (iii) to the Class A-3 Noteholders only, until the Outstanding Principal Amount on the Class A-3 Notes has been reduced to zero, the Class A Principal Payment, and then (iv) to the Class A-4 Noteholders, until the Outstanding Principal Amount on the Class A-4 Notes has been reduced to zero, the Class A Principal Payment; and (b) if an Acceleration Event has occurred, Additional Principal will be distributed, as an additional principal payment, sequentially, to the Class A-1 Noteholders, the Class A-2 Noteholders, the Class A-3 Noteholders and the Class A-4 Noteholders until the Outstanding Principal Amount of each class has been reduced to zero.

      "Additional Principal" with respect to each Payment Date equals the excess, if any, of (i)(A) the Outstanding Principal Amount of the Notes plus the Overcollateralization Balance as of the immediately preceding Payment Date after giving effect to payments on that Payment Date, minus (B) the Discounted Present Value of the Performing Leases as of the related Determination Date, over (ii) the Class A Principal Payment to be paid on that Payment Date.

      The "Class A Principal Payment" will equal (a) while the Class A-1 Notes are outstanding, (i) on all Payment Dates prior to the June, 2000 Payment Date, the lesser of (1) the amount necessary to reduce the Outstanding Principal Amount on the Class A-1 Notes to zero and (2) the difference between (A) the Discounted Present Value of the Performing Leases as of the Determination Date for the preceding Payment Date and (B) the Discounted Present Value of the Performing Leases as of the related Determination Date, and (ii) on and after the June, 2000 Payment Date, the entire Outstanding Principal Amount of the Class A-1 Notes and (b) after the Class A-1 Notes have been paid in full, the amount necessary to reduce the aggregate Outstanding Principal Amount of the Notes to the Class A Target Investor Principal Amount. The "Class A Target Investor Principal Amount" with respect to each Payment Date is an amount equal to the product of (a) the Class A Percentage and (b) the Discounted Present Value of the Performing Leases as of the related Determination Date.


      The "Class A Percentage" will be equal to approximately 84.344399%.


      An "Acceleration Event" will occur if: (i) a Servicer Event of Default has occurred and is continuing (regardless of whether the rights and obligations of the Servicer are terminated as a result of that Servicer Event of Default); (ii) with respect to any Payment Date, the Overcollateralization Balance is less than or equal to the Overcollateralization Floor, (iii) for any three consecutive Due Periods, the average of the Annualized Default Rates for those Due Periods is greater than 6.25%; or (iv) for any three consecutive Due Periods, the average of the Delinquency Rates for those Due Periods is greater than 8.0%.


      The "Overcollateralization Balance" with respect to each Payment Date is an amount equal to the excess, if any, of (a) the Discounted Present Value of Performing Leases as of the related Determination Date over (b) the Outstanding Principal Amount of the Notes as of that Payment Date after giving effect to all principal payments made on that day.


      The "Overcollateralization Floor" with respect to each Payment Date means
(a) 2.5% of the Discounted Present Value of the Leases as of the Cut-Off Date, plus (b) the Cumulative Loss Amount with respect to that Payment Date, minus (c) the amount on deposit in the Reserve Account (as defined herein) after giving effect to withdrawals to be made on account of that Payment Date.


      The "Cumulative Loss Amount" with respect to each Payment Date is an amount equal to the excess, if any, of (a) the total of (i) the Outstanding Principal Amount of the Notes as of the immediately preceding Payment Date after giving effect to all principal payments made on that day, plus (ii) the Overcollateralization Balance as of the immediately preceding Payment Date, minus (iii) the lesser of (A) the Discounted Present Value of the Performing Leases as of the Determination Date relating to the immediately preceding Payment Date minus the Discounted Present Value of the Performing Leases as of the related Determination Date and (B) Available Funds remaining after the payment of amounts owing the Servicer and in respect of interest on the Notes on that Payment Date, over (b) the Discounted Present Value of the Performing Leases as of the related Determination Date.


      The "Annualized Default Rate" means for any Due Period, the sum as of the related Determination Date of the Discounted Present Value of the Leases that became Non-Performing Leases during that Due Period minus the sum of the recoveries on Non-Performing Leases received during that Due Period, divided by the Discounted Present Value of the Leases on the Determination Date immediately preceding that Determination Date, multiplied by twelve.

      The "Delinquency Rate" means for any Due Period, the sum as of the related Determination Date of the Discounted Present Value of the Leases that are 61 or more days delinquent, as of that Determination Date, divided by the Discounted Present Value of the Leases on that Determination Date.


      Collection Account. The Trustee will establish and maintain an Eligible Account (as defined herein) (the "Collection Account") into which the Servicer must deposit, as described in the Prospectus, all Lease Payments, Casualty Payments, Retainable Deposits, Termination Payments, certain proceeds from purchases by IOS Capital of Leases as a result of breaches of representations and warranties and recoveries from Non-Performing Leases to the extent IOS Capital has not substituted a Substitute Lease (except to the extent required to reimburse unreimbursed Servicer Advances) (each as defined herein) on or in respect of each Lease included in the Asset Pool within two Business Days of receipt thereof. See "Description of the Notes--Collections" in the Prospectus.

      An "Eligible Account" is either (a) an account maintained with a depository institution or trust company acceptable to each of the Rating Agencies and, so long as no Insurer Default (as defined herein) shall have occurred and be continuing, the Insurer, or (b) a trust account or similar account maintained with a federal or state chartered depository institution, which may be an account maintained with the Trustee.

      A "Lease Payment" is the equipment financing portion of each fixed periodic rental payment payable by a Lessee under a Lease. Casualty Payments, Retainable Deposits, Termination Payments, prepayments of rent required pursuant to the terms of a Lease at or before the commencement of the Lease, security deposits, payments becoming due before the applicable Cut-Off Date and supplemental or additional payments required by the terms of a Lease with respect to taxes, insurance, maintenance (including, without limitation, any Maintenance Charges) or other specific charges (including, without limitation, any Excess Copy Charges), will not be Lease Payments.

      A "Casualty Payment" is any payment pursuant to a Lease on account of the loss, theft, condemnation, governmental taking, destruction, or damage beyond repair (each, a "Casualty") of any item of Equipment subject thereto which results, in accordance with the terms of the Lease, in a reduction in the number or amount of any future Lease Payments due thereunder or in the termination of the Lessee's obligation to make future Lease Payments thereunder.

      A "Retainable Deposit" is any security or other similar deposit which the Servicer has determined in accordance with its customary servicing practices is not refundable to the related Lessee.


      A "Termination Payment" is a payment payable by a Lessee under a Lease upon the early termination of the Lease (but not on account of a casualty or a Lease default) which may be agreed upon by the Servicer, acting in the name of the Issuer, and the Lessee.


      The following funds will be deposited into the Collection Account:

            (a)   Lease Payments;


            (b) recoveries from Non-Performing Leases to the extent IOS Capital has not substituted Substitute Leases for the Non-Performing Leases;


            (c) late charges received on delinquent Lease Payments not advanced by the Servicer;

            (d) proceeds from purchases by IOS Capital of Leases as a result of breaches of representations and warranties to the extent IOS Capital has not substituted Substitute Leases for those Leases;


            (e) proceeds from investment of funds in the Collection Account and the Reserve Account, if any;


            (f)   Casualty Payments;


            (g)   Retainable Deposits;

            (h) Servicer Advances (as defined herein), if any, in respect of the related Due Period;


            (i) Termination Payments to the extent the Issuer does not reinvest the Termination Payments in Additional Leases (as defined herein); and


            (j) proceeds received once the Issuer exercises its right to redeem the Notes.

      The foregoing funds on deposit in the Collection Account on each Determination Date (excluding any Lease Payments not due during the related or any prior Due Period), together with any funds deposited into the Collection Account from the Reserve Account, will constitute "Available Funds".

      The Servicer will not be required to deposit in the Collection Account, and Available Funds will not include, cash flows realized from the sale or release of the Equipment following the expiration dates of the Leases, other than Equipment subject to Non-Performing Leases that have not been replaced.

      The Servicer must deposit the funds referred to in clauses (a) through
(d), (f) and (i) above into the Collection Account within two Business Days of receipt thereof by the Servicer. The funds referred to in clauses (e), (g), (h) and (j) above are to be deposited into the Collection Account on or prior to the related Payment Date.


      Reserve Account. The Trustee will establish and maintain an Eligible Account (the "Reserve Account"). On the Issuance Date, the Issuer will make an initial deposit to the Reserve Account in an amount equal to 1.00% of the Discounted Present Value of the Leases as of the Cut-Off Date. In the event that Available Funds (exclusive of amounts on deposit in the Reserve Account) are insufficient to pay the Servicing Fee, unreimbursed Servicer Advances, the premium on the Policy, Interest Payments on the Notes and the Class A Principal Payment (such payments, the "Required Payments" and such shortfall, an "Available Funds Shortfall") on any Payment Date, the Trustee will transfer from the Reserve Account to the Collection Account an amount equal to the lesser of the funds on deposit in the Reserve Account (the "Available Reserve Amount") and the amount of the deficiency.


      On each Payment Date, Available Funds remaining after the payment of the Required Payments will be deposited into the Reserve Account to the extent that the Required Reserve Amount exceeds the Available Reserve Amount. The "Required Reserve Amount" equals the lesser of (a) 1.00% of the Discounted Present Value of the Leases as of the Cut-Off Date and (b) the then unpaid principal amount (the "Outstanding Principal Amount") of the Notes. Any amounts on deposit in the Reserve Account in excess of the Required Reserve Amount will be released to the Issuer.

      Distributions on Notes. The first Payment Date is June 15, 1999. On each Determination Date, the Servicer will determine the Available Funds and the Required Payments in respect of the related Payment Date.


      For each Payment Date, the interest due with respect to the Notes will be the interest that has accrued since the last Payment Date (or, in the case of the first Payment Date, since the Issuance Date), at the applicable Interest Rates applied to the Outstanding Principal Amount of each class, after giving effect to payments of principal to Noteholders on the preceding Payment Date, plus all previously accrued and unpaid interest on the Notes.


      For each Payment Date, Principal Payments due with respect to the Notes will be the Class A Principal Payment. In addition, if an Acceleration Event occurs with respect to any Payment Date, Additional

Principal will be distributed, sequentially, as an additional principal payment on the Notes of each class until the Outstanding Principal Amount of each class has been reduced to zero.

      On each Payment Date, the Trustee will make required payments of principal and interest on the Notes from Available Funds.

      Unless an Event of Default (as defined herein) and acceleration of the Notes has occurred, on or before each Payment Date, the Servicer will instruct the Trustee to apply or cause to be applied the Available Funds to make the following payments in the following priority:


            (a)   to pay the Insurer the Policy premium;


            (b)   to pay the Servicing Fee;

            (c) to reimburse unreimbursed Servicer Advances (as defined herein) in respect of a prior Payment Date;

            (d) to make Interest Payments owing on the Class A Notes concurrently to the Class A-1 Noteholders, Class A-2 Noteholders, Class A-3 Noteholders and Class A-4 Noteholders;

            (e) to pay the Insurer any unreimbursed Insured Payments and any unreimbursed optional payments together with interest thereon at a per annum rate equal to the greater of the Citibank, N.A. base rate from time to time plus 2% or the then highest applicable rate of interest on the Notes (the "Late Payment Rate");

            (f) to make the Class A Principal Payment to (i) the Class A-1 Noteholders only, until the Outstanding Principal Amount on the Class A-1 Notes is reduced to zero, then (ii) to the Class A-2 Noteholders only, until the Outstanding Principal Amount on the Class A-2 Notes is reduced to zero, then (iii) to the Class A-3 Noteholders only, until the Outstanding Principal Amount on the Class A-3 Notes is reduced to zero, and finally
                  (iv) to the Class A-4 Noteholders, until the Outstanding Principal Amount on the Class A-4 Notes is reduced to zero;

            (g) if an Acceleration Event has occurred, to pay the Additional Principal, if any, as an additional reduction of principal to the Noteholders, in the order established in clause (f) above, until the Outstanding Principal Amount on all of the Class A Notes has been reduced to zero;

            (h) to make a deposit to the Reserve Account in an amount equal to the excess of the Required Reserve Amount over the Available Reserve Amount; and

            (i)   to pay the Issuer the balance, if any.

      Advances by the Servicer. Prior to any Payment Date, the Servicer may, but will not be required to, advance (each, a "Servicer Advance") to the Trustee an amount sufficient to cover delinquencies on some or all Leases with respect to prior Due Periods. In the absence of any Servicer Event of Default, the Servicer will be reimbursed for Servicer Advances from Available Funds on the following Payment Date. See "Distributions on Notes" above.


      Redemption. The Issuer may, at its option, redeem the Notes, as a whole, at their principal amount, without premium, together with interest at the applicable rate accrued to the date fixed for redemption if on any payment date the Discounted Present Value of the Performing Leases is less than or equal to 10% of the Discounted Present Value of the Leases as of the Cut-Off Date. The Issuer will give notice of redemption to each Noteholder and the Trustee at least 30 days before the Payment Date fixed for redemption. Upon deposit of funds necessary to effect the redemption, the Trustee shall pay the remaining unpaid principal amount on the Notes and all accrued and unpaid interest as of the date fixed for redemption.

      Events of Default and Notice Thereof. The following events, among others, will be "Events of Default" with respect to the Notes:

            (a) default in making Interest Payments on any Note when due and payable;

            (b)   default in making Principal Payments at Stated Maturity;

            (c) certain defaults in the performance of covenants or agreements or breaches of representations or warranties by the Issuer;


            (d)   the occurrence of a Servicer Event of Default; or


            (e)   insolvency or bankruptcy events relating to the Issuer.

      The Indenture will provide that the Trustee will give the Insurer and the Noteholders notice of all uncured defaults known to it (the term "default" to include the events specified above without applicable grace periods).


     If an Event of Default occurs, the Trustee shall, at the direction of the Insurer (if no Insurer Default has occurred and is continuing) or of holders of not less than 66-2/3% of the Outstanding Principal Amount of the Notes (if an Insurer Default has occurred and is continuing), and, if an Insurer Default has occurred and is continuing, may, declare the unpaid principal amount of the Notes to be immediately due and payable together with all accrued and unpaid interest thereon. However, if the Event of Default involves other then non-payment of principal or interest on the Notes, the Trustee may not sell the related Leases or any Equipment unless the sale is for an amount greater than or equal to the Outstanding Principal Amount of the Notes unless directed to do so by the Insurer (if no Insurer Default has occurred and is continuing) or the holders of 66-2/3% of the then Outstanding Principal Amount of the Notes (if an Insurer Default has occurred and is continuing).

      Subsequent to an Event of Default and following any acceleration of the Notes pursuant to the Indenture, any monies that may then be held or thereafter received by the Trustee will be applied in the following order of priority, on the date or dates fixed by the Trustee and, in case of the distribution of the entire amount due on account of principal or interest, upon presentation and surrender of the Notes.


            First to the payment of all costs and expenses of collection incurred by the Trustee, the Insurer and the Noteholders (including the reasonable fees and expenses of any counsel to the Trustee, the Insurer and the Noteholders) and all fees and expenses (including legal fees and expenses) owed to the Trustee under the Indenture;


            Second if the person then acting as Servicer under the Assignment and Servicing Agreement is not IOS Capital or an affiliate of IOS Capital, to the payment of all Servicing Fees and unreimbursed Servicer Advances then due to that person;

            Third first, to the payment of all accrued and unpaid interest on the Outstanding Principal Amount of the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes and Class A-4 Notes pro rata to the date of payment thereof, including (to the extent permitted by applicable law) interest on any overdue installment of interest and principal from the maturity of that installment to the date of payment thereof at the rate per annum equal to the Class A-1 Interest Rate, Class A-2 Interest Rate, Class A-3 Interest Rate and Class A-4 Interest Rate, respectively, second to the payment of the Outstanding Principal Amount of the Class A-1 Notes, third, to the payment of the Outstanding Principal Amount of the Class A-2 Notes, fourth, to the payment of the Outstanding Principal Amount of the Class A-3 Notes, and fifth to the payment of the Outstanding Principal Amount of the Class A-4 Notes; provided, that the Noteholders may allocate payments for interest, principal and premium at their own discretion, except that no allocation shall affect the allocation of amounts or future payments received by any other Noteholder;

            Fourth to the payment of amounts then due the Insurer under the Indenture, including policy premiums owed to the Insurer (other than amounts referred to in clause Fifth);

            Fifth to the payment to the Insurer of any unreimbursed Insured Payments and any unreimbursed optional payments made by the Insurer together with interest thereon at the Late Payment Rate;

            Sixth if the person then acting as Servicer is IOS Capital or an affiliate of IOS Capital, to the payment of all Servicing Fees and unreimbursed Servicer Advances then due to the Servicer; and

            Seventh to the payment of the remainder, if any, to the Issuer or any other person legally entitled thereto.

            The Issuer will be required to furnish annually to the Trustee a statement of officers of the Issuer to the effect that to the best of their knowledge the Issuer is not in default in the performance and observance of the terms of the Indenture or, if the Issuer is in default, specifying the default.

      The Indenture will provide that the Trustee, at the direction of the Insurer (if no Insurer Default has occurred and is continuing) or the holders of 66-2/3% in aggregate principal amount of the Notes then outstanding (if an Insurer Default has occurred and is continuing), will have the right to waive certain defaults and, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust power conferred on the Trustee. The Indenture will provide that in case an Event of Default occurs (which shall not have been cured or waived), the Trustee will be required to exercise its rights and powers under the Indenture and to use the degree of care and skill in their exercise that a prudent man would exercise or use in the circumstances in the conduct of his own affairs. Subject to these provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of the Insurer or the Noteholders unless they have offered the Trustee reasonable security or indemnity reasonably satisfactory to the Trustee. Upon request of a Noteholder, the Trustee will provide information as to the outstanding principal amount of each Class of Notes.

      Modification of the Indenture. The Indenture may be modified and amended as described under "Description of the Transaction Documents--Modification of the Indenture" in the Prospectus. The consent of the Insurer (if no Insurer Default has occurred and is continuing) or of the holders of 66-2/3% of the aggregate principal amount of the Notes (if an Insurer Default has occurred and is continuing) is required for any modification or amendment.

      Servicer Events of Default. The events and conditions constituting "Servicer Events of Default" under the Assignment and Servicing Agreement and the rights of the Trustee on behalf of the Insurer or the Noteholders in the event of a Servicer Event of Default are described in "Description of the Transaction Documents--Servicer Events of Default" and "--Rights upon Servicer Events of Default" in the Prospectus.

      Servicer Events of Default shall include: (i) so long as IOS Capital is the Servicer, if there shall be a downgrading of the long-term debt rating assigned by Moody's or S&P to IOS Capital to BB or below or Ba2 or below, as the case may be; (ii) if for any three consecutive Due Periods, the average of the Annualized Default Rates for these Due Periods is greater than 8.0%; and (iii) if for any three consecutive Due Periods, the average of the Delinquency Rates for these Due Periods is greater than 10.0%.


      Security for the Notes. Repayment of the Notes will be secured by (a) a first priority security interest in the Leases perfected by filing UCC financing statements against the Issuer, the Seller and IOS Capital, (b) a first priority security interest in the Issuer's security interest in the Equipment perfected by filing UCC financing statements against the Issuer and the Seller and (c) a first priority security interest in all funds in the Collection Account and the Reserve Account.

                       Prepayment and Yield Considerations


      The rate of principal payments on the Notes, the aggregate amount of each interest payment on the Notes and the yield to maturity of the Notes are directly related to the rate of payments on the underlying Leases. The payments on the Leases may be in the form of scheduled payments, prepayments or liquidations due to default, casualty and other events, which cannot be specified at present. Any payments may result in distributions to Noteholders of amounts which would otherwise have been distributed over the remaining term of the Leases. In general, the rate of payments may be influenced by a number of other factors, including general economic conditions. The rate of principal payments with respect to any class may also be affected by any purchase of the underlying Leases by IOS Capital pursuant to the Assignment and Servicing Agreement. In this event, the purchase price will decrease the Discounted Present Value of the Performing Leases, causing the corresponding weighted average life of the Notes to decrease. See "Risk Factors--Prepayments and Related Reinvestment May Reduce Your Yield" in the Prospectus.


      In the event a Lease becomes a Non-Performing Lease, a Warranty Lease or an Adjusted Lease, IOS Capital will have the option to substitute a Substitute Lease; provided that any substitution will be limited to (i) an aggregate amount not to exceed 10% of the Discounted Present Value of the Leases as of the Cut-Off Date with respect to Non-Performing Leases and (ii) an aggregate amount not to exceed 10% of the Discounted Present Value of the Leases as of the Cut-Off Date with respect to Adjusted Leases and Warranty Leases. In addition, in the event of an Early Lease Termination resulting in a Lease having been prepaid in full, IOS Capital will have the option to transfer an Additional Lease. The Substitute Leases and Additional Leases will have a Discounted Present Value equal to or greater than that of the Leases being replaced and the monthly payments on the Substitute Leases or Additional Leases will be at least equal to those of the terminated Leases through the term of the terminated Leases. In the event that an Early Lease Termination is allowed by IOS Capital and a Substitute Lease is not provided, the amount prepaid will be equal to at least the Discounted Present Value of the Early Termination Lease, plus any delinquent payments.


      The effective yield to holders of the Notes will depend upon, among other things, the amount of and rate at which principal is paid to Noteholders. The after-tax yield to Noteholders may be affected by lags between the time interest income accrues to Noteholders and the time the related interest income is received by the Noteholders.


      The following chart sets forth the percentage of the Initial Statistical Principal Amount (as defined below) of the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes and Class A-4 Notes which would be outstanding on the Payment Dates set forth below assuming a Conditional Prepayment Rate ("CPR") of 0%, 7%, 10% and 12%, respectively, which in each case was calculated using a discount rate of 6.692%. The "Initial Statistical Principal Amount" of the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes and Class A-4 Notes, is $307,011,000, $37,069,000, $336,159,000, and $84,634,000, respectively. The "Statistical Class
Percentage" for the Class A Notes is equal to 84.344399%. This information is hypothetical and is set forth for illustrative purposes only. The CPR assumes that a fraction of the outstanding Leases in the Asset Pool is prepaid on each Distribution Date, which implies that each Lease in the Asset Pool is equally likely to prepay. This fraction, expressed as a percentage, is annualized to arrive at the Conditional Payment Rate for the Leases in the Asset Pool. The CPR measures prepayments based on the outstanding discounted present value of the Leases discounted at 6.692%, after the payment of all Scheduled Payments on the Leases during the related Due Period. The CPR further assumes that all Leases are the same size and amortize at the same rate and that each Lease will be either paid as scheduled or prepaid in full. The amounts set forth below are based upon the timely receipt of scheduled monthly Lease Payments as of the Cut-Off Date, assume that the Issuer does not exercise its option to redeem the Notes and assume the Issuance Date is April 30, 1999 and the first Payment Date is June 15, 1999. The following charts were created using the Statistical Class Percentage related to the Initial Statistical Principal Amounts of the respective class.

               Percentage of the Initial Principal Amounts at the
                         Respective CPR Set Forth Below

====================================================================================================================
                                                                  0% CPR
                    ------------------------------------------------------------------------------------------------
     Payment Date             Class A-1              Class A-2               Class A-3              Class A-4
------------------  ------------------------  ----------------------  ----------------------  ----------------------
     Issuance Date               100                    100                     100                    100
        6/15/99                   83                    100                     100                    100
        7/15/99                   74                    100                     100                    100
        8/15/99                   66                    100                     100                    100
        9/15/99                   57                    100                     100                    100
       10/15/99                   49                    100                     100                    100
       11/15/99                   41                    100                     100                    100
       12/15/99                   32                    100                     100                    100
        1/15/00                   24                    100                     100                    100
        2/15/00                   16                    100                     100                    100
        3/15/00                   8                     100                     100                    100
        4/15/00                   0                     100                     100                    100
        5/15/00                   0                     46                      100                    100
        6/15/00                   0                      0                       99                    100
        7/15/00                   0                      0                       93                    100
        8/15/00                   0                      0                       88                    100
        9/15/00                   0                      0                       82                    100
       10/15/00                   0                      0                       77                    100
       11/15/00                   0                      0                       71                    100
       12/15/00                   0                      0                       66                    100
        1/15/01                   0                      0                       61                    100
        2/15/01                   0                      0                       56                    100
        3/15/01                   0                      0                       51                    100
        4/15/01                   0                      0                       47                    100
        5/15/01                   0                      0                       42                    100
        6/15/01                   0                      0                       38                    100
        7/15/01                   0                      0                       34                    100
        8/15/01                   0                      0                       30                    100
        9/15/01                   0                      0                       26                    100
       10/15/01                   0                      0                       22                    100
       11/15/01                   0                      0                       19                    100
       12/15/01                   0                      0                       15                    100
        1/15/02                   0                      0                       12                    100
        2/15/02                   0                      0                       9                     100
        3/15/02                   0                      0                       6                     100
        4/15/02                   0                      0                       3                     100
        5/15/02                   0                      0                       1                     100
        6/15/02                   0                      0                       0                      93
        7/15/02                   0                      0                       0                      84
        8/15/02                   0                      0                       0                      73
        9/15/02                   0                      0                       0                      63
       10/15/02                   0                      0                       0                      54
       11/15/02                   0                      0                       0                      46
       12/15/02                   0                      0                       0                      37
        1/15/03                   0                      0                       0                      30
        2/15/03                   0                      0                       0                      23
        3/15/03                   0                      0                       0                      17
        4/15/03                   0                      0                       0                      11
        5/15/03                   0                      0                       0                      6
        6/15/03                   0                      0                       0                      1
        7/15/03                   0                      0                       0                      0

   WEIGHTED AVERAGE
    LIFE(1)(YEARS)
     To Maturity:                0.50                  1.08                     2.00                   3.57
       To Call:                  0.50                  1.08                     2.00                   3.20

(1) The weighted average life of a Class A-1 Note, Class A-2 Note, Class A-3 Note and Class A-4 Note is determined by (a) multiplying the amount of cash distributions in reduction of the Outstanding Principal Amount of the respective Note by the number of years from the Issuance Date to the relevant Payment Date, (b) adding the results, and (c) dividing the sum by the Initial Principal Amount of the applicable class.

               Percentage of the Initial Principal Amounts at the
                         Respective CPR Set Forth Below

==================================================================================================================
                                                                  7% CPR
                        ------------------------------------------------------------------------------------------
     Payment Date              Class A-1             Class A-2               Class A-3                Class A-4
----------------------  ---------------------  ---------------------  ------------------------  ------------------
     Issuance Date                100                   100                     100                      100
        6/15/99                    81                   100                     100                      100
        7/15/99                    71                   100                     100                      100
        8/15/99                    62                   100                     100                      100
        9/15/99                    52                   100                     100                      100
       10/15/99                    42                   100                     100                      100
       11/15/99                    33                   100                     100                      100
       12/15/99                    24                   100                     100                      100
        1/15/00                    15                   100                     100                      100
        2/15/00                    6                    100                     100                      100
        3/15/00                    0                    79                      100                      100
        4/15/00                    0                    21                      100                      100
        5/15/00                    0                     0                       96                      100
        6/15/00                    0                     0                       90                      100
        7/15/00                    0                     0                       84                      100
        8/15/00                    0                     0                       78                      100
        9/15/00                    0                     0                       72                      100
       10/15/00                    0                     0                       67                      100
       11/15/00                    0                     0                       61                      100
       12/15/00                    0                     0                       56                      100
        1/15/01                    0                     0                       51                      100
        2/15/01                    0                     0                       47                      100
        3/15/01                    0                     0                       42                      100
        4/15/01                    0                     0                       37                      100
        5/15/01                    0                     0                       33                      100
        6/15/01                    0                     0                       29                      100
        7/15/01                    0                     0                       25                      100
        8/15/01                    0                     0                       21                      100
        9/15/01                    0                     0                       18                      100
       10/15/01                    0                     0                       15                      100
       11/15/01                    0                     0                       11                      100
       12/15/01                    0                     0                       8                       100
        1/15/02                    0                     0                       6                       100
        2/15/02                    0                     0                       3                       100
        3/15/02                    0                     0                       *                       100
        4/15/02                    0                     0                       0                        92
        5/15/02                    0                     0                       0                        83
        6/15/02                    0                     0                       0                        73
        7/15/02                    0                     0                       0                        64
        8/15/02                    0                     0                       0                        55
        9/15/02                    0                     0                       0                        47
       10/15/02                    0                     0                       0                        39
       11/15/02                    0                     0                       0                        32
       12/15/02                    0                     0                       0                        25
        1/15/03                    0                     0                       0                        19
        2/15/03                    0                     0                       0                        14
        3/15/03                    0                     0                       0                        9
        4/15/03                    0                     0                       0                        5
        5/15/03                    0                     0                       0                        1
        6/15/03                    0                     0                       0                        0
        7/15/03                    0                     0                       0                        0

   WEIGHTED AVERAGE
    LIFE(1)(YEARS)
     To Maturity:                 0.45                 0.96                     1.83                     3.42
       To Call:                   0.45                 0.96                     1.83                     3.03

(1) The weighted average life of a Class A-1 Note, Class A-2 Note, Class A-3 Note and Class A-4 Note is determined by (a) multiplying the amount of cash distributions in reduction of the Outstanding Principal Amount of the respective Note by the number of years from the Issuance Date to the relevant Payment Date, (b) adding the results, and (c) dividing the sum by the Initial Principal Amount of the applicable class.

* The percentage of the Outstanding Principal Amount of the Class A-3 Notes is less than 0.5% of the initial note principal balance on this Payment Date.

               Percentage of the Initial Principal Amounts at the
                         Respective CPR Set Forth Below

=======================================================================================================================
                                                                      10% CPR
                         ----------------------------------------------------------------------------------------------
     Payment Date              Class A-1                  Class A-2               Class A-3                Class A-4
-----------------------  ------------------------  ----------------------  ------------------------  ------------------
     Issuance Date                100                        100                     100                      100
        6/15/99                    80                        100                     100                      100
        7/15/99                    70                        100                     100                      100
        8/15/99                    60                        100                     100                      100
        9/15/99                    49                        100                     100                      100
       10/15/99                    39                        100                     100                      100
       11/15/99                    29                        100                     100                      100
       12/15/99                    20                        100                     100                      100
        1/15/00                    10                        100                     100                      100
        2/15/00                    1                         100                     100                      100
        3/15/00                    0                         47                      100                      100
        4/15/00                    0                          0                       98                      100
        5/15/00                    0                          0                       92                      100
        6/15/00                    0                          0                       86                      100
        7/15/00                    0                          0                       80                      100
        8/15/00                    0                          0                       74                      100
        9/15/00                    0                          0                       68                      100
       10/15/00                    0                          0                       63                      100
       11/15/00                    0                          0                       57                      100
       12/15/00                    0                          0                       52                      100
        1/15/01                    0                          0                       47                      100
        2/15/01                    0                          0                       43                      100
        3/15/01                    0                          0                       38                      100
        4/15/01                    0                          0                       34                      100
        5/15/01                    0                          0                       29                      100
        6/15/01                    0                          0                       26                      100
        7/15/01                    0                          0                       22                      100
        8/15/01                    0                          0                       18                      100
        9/15/01                    0                          0                       15                      100
       10/15/01                    0                          0                       12                      100
       11/15/01                    0                          0                       9                       100
       12/15/01                    0                          0                       6                       100
        1/15/02                    0                          0                       3                       100
        2/15/02                    0                          0                       *                       100
        3/15/02                    0                          0                       0                        92
        4/15/02                    0                          0                       0                        83
        5/15/02                    0                          0                       0                        74
        6/15/02                    0                          0                       0                        65
        7/15/02                    0                          0                       0                        56
        8/15/02                    0                          0                       0                        48
        9/15/02                    0                          0                       0                        40
       10/15/02                    0                          0                       0                        33
       11/15/02                    0                          0                       0                        27
       12/15/02                    0                          0                       0                        21
        1/15/03                    0                          0                       0                        16
        2/15/03                    0                          0                       0                        11
        3/15/03                    0                          0                       0                        6
        4/15/03                    0                          0                       0                        2
        5/15/03                    0                          0                       0                        0
        6/15/03                    0                          0                       0                        0
        7/15/03                    0                          0                       0                        0

   WEIGHTED AVERAGE
    LIFE(1)(YEARS)
     To Maturity:                 0.42                      0.91                     1.77                     3.35
       To Call:                   0.42                      0.91                     1.77                     2.95

(1) The weighted average life of a Class A-1 Note, Class A-2 Note, Class A-3 Note and Class A-4 Note is determined by (a) multiplying the amount of cash distributions in reduction of the Outstanding Principal Amount of the respective Note by the number of years from the Issuance Date to the relevant Payment Date, (b) adding the results, and (c) dividing the sum by the Initial Principal Amount of the applicable class.

* The percentage of the Outstanding Principal Amount of the Class A-3 Notes is less than 0.5% of the initial note principal balance on this Payment Date.

               Percentage of the Initial Principal Amounts at the
                         Respective CPR Set Forth Below

=====================================================================================================================
                                                                     12% CPR
                        ---------------------------------------------------------------------------------------------
     Payment Date              Class A-1                Class A-2                 Class A-3             Class A-4
----------------------  -----------------------  -----------------------  ----------------------  -------------------
     Issuance Date                100                      100                       100                   100
        6/15/99                    80                      100                       100                   100
        7/15/99                    69                      100                       100                   100
        8/15/99                    58                      100                       100                   100
        9/15/99                    48                      100                       100                   100
       10/15/99                    37                      100                       100                   100
       11/15/99                    27                      100                       100                   100
       12/15/99                    17                      100                       100                   100
        1/15/00                    8                       100                       100                   100
        2/15/00                    0                       88                        100                   100
        3/15/00                    0                       25                        100                   100
        4/15/00                    0                        0                         96                   100
        5/15/00                    0                        0                         89                   100
        6/15/00                    0                        0                         83                   100
        7/15/00                    0                        0                         77                   100
        8/15/00                    0                        0                         71                   100
        9/15/00                    0                        0                         65                   100
       10/15/00                    0                        0                         60                   100
       11/15/00                    0                        0                         55                   100
       12/15/00                    0                        0                         49                   100
        1/15/01                    0                        0                         45                   100
        2/15/01                    0                        0                         40                   100
        3/15/01                    0                        0                         35                   100
        4/15/01                    0                        0                         31                   100
        5/15/01                    0                        0                         27                   100
        6/15/01                    0                        0                         23                   100
        7/15/01                    0                        0                         20                   100
        8/15/01                    0                        0                         16                   100
        9/15/01                    0                        0                         13                   100
       10/15/01                    0                        0                         10                   100
       11/15/01                    0                        0                         7                    100
       12/15/01                    0                        0                         4                    100
        1/15/02                    0                        0                         1                    100
        2/15/02                    0                        0                         0                     96
        3/15/02                    0                        0                         0                     87
        4/15/02                    0                        0                         0                     78
        5/15/02                    0                        0                         0                     68
        6/15/02                    0                        0                         0                     59
        7/15/02                    0                        0                         0                     51
        8/15/02                    0                        0                         0                     43
        9/15/02                    0                        0                         0                     36
       10/15/02                    0                        0                         0                     30
       11/15/02                    0                        0                         0                     24
       12/15/02                    0                        0                         0                     18
        1/15/03                    0                        0                         0                     13
        2/15/03                    0                        0                         0                     9
        3/15/03                    0                        0                         0                     5
        4/15/03                    0                        0                         0                     1
        5/15/03                    0                        0                         0                     0
        6/15/03                    0                        0                         0                     0
        7/15/03                    0                        0                         0                     0

   WEIGHTED AVERAGE
    LIFE(1)(YEARS)
     To Maturity:                 0.41                    0.89                       1.72                  3.31
       To Call:                   0.41                    0.89                       1.72                  2.94

(1) The weighted average life of a Class A-1 Note, Class A-2 Note, Class A-3 Note and Class A-4 Note is determined by (a) multiplying the amount of cash distributions in reduction of the Outstanding Principal Amount of the respective Note by the number of years from the Issuance Date to the relevant Payment Date, (b) adding the results, and (c) dividing the sum by the Initial Principal Amount of the applicable class.

                                   The Trustee

      The Trustee, Harris Trust and Savings Bank, is a banking corporation organized under the laws of Illinois. The Prospectus describes the conditions under which the Trustee may resign and the appointment of a successor trustee. See "The Trustee" in the Prospectus.

                    Material Federal Income Tax Consequences


      General. The following paragraphs together with the description of federal income tax consequences detailed in the Prospectus under the heading "Material Federal Income Tax Consequences" set forth the material federal income tax consequences to the original purchasers of the Notes of the purchase, ownership and disposition of the Notes. Tax Counsel's opinion does not purport to deal with all federal income tax considerations applicable to all categories of investors. The tax consequences to holders subject to special rules, including insurance companies, tax exempt organizations, financial institutions or broker deals, taxpayers subject to the alternative minimum tax, and holders that will hold the Notes as other than capital assets, are not discussed below or in the Prospectus. In particular, this discussion applies only to investors that purchase Notes directly from the Issuer and hold the Notes as capital assets.


      The discussion that follows, and the opinion set forth below of Dewey Ballantine LLP, special tax counsel ("Tax Counsel") to the Issuer are based upon provisions of the Internal Revenue Code of 1986, as amended (the "Code") and treasury regulations promulgated thereunder as in effect on the date hereof and on existing judicial and administrative interpretations thereof. These authorities are subject to change and to differing interpretations, which could apply retroactively. The opinion of Tax Counsel is not binding on the courts or the Internal Revenue Service (the "IRS"). Potential investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Notes.


      The following discussion addresses lease-backed notes such as the Notes that are intended to be treated for federal income tax purposes as indebtedness secured by the underlying Lease Receivables. Tax counsel has prepared the following discussion and is of the opinion that it is correct in all material respects.


      Tax Characterization of the Issuer. Tax Counsel is of the opinion that the Issuer will not be treated as an association (or a publicly traded partnership) taxable as a corporation for federal income tax purposes.


      Tax Characterization of the Notes. In the opinion of Tax Counsel, although no transaction closely comparable to that contemplated herein has been the subject of any treasury regulation, revenue ruling or judicial decision, based on the application of existing law to the facts as set forth in the applicable agreement, the Notes will be treated as indebtedness for federal income tax purposes. Although it is the opinion of Tax Counsel that the Notes are properly characterized as indebtedness for federal income tax purposes, no assurance can be given that this debt characterization of the Notes will prevail. The IRS could recharacterize the Notes under several alternative theories. See "Material Federal Income Tax Consequences--Tax Characterization of the Notes" in the Prospectus.


      Discount and Premium. It is not anticipated that the Notes will be issued with any original issue discount. See "Material Federal Income Tax Consequences--Discount and Premium--Original Issue Discount" in the Prospectus. In addition, a subsequent purchaser who buys a Note for less than its principal amount may be subject to the "market discount" rules of the Code. See "Material Federal Income Tax Consequences--Discount and Premium--Market Discount" in the Prospectus. A subsequent purchaser who buys a Note for more than its principal amount may be subject to the "market premium" rules of the Code. See "Material Federal Income Tax Consequences--Discount and Premium--Premium" in the Prospectus.


      Sale or Exchange of the Notes. If a Note is sold or exchanged, the seller will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the Note. See "Material Federal Income Tax Consequences--Sale or Exchange" in the Prospectus.

      Other Matters. For a discussion of backup withholding and taxation of foreign investors in the Notes, see "Material Federal Income Tax
Consequences--Backup Withholding" and "--Foreign Investors" in the Prospectus.

                              ERISA Considerations


      Section 406 of ERISA and Section 4975 of the Code prohibit a pension, profit sharing, or other employee benefit plan from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the plan. ERISA also imposes certain duties on persons who are fiduciaries of plans subject to ERISA and prohibits certain transactions between a plan and parties in interest with respect to such plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a plan is considered to be a fiduciary of the plan (subject to certain exceptions not here relevant). A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Code for those persons. Employee plans that are government plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(53) of ERISA), are not subject to ERISA; however, those plans may be subject to comparable federal, state or local law restrictions.


      Some transactions involving the Issuer might be deemed to constitute prohibited transactions under ERISA and the Code if assets of the Issuer were deemed to be "plan assets" of an employee benefit plan subject to ERISA or the Code, or an individual retirement account (an "IRA"), or any entity whose underlying assets are deemed to be assets of an employee benefit plan or an IRA by reason of the employee benefit plan's or the IRA's investment in that entity (each a "Benefit Plan"). Under a regulation issued by the United States Department of Labor (the "Plan Assets Regulation"), the assets of the Issuer would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an "equity interest" in the Issuer and none of the exceptions contained in the Plan Assets Regulation were applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. The Notes should be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation. This determination is based in part upon the traditional debt features of the Notes, including the reasonable expectation of purchasers of Notes that the Notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. The debt treatment of the Notes for ERISA purposes could change if the Issuer incurred losses. However, without regard to whether the Notes are treated as an equity interest for these purposes, the acquisition or holding of Notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the Issuer or any of its Affiliates is or becomes a party in interest or disqualified person with respect to such Benefit Plan. In this case, certain exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire a Note. Included among these exemptions are: Prohibited Transaction Class Exemption ("PTCE") 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38, regarding investments by banks, collective investment funds; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 96-23, regarding transactions by in-house asset managers; and PTCE 84-14, regarding transactions by "qualified professional assets managers." Each investor using the assets of a Benefit Plan which acquires the Notes, or to whom the Notes are transferred, will be deemed to have represented that the acquisition and continued holding of the Notes will be covered by a Department of Labor class exemption.


      Due to the complexity of the applicable rules and the penalties that may be imposed upon persons included in non-exempt prohibited transactions, any Benefit Plan fiduciary considering the purchase of a Note with plan assets should consult with its counsel with respect to the potential applicability of ERISA and the Code to the investment. Moreover, each Benefit Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Notes is appropriate for the Benefit Plan, taking into account the overall investment policy of the Benefit Plan and the composition of the Benefit Plan's investment portfolio.

                                 Use of Proceeds


      The net proceeds from the sale of the Notes will be used to fund the Reserve Account and to make distributions by the Issuer to the Seller and by the Seller to the Originator. See "Use of Proceeds" in the Prospectus. The Originator will apply a substantial portion of the net proceeds distributed to it to satisfy obligations of it or its subsidiaries under a warehouse facility to Market Street Funding Corporation, for which PNC Bank, National Association is agent. PNC Bank, National Association, is an affiliate of PNC Capital Markets, Inc., one of the Underwriters.


                              Ratings of the Notes

      It is a condition to the issuance of the Notes that the Class A-1 Notes be rated at least "P-1" and "A-1+" and that the Class A-2, A-3 and A-4 Notes be rated at least "Aaa" and "AAA" by Moody's and S&P, respectively (each a "Rating Agency"). The ratings are dependent upon the financial strength ratings of the Insurer as described in "Risk Factors--Ratings of the Notes are Dependent upon Creditworthiness of the Insurer."


      The ratings are not a recommendation to purchase, hold or sell the Notes, inasmuch as the ratings do not comment as to market price or suitability for a particular investor. There is no assurance that any rating will continue for any period of time or that it will not be lowered or withdrawn entirely by the Rating Agency if, in its judgment, circumstances so warrant. A revision or withdrawal of a rating may have an adverse affect on the market price of the Notes. The rating of the Notes addresses the likelihood of the timely payment of interest and the ultimate payment of principal on the Notes by the Stated Maturity Date. The rating does not address the rate of prepayments that may be experienced on the Leases and, therefore, does not address the effect of the rate of Lease prepayments on the return of principal to the Noteholders.


                                  Underwriting

      Under the terms and subject to the conditions set forth in the underwriting agreement for the sale of the Notes, the Issuer has agreed to sell, and each of the underwriters, Lehman Brothers Inc., PNC Capital Markets, Inc., Chase Securities Inc. and Deutsche Bank Securities Inc. has severally agreed to purchase, the principal amount of the Notes set forth below:

                         Principal Amount (Approximate)


------------------------------------------------------------------------------------------------------------------------------------

                          Lehman Brothers      PNC Capital Markets     Chase Securities     Deutsche Bank Securities     Totals
------------------------------------------------------------------------------------------------------------------------------------

Class A-1 Notes           $                    $                        $                   $                            $
Class A-2 Notes                                                                                                          $
Class A-3 Notes                                                                                                          $
Class A-4 Notes                                                                                                          $
                          ----------------     ----------------         -----------------    --------------------     --------------

Totals                    $                    $                        $                   $                            $

      The Issuer has been advised by the Underwriters that the several Underwriters propose initially to offer the Notes to the public at the respective prices set forth on the cover page of this Prospectus, and to certain dealers at these prices, less a selling concession not in excess of ____% per Class A-1 Note, ____% per Class A-2 Note, ____% per Class A-3 Note and ____% per Class A-4 Note. The Underwriters may allow and dealers may reallow to other dealers, a discount not in excess of ____% per Class A-1 Note, ____% per Class A-2 Note, ____% per Class A-3 Note and ____% per Class A-4 Note.


      The Underwriters will each represent and agree that:

      (a) it has not offered or sold, and, prior to the expiration of six months from the Issuance Date, will not offer or sell, any Notes to persons in the United Kingdom, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for purposes of their business, or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995;

      (b) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom; and


      (c) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Notes to a person who is of a kind described in
            Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995 or persons to whom the document may otherwise lawfully be issued, distributed or passed on.


      The Issuer and IOS Capital, Inc. have agreed to jointly and severally indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.


      The Issuer has been advised by the Underwriters that the Underwriters presently intend to make a market in the Notes, as permitted by applicable laws and regulations. The Underwriters are not obligated, however, to make a market in the Notes and any market making may be discontinued at any time at the sole discretion of the Underwriters. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Notes.

      The Underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the Notes in accordance with Regulation M under the Securities Exchange Act of 1934, as amended. Over-allotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the Notes so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transaction involve purchase of the Notes in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the Underwriters to reclaim a selling concession from a syndicate member when the Notes originally sold by the syndicate member are purchased in a syndicate covering transaction. Such over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the Notes to be higher than they would otherwise be in the absence of these transactions. The Issuer and the Underwriters do not represent that the Underwriters will engage in any of these transactions. These transactions, once commenced, may be discontinued without notice at any time.

      For further information regarding any offer or sale of the Notes pursuant to this Prospectus Supplement and the Prospectus, see "Plan of Distribution" in the Prospectus.


                                     Experts

      The consolidated financial statements of Ambac Assurance Corporation and subsidiaries as of December 31, 1998 and 1997 and for each of the years in the three-year period ended December 31, 1998 are incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of that firm as experts in accounting and auditing.

                                  Legal Matters

      Certain legal matters relating to the Notes will be passed upon for the Issuer by Ballard Spahr Andrews & Ingersoll, LLP, Philadelphia, Pennsylvania and for the Underwriters by Dewey Ballantine LLP, New York, New York.

                          Index Principal Defined Terms

Acceleration Event..................................................S-22
Additional Lease....................................................S-18
Additional Principal................................................S-22
Adjusted Lease......................................................S-18
Ambac...............................................................S-10

Annualized Default Rate.............................................S-22

Asset Pool..........................................................S-13
Assignment and Servicing Agreement..................................S-13
Available Funds Shortfall...........................................S-24
Available Reserve Amount............................................S-24
Benefit Plan........................................................S-34
Business Day........................................................S-12
Casualty............................................................S-23
Casualty Payment....................................................S-23

CEDEL...............................................................S-20


Class A Initial Principal Amount....................................S-20
Class A Noteholders.................................................S-21
Class A Percentage..................................................S-22
Class A Principal Payment...........................................S-22
Class A Target Investor Principal Amount............................S-22
Class A-1 Initial Principal Amount..................................S-20
Class A-1 Noteholders...............................................S-20
Class A-1 Notes.....................................................S-20
Class A-1 Stated Maturity Date......................................S-21
Class A-2 Initial Principal Amount..................................S-20
Class A-2 Noteholders...............................................S-20
Class A-2 Notes.....................................................S-20
Class A-2 Stated Maturity Date......................................S-21
Class A-3 Initial Principal Amount..................................S-20
Class A-3 Noteholders...............................................S-20
Class A-3 Notes.....................................................S-20
Class A-3 Stated Maturity Date......................................S-21
Class A-4 Initial Principal Amount..................................S-20
Class A-4 Noteholders...............................................S-20
Class A-4 Notes.....................................................S-20
Class A-4 Stated Maturity Date......................................S-21
Code S-33
Collection Account..................................................S-23

CPR  ...............................................................S-28


Cumulative Loss Amount..............................................S-22

Delinquency Rate....................................................S-23
Determination Date..................................................S-21
Discount Rate.......................................................S-21
Discounted Present Value of the Leases..............................S-21
Discounted Present Value of the Performing Leases...................S-21

DTC  ...............................................................S-20

Due Period..........................................................S-21
Early Lease Termination.............................................S-18
Early Termination Lease.............................................S-18
Eligible Account....................................................S-23

Equipment...........................................................S-13


Euroclear...........................................................S-20


Events of Default...................................................S-25


Excess Copy Charge..................................................S-13

Fitch IBCA..........................................................S-10
Initial Principal Amount............................................S-20
Initial Statistical Principal Amount................................S-28

Insured Payment.....................................................S-12
Insurer.............................................................S-10

Interest Accrual Period.............................................S-21
Interest Payments...................................................S-21
Interest Rate.......................................................S-21
IRA.................................................................S-34

IRS.................................................................S-33
Issuance Date.......................................................S-12

Late Payment Rate...................................................S-25

Lease Payment.......................................................S-23
Lease Receivables...................................................S-13

Lessor..............................................................S-13


Maintenance Charge..................................................S-13


Moody's.............................................................S-10

Non-Performing Leases...............................................S-14
Note Principal Balance..............................................S-12
Noteholders.........................................................S-12
Notes...............................................................S-20

Outstanding Principal Amount........................................S-24
Outstanding Principal Amounts.......................................S-21

Overcollateralization Balance.......................................S-22

Overcollateralization Floor.........................................S-22

Plan Assets Regulation..............................................S-34
Policy...............................................................S-7

Preference Amount...................................................S-12


Principal Payments..................................................S-21

PTCE................................................................S-34
Rating Agency.......................................................S-35
Record Date.........................................................S-21
Required Payments...................................................S-24
Required Reserve Amount.............................................S-24
Reserve Account.....................................................S-24

S&P.................................................................S-10
Servicer Advance....................................................S-25


Servicer Events of Default..........................................S-27
Servicing Fee.......................................................S-19
Statistical Class Percentage........................................S-28
Substitute Lease....................................................S-18
Tax Counsel.........................................................S-33

Termination Payment.................................................S-23


Warranty Lease......................................................S-18

================================================================================

                                  $764,873,000
                                  (Approximate)
                              IKON Receivables, LLC

                            ------------------------

                               P R O S P E C T U S
                               S U P P L E M E N T

                            ------------------------

                                 Lehman Brothers

                              Chase Securities Inc.

                            Deutsche Bank Securities

                            PNC Capital Markets, Inc.


                               Dated May __, 1999


Until 90 days after the date of this prospectus supplement, all dealers that effect transactions in the Notes, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus. This is in addition to the dealers' obligation to deliver a prospectus supplement and prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                 (Approximately) $307,011,000 of ___% Class A-1

                               Lease-Backed Notes

                   (Approximately) $37,069,000 ___% Class A-2

                               Lease-Backed Notes

                 (Approximately) $336,159,000 of ___% Class A-3

                               Lease-Backed Notes

                  (Approximately) $84,634,000 of ___% Class A-4

                               Lease-Backed Notes

================================================================================

Prospectus
--------------------------------------------------------------------------------
                                                            1,825,000,000
IKON Receivables, LLC                                    Lease-Backed Notes
Issuer                                                   Issuable in Series


--------------------------------------------------------------------------------

You should read the section entitled "Risk Factors" starting on Page 7 of this prospectus and consider these factors before making a decision to invest in the notes.

Retain this prospectus for future reference. This prospectus may not be used to make sales of securities unless accompanied by the prospectus supplement relating to the offering of the securities.

From time to time the issuer may sell a series of its notes that --

 . will represent debt obligations solely of the issuer;

 . will be payable only from the pledged assets of the issuer and any credit enhancement for that series; and

 . will consist of one or more classes on terms to be determined at the time of sale.

The assets backing the notes may consist of any combination of --

 . leases;

 . installment sale contracts;

 . rental stream obligations;

 . monies received relating to the leases, agreements, contracts and obligations;

 . funds on deposit in one or more accounts; and

 . one or more forms of credit enhancement.

The terms of your series of notes are described in this prospectus and the accompanying prospectus supplement.


Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.


                  The date of this prospectus is May 7, 1999.

                               Table Of Contents


                                                                                          Page
Important Information about this  Prospectus and the Accompanying Prospectus Supplement...   3
Prospectus Summary........................................................................   4
Risk Factors..............................................................................   7
Where You Can Find More Information.......................................................  12
The Issuer................................................................................  13
The Asset Pools...........................................................................  13
Management's Discussion and Analysis of Financial Condition...............................  14
Directors and Executive Officers of the Manager of the Issuer.............................  14
The Leases................................................................................  15
Pool Factors..............................................................................  18
Use of Proceeds...........................................................................  18
The Originator's Leasing Business.........................................................  18
The Trustee...............................................................................  22
Description of the Notes..................................................................  23
Description of the Transaction Documents..................................................  29
Legal Aspects of the Lease Receivables....................................................  35
Material Federal Income Tax Consequences..................................................  37
Ratings...................................................................................  42
ERISA Considerations......................................................................  42
Plan of Distribution......................................................................  42
Legal Opinions............................................................................  42
Experts...................................................................................  43
Index To Financial Statements.............................................................  44
Index Of Terms............................................................................  48

                        Important Information about this
             Prospectus and the Accompanying Prospectus Supplement

          The prospectus supplement for your series of notes will state:

          . the aggregate principal amount, interest rate and authorized denominations of the notes;

          . specific information concerning the characteristics of the lease receivables;

          . the terms of any credit enhancement with respect to the notes;

          . information concerning any other assets backing the notes, including any reserve fund;

          . the final scheduled payment date of the notes;

          . how and when principal is to be paid on the notes on each payment date, the timing of the application of principal and the order of priority of the applications of the principal to the respective classes of the notes;

          . the federal income tax characterization of the notes;

          . the terms of any subordination relating to the notes;

          . the terms of any cross-collateralization relating to the notes;

          . the terms of any redemptions and the related redemption prices relating to the notes;

          . servicing terms relating to the notes;

          . the presence of any prefunding feature relating to the notes;

          . the length and terms of any revolving period relating to the notes;
            and

          . additional information on the plan of distribution of the notes.

                              Prospectus Summary

 .   This summary highlights select information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the notes, read carefully this entire prospectus and the accompanying prospectus supplement.

 .   This summary provides an overview of calculations, cash flows and other information to aid your understanding. To understand all of the terms of the offering, carefully read this entire document and, in particular, the full description of these calculations, cash flows and other information in this prospectus.


                              Lease-Backed Notes
                              Issuable in Series

Issuer

IKON Receivables, LLC, a Delaware limited liability company.

Originator

IOS Capital, Inc., a Delaware corporation formerly known as IKON Capital Inc. and a wholly-owned subsidiary of IKON Office Solutions, Inc.

Seller

IKON Receivables-1, LLC, a Delaware special purpose limited liability company.

Servicer

The servicer will be IOS Capital unless otherwise specified in the related prospectus supplement.

Trustee

For any series of notes, the trustee named in the related prospectus supplement.

The Notes

 . The notes of each series will be secured solely by office equipment leases or contracts and related assets. The assets will be pledged by the issuer to a trustee under an indenture for the benefit of noteholders of that series.

 . The transaction documents relating to each series of notes will describe the rights of each of the related classes of notes to the funds derived from the related asset pool.

 . The notes will be fixed income securities, having a principal balance and a specified interest rate.

 . Each class of notes may have a different interest rate, which may be a fixed or floating interest rate. The related prospectus supplement will specify the interest rate for each series or class of notes, or the initial interest rate and the method for determining subsequent changes to the interest rate.

 .  A series may include one or more classes of notes which are:

   . stripped of regular interest payments and entitled only to principal distributions, with disproportionate, nominal or no interest distributions; or

   . stripped of regular principal payments and entitled only to interest distributions, with disproportionate, nominal or no principal distributions.

 . A series of notes may include two or more classes of notes with different terms including different interest rates and different timing, sequential order or priority of payments, amount of principal or interest or both.

 . A series may provide that distributions of principal or interest or both on any class may be made:

   . upon the occurrence of specified events;

   . in accordance with a schedule or formula; or

   . on the basis of collections from designated portions of the related asset pool.

 . Any series may include one or more classes of notes which will not distribute accrued interest but rather will add the accrued interest to the note principal balance, or nominal balance, in the manner described in the related prospectus supplement.

 . A series may include one or more other classes of notes that are senior to one or more other classes of notes in respect of distributions of principal and interest and allocations of losses on the related asset pool.

The Asset Pools

 . As specified in the related prospectus supplement, the pledged pool of assets securing a series of notes may consist of:

   . leases which may include any combination of leases, leases intended as security agreements, installment sale contracts or rental stream obligations, together with certain monies due on these leases and agreements and related guarantees;

   . interests other than ownership interests in the underlying equipment and related property, together with the proceeds from disposal of the equipment, if any;

   . amounts held in any collection, reserve, prefunding or other accounts established pursuant to the transaction documents;

   . proceeds and recoveries on insurance policies and the disposition of repossessed equipment;

   . credit enhancement for an asset pool or any class of notes; and

   . interest earned on certain short-term investments.

 . If the related prospectus supplement specifies, the trustee may acquire additional leases and equipment during a specified pre-funding period following the issuance of the notes from monies in a pre-funding account.

 . If the related prospectus supplement specifies, the notes may have a revolving period. During a revolving period, the issuer may acquire additional leases and interests in equipment from the proceeds of payments on existing lease payments. The notes may not pay principal during this period.

Payment Date

As described in the related prospectus supplement, the notes will pay principal and/or interest on specified dates. Payment dates will occur monthly, quarterly, or semi-annually.

Due Period

The calendar month preceding the month in which a payment date occurs is the due period. As the related prospectus supplement will more fully describe, the servicer will remit collections received in respect of the due period to the trustee prior to the related payment date. The collections may be used to fund payments to noteholders on that payment date or to acquire additional lease receivables.

Record Date

The related prospectus supplement will describe a date preceding the payment date, as of which the issuer or its paying agent will fix the identity of the holders of the notes. Noteholders whose identities are fixed on this date will receive payments on the next succeeding payment date.

Registration of Notes

The issuer will initially issue the notes as global notes registered in the name of Cede & Co. as nominee of The Depository Trust Company, or another nominee. Noteholders will not receive definitive notes representing their interests, except in limited circumstances described in the related prospectus supplement.

Credit Enhancement

 . As described in the related prospectus supplement, credit enhancement for an asset pool or any class of notes may include any one or more of the following:

   . a policy issued by an insurer specified in the related prospectus supplement;

   . overcollateralization;

   . subordination of certain classes of notes;

   . a reserve account;

   . letters of credit;

   . credit or liquidity facilities;

   . third party payments or other support; and

   . cash deposits or other similar arrangements.

 . The prospectus supplement will describe any limitations and exclusions from coverage.

Optional or Mandatory Termination

 . Under the circumstances described in this prospectus and the related prospectus supplement, the servicer, the seller, the issuer or other entities may, at their respective options, cause the early retirement of a series of notes at the price or prices indicated in the related prospectus supplement.

 . The related prospectus supplement may describe circumstances under which the issuer, servicer or other entities will be required to retire early all or any portion of a series of notes. An indenture may require these parties to solicit competitive bids for the purchase of the related asset pool or otherwise.

Tax Considerations

For federal income tax purposes, Dewey Ballantine LLP, special tax counsel to the issuer, will render an opinion upon issuance of a series of notes that the notes will be treated as debt and the issuer will not be treated as an association (or publicly traded partnership) taxable as a corporation. You should consult your tax advisors.

ERISA Considerations

Subject to the considerations and conditions described under "ERISA Considerations" in this prospectus and the related prospectus supplement, pension, profit-sharing or other employee benefit plans, as well as individual retirement accounts and types of Keogh Plans may purchase the notes. You should consult with your counsel regarding the applicability of the provisions of ERISA before purchasing a note.

Ratings

 . The issuer will not issue the notes unless a rating agency rates them in one of the four highest rating categories.

 . You must not assume that the rating agency will not lower, qualify or withdraw its rating.

                                 Risk Factors

You should carefully consider, among other things, the following risk factors before deciding to invest in the notes offered by this prospectus.


You May Not Be Able to Sell Your        There is currently no public market for the notes.  If no public market
Notes                                   develops, you may not be able to sell your notes.  The underwriters expect to make a market in the notes but they are not required to do so.  There is no assurance that any market will be created or, if created, will continue.

Prepayments and Related Reinvestment    In the case of notes purchased at a discount, you should consider the risk
May Reduce Your Yield                   that slower than anticipated rates of prepayments on the leases could result in an actual yield that is less than the anticipated yield.
                                        Conversely, you should consider the risk that in the case of notes purchased at a premium, a faster than the anticipated rate of prepayments could result in an actual yield that is less than the anticipated yield.

                                        Be aware that you bear the risk of reinvesting unscheduled distributions resulting from prepayments of the notes.

                                        The rate of payment of principal is unpredictable because the rate on the notes will depend on, among other things, the rate of payment on the underlying leases.  In addition to the normally scheduled payments on the leases, payments may come from a number of different sources, including the following:

                                        . prepayments permitted by the servicer;

                                        . payments as a result of leases which are defaulted;

                                        . payments as a result of leases accelerated by the servicer;

                                        . payments due to loss, theft, destruction or other casualty; and

                                        . payments upon repurchases by IOS Capital on account of a breach of representations and warranties.

                                        Subject to limitations, IOS Capital may elect to reinvest the proceeds of a lease which has been partially or fully repaid or upgraded in one or more additional leases and to substitute leases for defaulted, repurchased or modified or adjusted leases.  Reinvestments and substitutions may affect the rate or amount of payments on the leases as a whole, the rate at which funds are distributed on the notes and the yield to noteholders.

                                        The rate of early terminations of leases due to prepayments and various non-payments may be influenced by a variety of economic and other factors.
                                        For example, adverse economic conditions and natural disasters, including floods, hurricanes, earthquakes and tornadoes, may affect prepayments.



No Ownership Interest in the            Neither the issuer nor the trustee for the benefit of noteholders will
Equipment; Certain Security             have any ownership interest in any equipment, including any residual
Interests are Not Perfected and         interest in the equipment at the end of the related lease term.  Also, IOS
Other Creditors May Have Rights to      Capital has not filed and will not file financing statements to perfect
the Equipment                           any security interest it may have in any of the equipment.  Although any security interest of IOS Capital in the equipment will be assigned by IOS
                                        Capital to the seller and by the seller to the issuer, none of IOS
                                        Capital, the seller, the issuer nor the trustee will have a perfected security interest in the equipment against lessees.  This lack of a perfected security interest in the equipment may result in other creditors of the related lessees acquiring rights in the equipment superior to those of the issuer or the trustee and may adversely affect the ability of the issuer or the trustee on behalf of noteholders to recover any monies on the equipment following a lease default.  This could reduce the funds available to pay the notes.  Accordingly, noteholders should not rely on the sale, release or other disposition of any leased equipment for payment on the notes.

State Laws and Other Factors May        State laws impose requirements and restrictions on foreclosure sales and
Impede Recovery Efforts and Affect      obtaining deficiency judgments and may prohibit, limit or delay
the Ability of the Issuer to Recoup     repossession and sale of equipment to recover losses on non-performing
the Full Amount Due on the Leases       leases.

                                        Additional factors that may affect the issuer's ability to recoup the full amount due on a lease include:

                                        .  the issuer's lack of any ownership interest in any of the equipment;

                                        .  the issuer's failure to file financing statements to perfect its security interest in equipment against a lessee;

                                        .  depreciation;

                                        .  obsolescence;

                                        .  damage or loss of any item of equipment; and

                                        .  the application of federal and state bankruptcy and insolvency laws.

                                        As a result, the noteholders may be subject to delays in receiving payments and losses.

Possession of the Leases by and the     Any insolvency by the issuer, the servicer, the originator or the seller,
Insolvency of the Issuer,               while in possession of the leases may result in competing claims to
Originator, Seller or Servicer May      ownership or security interests in the leases which could result in delays
Result in Reduced or Delayed            in payments on the notes, losses to the noteholders or an acceleration of
Payments to Noteholders                 the repayment of the notes.


Commingling of Funds with IOS           If bankruptcy or reorganization proceedings are commenced with respect to
Capital May Result in Reduced or        the servicer, any funds then held by the servicer may be unavailable to
Delayed Payments to Noteholders         noteholders.  If those funds are not transferred to the trustee, as required by the indenture, payments to noteholders could be delayed or reduced if the servicer becomes bankrupt or insolvent.

Insolvency of IOS Capital or IKON       In some circumstances, a bankruptcy of IOS Capital or IKON Receivables-1,
Receivables-1, LLC May Reduce           LLC may reduce payments to noteholders.  IOS Capital and IKON
Payments to Noteholders                 Receivables-1, LLC believe that each contribution of the leases should be treated as an absolute and unconditional assignment.

                                        However, in the event of an insolvency of IOS Capital or IKON
                                        Receivables-1, LLC, a court or bankruptcy trustee could attempt to:

                                        .  recharacterize the contribution of the related leases by IOS Capital to
                                           IKON Receivables-1, LLC as a loan from IKON Receivables-1, LLC to IOS
                                           Capital secured by a pledge of the leases; or

                                        .  recharacterize the contribution of the related leases by IKON
                                           Receivables-1, LLC to the issuer as a loan from the issuer to IKON
                                           Receivables-1, LLC secured by a pledge of the leases; or

                                        .  consolidate the assets of the issuer with those of IOS Capital because IOS
                                           Capital will indirectly own all of the membership interests in the issuer;
                                           or

                                        .  consolidate the assets of the issuer with those of IKON Receivables-1, LLC because IKON Receivables-1, LLC will own all of the membership interests in the issuer.

                                        If either recharacterization or consolidation were successful, the bankruptcy trustee could repudiate any leases that are considered to be operating leases for bankruptcy law purposes and all obligations relating to any operating leases.  An attempt to recharacterize the transactions, even if unsuccessful, could result in delays in payments to you.  If either attempt were successful, the notes would be accelerated, and the trustee's recovery on your behalf could be limited to the then current value of the leases or the underlying equipment.  Consequently, you could lose the right to future payments and you may not receive your anticipated principal and interest on the notes.

                                        Although IOS Capital and IKON Receivables-1, LLC both believe that the contribution of the leases should be treated as an absolute and unconditional assignment, the leases will be treated as assets of IOS
                                        Capital for tax purposes.  This treatment of the assets might increase the risk of recharacterization of the transfer.

Transfer of Servicing May Delay         If IOS Capital were to cease servicing the leases, delays in processing
Payments to Noteholders                 payments on the leases and information regarding lease payments could occur.  This could delay payments to the noteholders.


Default or Insolvency of Lessees May     If lessees default on the leases, lease payments will decrease and funds
Reduce Payments to Noteholders           available for payment to you could be reduced.

No Recourse Against Affiliates of       There is no recourse against any affiliates of the issuer.  The notes
the Issuer                              represent debt of the issuer payable solely from the related asset pool and any applicable credit enhancement.  If the lease payments, any other assets pledged to secure the notes and any applicable credit enhancement are insufficient to pay the notes in full, you have no rights to obtain payment from IOS Capital or any of its affiliates other than the issuer.
                                        The issuer is a limited liability company with limited assets.

Losses and Delinquencies on the         We cannot guarantee that the delinquency and loss levels of leases in the
Leases May Differ From the              asset pools will correspond to the historical levels the originator
Originator's Historical Loss and        experienced on its equipment lease portfolio.  There is a risk that
Delinquency Levels                      delinquencies and losses could increase or decline significantly for various reasons including:

                                        .  changes in the federal income tax laws; or

                                        .  changes in the local, regional or national economies.

Risks Associated with Year 2000         The originator is faced with the task of completing its goals for
Compliance                              compliance in connection with the year 2000 issue.  The year 2000 issue is the result of certain computer programs being written using two digits to define the applicable year.  Any computer programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in major computer system failure or miscalculations.  Although the originator reasonably believes that its servicing system will be year 2000 compliant prior to the year
                                        2000, it is presently engaged in various procedures to determine if its computer systems and software, and those of its material suppliers, customers, brokers and agents will be year 2000 compliant.

                                        If the originator, any affiliate or any of their suppliers, customers, brokers or agents do not successfully and timely achieve year 2000 compliance, the originator's performance of its obligations under the transaction documents, including servicing of the leases could be adversely affected.  This could result in delays in payments and in processing payments on the leases and could cause a delay in distributions to you.

The Addition and Substitution of        If a significant number of leases are added or replaced, this could affect
Leases May Adversely Affect             the rate at which funds are distributed on the notes and decrease the
Cashflow and May Decrease the Yield     yield to noteholders.  The transaction documents will permit IOS Capital
on the Notes                            under certain circumstances, to substitute or add qualifying leases.  The addition or substitution of leases may include leases that have different payment due dates, installment amounts and maturity dates than the existing or substituted leases.



                                        IOS Capital may only add or substitute leases that meet qualifying characteristics and conditions.  The ability of IOS Capital to acquire qualifying  leases depends upon its ability to originate enough leases that meet the specified eligibility criteria.  This may be affected by a variety of social and economic factors, including interest rates, unemployment levels, the rate of inflation and public perception of economic conditions generally.  The addition or substitution of leases could increase the geographic, equipment or other concentrations of the related asset pool.  Consequently, any adverse economic or social factors that particularly affect a particular geographic area, certain types of equipment or other concentrations of leases in the related asset pool may adversely affect the performance of the asset pool, which, in turn, could lower the rating of the notes.

Technological Obsolescence of           If technological advances relating to office equipment cause leased
Equipment May Reduce Value of           equipment to become obsolete, the value of the equipment will decrease.
Collateral                              This will reduce the amount of monies recoverable should the equipment be sold following a lease default and you may not recover the full amount due on your notes.

                      Where You Can Find More Information

          The issuer or the servicer will file with the SEC all required annual, quarterly and special reports, proxy statements and other information about the notes. You can read and copy these documents at the public reference facility maintained by the SEC at Judiciary Plaza, 450 Fifth Street, NW, Room 1024, Washington, DC 20549. You can also copy and inspect these reports, proxy statements and other information at the following regional offices of the
SEC:


          New York Regional Office               Chicago Regional Office
          Seven World Trade Center               Citicorp Center
          Suite 1300                             500 West Madison Street, Suite 1400
          New York, NY  10048                    Chicago, Illinois 60661

          Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. SEC filings are also available to the public on the SEC's web site at http://www.sec.gov.

          The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Prospectus. Information that we file later with the SEC will automatically update the information in this Prospectus. In all cases, you should rely on the later information over different information included in this Prospectus or the Prospectus Supplement. We incorporate by reference any future annual, monthly and special SEC reports and proxy materials filed by or on behalf the issuer until we terminate our offering of the notes.

          We filed a registration statement relating to the notes with the SEC. This Prospectus is part of the registration statement but the registration statement includes additional information. As a recipient of this Prospectus, you may request a copy of the registration statement and any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling us at:

                         IOS Capital, Inc.
                         1738 Bass Road
                         P.O. Box 9115
                         Macon, GA 31208
                         (912) 471-2300

          You should rely only on the information incorporated by reference or provided in this prospectus or the accompanying Prospectus Supplement. We have not authorized anyone else to provide you with different information.

          You can find a listing of the pages where capitalized terms are defined under "Index of Terms" beginning on page 47 in this Prospectus.

                                   The Issuer

          The Issuer, IKON Receivables, LLC, is a Delaware limited liability company all of the membership interests in which will be held by the Seller, IKON Receivables-1, LLC, also a special purpose Delaware limited liability company. All of the membership interests in the Seller will, in turn, be held by the Originator and Servicer, IOS Capital, Inc. The Issuer was organized for the limited purpose of engaging in the transactions described herein and any activities incidental to and necessary or convenient for the accomplishment of such purposes and is restricted by its organizational documents and certain agreements from engaging in other activities. In addition, its organizational documents and certain agreements require it to operate in a manner so that it should not be consolidated in the bankruptcy estate of the Originator or its affiliates in the event that one of them becomes subject to bankruptcy or insolvency proceedings. The Issuer's address is 1738 Bass Road, P.O. Box 9115, Macon, Georgia 31208.

          The Issuer will from time to time sell a series of Notes consisting of one or more classes on terms to be determined at the time of sale and described in a related Prospectus Supplement. The Notes of each series will be secured solely by the related Asset Pool (as defined herein). The Issuer does not have, nor is it expected in the future to have, any significant assets other than the Asset Pools. The Servicer for any Asset Pool relating to any series of Notes may be IOS Capital or another affiliate of the Issuer.

          The Issuer will pledge its interests in an Asset Pool to a Trustee in respect of the related series of Notes pursuant to an Indenture between the Issuer and the Trustee.

          The balance sheet of the Issuer at April 6, 1999 is attached as
Exhibit 1 hereto.

                                The Asset Pools

          The Notes of each series will be secured by a segregated pool of equipment leases or contracts and related assets (an "Asset Pool"). The property comprising each Asset Pool may include (i) a pool of leases, which may include any combination of leases, leases intended as security agreements, installment sale contracts or rental stream obligations (each, a "Lease"), (ii) specified monies due under the Leases on or after a specified date (the "Cut-off Date"), (iii) monies held from time to time in one or more accounts established and maintained pursuant to the related Transaction Documents (as defined herein), (iv) a security interest in the Seller's interests in the underlying equipment and related property relating to the pool of Leases (such equipment and related property, the "Equipment"), (v) the rights of the Issuer under the Assignment and Servicing Agreement (as defined herein) relating to the Asset Pool and (vi) investment earnings on certain accounts created under the related Indenture. The Leases, including the Issuer's security interest in the underlying equipment and other property relating to the Leases, in an Asset Pool are referred to as the "Lease Receivables."

          The Issuer will not have and the Asset Pools will not include any residual interest in any Equipment after the related Lease has been paid in full.

          The Equipment generally will be limited to personal property which is leased or financed by the Originator to lessees (each a "Lessee" and, collectively, "Lessees") pursuant to Leases which either are "chattel paper" (as defined in the Uniform Commercial Code) or are Leases that are not treated materially differently from "chattel paper" for purposes of title transfer, security interests or remedies on default.

          The Lease Receivables will be acquired by the Seller from the Originator under an Assignment and Servicing Agreement among the Seller, the Originator and the Issuer (the "Assignment and Servicing Agreement"). Contemporaneously, the Lease Receivables will be transferred by the Seller to the Issuer pursuant to the Assignment and Servicing Agreement. The Leases included in an Asset Pool will be selected from Leases held by the Originator based on the criteria described under "The Leases--Eligible Leases."

          On or prior to the date of issuance of the Notes of any series to the holders of Notes, the Issuer will form an Asset Pool by (i) acquiring Lease Receivables pursuant to the related Assignment and Servicing Agreement and (ii) entering into an Indenture with the Trustee, relating to the issuance of the Notes.

          The Leases in each Asset Pool will have been originated by the Originator or acquired by the Originator in accordance with the Originator's specified underwriting criteria. The material underwriting criteria applicable to the Leases are described under "Originator's Leasing Business."

          Management's Discussion and Analysis of Financial Condition

          As of the date of this Prospectus, the Issuer has no operating history. The net proceeds of the sale of the Notes will be used to fund any applicable reserve or other accounts and to make distributions to the owner of the Issuer. See "Use of Proceeds." The Issuer is prohibited by its Limited Liability Company Agreement from engaging in business other than (i) the purchase of equipment leases and Lease Receivables from IOS Capital and its affiliates, (ii) the issuance of notes collateralized by its assets and (iii) engaging in acts incidental, necessary or convenient to the foregoing and permitted under Delaware law. The Issuer's ability to incur, assume or guaranty indebtedness for borrowed money is also restricted by its Limited Liability Company Agreement to only those activities that relate to the Lease
Receivables.

         Directors and Executive Officers of the Manager of the Issuer

          The following table sets forth the executive officers and directors of IKON Receivables Funding Inc., the Manager of the Issuer, and their ages and positions as of April 30, 1999. Because the Issuer is organized as a special purpose company and will be largely passive, it is expected that the officers and directors of the Manager will participate in the management of the Issuer only to a limited extent. Most of the actions related to maintaining and servicing the assets will be performed by the Servicer.

----------------------------------------------------------------------------------------------------
Name                           Age        Position
Robert McLain                  73         President, Director, Principal Executive Officer,
                                          Principal Financial Officer and Principal
                                          Accounting Officer

Patricia Donato                35         Secretary & Director

Joseph Churchman               62         Director

Robert C. Campbell             41         Director

Robert W. Grier                40         Director

Karin M. Kinney                38         Secretary

Thomas Sheehan                 39         Treasurer

          Robert K. McLain has served as Director since being elected on January 20, 1999. Mr. McLain joined the Alco Standard Corporation in 1972 and served in various positions including Assistant Corporate Controller, Controller and Vice President until his retirement from the company in 1991. From the time he retired from Alco until September 30, 1998, he organized and managed Delaware investment companies, which include subsidiaries of IKON Office Solutions, Inc. and Unisource Worldwide, Inc., on a part-time basis.

          Patricia A. Donato has served as Director since being elected on January 20, 1999. Ms. Donato joined the Alco Standard Corporation as a Tax Coordinator in 1988. Since January 1991, she has served as Office Manager, and subsequently, Controller, for investment companies in Delaware, which include subsidiaries of IKON Office Solutions, Inc. and Unisource Worldwide, Inc..

          Joseph B. Churchman has served as Director since being elected on January 20, 1999. Mr. Churchman joined Alco Standard Corporation in 1975 as Corporate Accounting Manager. He subsequently served as Manager of Alco's Data Services and as President of Alco Health Services, now known as Amerisource, until his retirement in 1988. Currently, Mr. Churchman is a business consultant and serves as a director of several Delaware investment companies.

          Robert C. Campbell has served as Director since being elected on April 9, 1999. Mr. Campbell, the Co-founder and Managing Director of Entity Services Group, L.L.C., advises corporations on structural and tax ramifications arising from their holding companies. Mr. Campbell, a Certified Public Accountant, has also served as a Tax Manager at KPMG LLP where he advised corporate clients on tax planning and compliance issues. Prior to joining KPMG LLP, Mr. Campbell worked at the captive-finance subsidiary of Sears Roebuck & Co.

          Robert W. Grier has served as Director since being elected on April 9, 1999. Presently, Mr. Grier is Executive Vice President of Entity Services Group, L.L.C. Mr. Grier has previously served as a Senior Tax Manager at KPMG LLP, where he advised companies, ranging from closely-held to multi-national corporations, on compliance and tax planning issues. Prior to joining KPMG LLP, Mr. Grier was employed by Simon, Master & Sidlow, P.A., a Wilmington accounting firm.

          Karin M. Kinney has served as Secretary of IKON Office Solutions, Inc. since 1996 and as Corporate Counsel since 1994. From 1987 through 1994, Ms. Kinney served as Counsel.

          Thomas Sheehan has served as Director of Financial Accounting, Planning & Analysis for IKON Office Solutions, Inc. from December 1998 to the present. Prior to assuming his current position, Mr. Sheehan served as Director of Operational Support, Planning & Analysis from November 1996 through December 1998, Director of Financial Accounting from March 1994 through November 1996, and Senior Manager, Advisory Services-Domestic from November 1993 through March 1994. Before joining IKON Office Solutions, Inc., Mr. Sheehan served as an Atlanta-Regional Controller for Unijax Sloan, a Philadelphia-Assistant Controller for Garrett-Buchanan Co. and a Valley Forge-Manager, Group Accounting for Paper Corporation of America.

                                  The Leases

          Information with respect to the Lease Receivables in each Asset Pool will be set forth in the related Prospectus Supplement, including the composition of the Lease Receivables and the distribution of the Lease Receivables by equipment type, payment frequency and Discounted Present Value of the Leases (as defined herein) as of the applicable Cut-Off Date. As of the date of issuance of the Notes of any series, no more than 5% of the Lease Receivables in the related Asset Pool (as measured by Discounted Present Value of the Leases) will deviate from the characteristics of the Lease Receivables described in the related Prospectus Supplement.

Eligible Leases

          All Leases have been originated or acquired in the ordinary course of the Originator's business and comply with the Originator's credit and collections policies. In addition, the following eligibility requirements apply or will apply to all Leases on or prior to the related Cut-Off Date (collectively, "Eligible Leases"):

          (i) The Leases are valid and enforceable, and unconditionally obligate the Lessee to make periodic Lease Payments (as defined herein) (including taxes);

          (ii) The Leases are noncancellable by the Lessee and do not contain early termination options (except for Leases which contain early termination or prepayment clauses that require the Lessee to pay all remaining scheduled payments under the Lease upon early termination or prepayment);

          (iii) All payments payable under the Leases are absolute, unconditional obligations of the Lessees;

          (iv) All of the Leases require the Lessee or a third party to maintain the Equipment in good working order, to bear all the costs of operating the Equipment, including taxes and insurance relating thereto;

          (v)   The Leases do not materially violate any U.S. or state laws;

          (vi) In the event of a Casualty (as defined herein), the Lessee is required to pay at a minimum the outstanding principal or net book value of the Leases and any applicable make-whole premium;

          (vii) The Leases have been transferred to the Issuer free and clear of any liens and are assignable without prior written consent of the Lessee;

          (viii) The Leases are U.S. dollar-denominated and the lessor and each Lessee are located in the United States;

          (ix)   The Lease is not a consumer lease;

          (x) No more than the percentage of the Leases in any Asset Pool specified in the related Prospectus Supplement will consist of Leases with government entities as the obligor;

          (xi) The Lease is not subject to any guaranty by the Lessor or Originator but may be subject to the guaranty of others;

          (xii) No adverse selection was used in selecting the Lease for transfer to the Issuer;

          (xiii) The Lessee has represented to the Originator that it has accepted the Equipment;

          (xiv) The Lessee is not a subject of an insolvency or bankruptcy proceeding at the time of the transfer;

          (xv)   The Leases are not Non-Performing Leases (as defined herein);
     and

          (xvi) Each Lease is not more than 61 days past due at time of transfer to the Issuer.

Accounting Characteristics

          The Leases consist of finance leases for accounting purposes. In a finance lease, the lessor transfers substantially all benefits and risks of ownership of the underlying equipment to the lessee. In accordance with Statement of Financial Accounting Standards No. 13, a lease is classified as a finance lease if the collectibility of lease payments are reasonably certain and it meets one of the following criteria: (1) the lease transfers title and ownership of the equipment to the lessee by the end of the lease term; (2) the lease contains a bargain purchase option; (3) the lease term at inception is at least 75% of the estimated life of the equipment; or (4) the present value of the minimum lease payments is at least 90% of the fair market value of the equipment at inception of the lease.

          Although the Leases are finance leases for accounting purposes, some or all of the Leases may be considered operating or non-finance leases for tax, bankruptcy law or other purposes.

Discounted Present Value

          The discounted present value of the Leases (the "Discounted Present Value of the Leases"), at any given time, will equal the future remaining scheduled payments (not including delinquent amounts, excess copy charges and maintenance charges) from the Leases (including Non-Performing Leases), discounted at the rate specified in the related Prospectus Supplement (the "Discount Rate"). The discounted present value of the Performing Leases (the "Discounted Present Value of the Performing Leases") equals the Discounted Present Value of the Leases, reduced by all future remaining scheduled payments on the Non-Performing Leases (not including delinquent amounts and maintenance charges), discounted at the Discount Rate. The Discounted Present Value of the Leases in respect of each Asset Pool as of the initial Cut-Off Date, calculated at the Discount Rate, will be specified in the related Prospectus Supplement.

          In connection with all calculations required to be made pursuant to an Indenture or an Assignment and Servicing Agreement with respect to the determination of the Discounted Present Value of the Leases at any given time, it will be assumed that:

          (i) Lease Payments are due on the last day of the period from and including the first day of each calendar month to and including the last day of the calendar month immediately preceding the related Payment Date;

          (ii) Lease Payments are discounted on a monthly basis using a 30-day month and a 360-day year; and

          (iii) Lease Payments are discounted to the last day of the calendar month prior to the relevant calculation date.

          In addition, each Indenture and Assignment and Servicing Agreement will provide that any calculation of future remaining scheduled payments made on or with respect to any date will be calculated after giving effect to any payments received prior to the date of that calculation to the extent the payments relate to scheduled payments due and payable with respect to the related Due Period (as defined herein) and all prior Due Periods.

Delinquencies and Gross Losses

          Information relating to the Originator's delinquency and gross loss experience with respect to leases it has originated or acquired will be set forth in the related Prospectus Supplement. This information may include, among other things, the experience with respect to all leases in the Originator's portfolio during specified periods, including leases not included in any Asset Pool and leases which may not meet the criteria for selection as a Lease Receivable for an Asset Pool. There can be no assurance that the delinquency, repossession and net loss experience on any Asset Pool will be comparable to the Originator's prior experience.

Maturity and Prepayment Considerations

          If a Lease permits a prepayment, the amount of the prepayment, together with accelerated payments resulting from defaults, will, subject to the use of those monies to acquire additional or substituted leases pursuant to the terms of the applicable Transaction Documents, shorten the weighted average life of the pool of Lease Receivables and the weighted average life of the Notes.
The rate of prepayments on the Lease Receivables may be influenced by a variety of economic, financial and other factors. In addition, under certain circumstances, the Originator will be obligated to reacquire Lease Receivables from the Issuer pursuant to the applicable Transaction Documents as a result of breaches of representations and warranties. Any reinvestment risks resulting from a faster or slower amortization of the Notes, which results from prepayments, will be borne entirely by the Noteholders.

Acquisition of Lease Receivables

          The Lease Receivables underlying the Notes will be acquired pursuant to an Assignment and Servicing Agreement (i) by the Seller from the Originator and (ii) by the Issuer from the Seller.

          The Issuer expects that each Lease Receivable so acquired will have been originated or acquired by the Originator in accordance with the underwriting criteria specified herein and sold to the Seller. See "The Originator's Leasing Business - Credit Policies and Loss Experience" herein. Pursuant to the Assignment and Servicing Agreement, the Originator will make representations and warranties to the Seller in respect of the related Lease Receivables and the benefit of these representations and warranties will be assigned to the Issuer pursuant to the Assignment and Servicing Agreement. The Issuer will assign all its rights under the Assignment and Servicing Agreement to the Trustee for the benefit of the Noteholders with the result that the Originator will be liable to the Issuer and the Trustee for defective or missing documents or an uncured breach of the Originator's representations or warranties.

                                  Pool Factors

          A Noteholder's portion of the aggregate outstanding principal balance of the related class of Notes is the product of (i) the original outstanding principal amount of the Noteholder's Notes and (ii) the applicable Pool Factor. The "Pool Factor" for each class of Notes will be a seven-digit decimal, which the Servicer will compute on each determination date prior to each distribution with respect to the class of Notes, indicating the remaining outstanding principal balance of the class of Notes as of the applicable payment date (the "Payment Date"), as a fraction of the initial outstanding principal balance of the class of Notes. Each Pool Factor will be initially 1.0000000, and thereafter will decline to reflect reductions in the outstanding principal balance of the applicable class of Notes.

          The Noteholders of record will receive reports on or about each Payment Date concerning the payments received on the Lease Receivables, the balance of Leases in the Asset Pool, the Pool Factor and various other items of information. In addition, Noteholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law.

                                Use of Proceeds

          The net proceeds from the sale of the Notes of each series will be used to fund any applicable reserve or other accounts and to make distributions by the Issuer to the Seller and by the Seller to the Originator.

                       The Originator's Leasing Business

          The Originator, formerly known as IKON Capital, Inc., was formed in 1987 to provide lease financing to customers of IKON Office Solutions, Inc. ("IKON Office Solutions"). The Originator is a wholly-owned subsidiary of IKON Office Solutions. The Originator's corporate headquarters are located at 1738 Bass Road, Macon, Georgia 31210. The Originator's securities are registered under the Securities Exchange Act of 1934, as amended (the "1934 Act") and the Originator is subject to the reporting requirements of the 1934 Act and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). The Originator filed an Annual Report on Form 10-K for the fiscal year ended September 30, 1998 and a Quarterly Report on Form 10-Q for the three-month period ended December 31, 1998. A copy of the reports, including the exhibits thereto, are available to the public on the SEC's web site at http://www.sec.gov. Requests for copies or other information should be directed to IOS Capital, Inc., 1738 Bass Road, Macon, Georgia 31210, Attn: Kim Taylor.

          IKON Office Solutions is a public company headquartered in Malvern, Pennsylvania operating a large network of independent copier and office equipment marketplaces in North America and the United Kingdom. IKON Office Solutions has over 800 locations in the United States, Canada, the United Kingdom, Germany, France, Denmark and Mexico. IKON Office Solutions also provides equipment services and supplies, outsourcing and imaging services, such as mailroom and copy center management, specialized document copying services and electronic imaging and file conversion. IKON Office Solutions also offers network consulting and design, hardware and software product interfaces, computer networking, technology training and software solutions for the networked office environment. IKON Office Solutions' fiscal 1998 gross revenues were $5.6 billion.

          The Originator is engaged in the business of arranging lease financing exclusively for office equipment marketed by IKON Office Solutions, which sells and services copier equipment and facsimile machines. The ability to offer lease financing on this equipment through the Originator is considered a competitive marketing advantage which more closely ties IKON Office Solutions to its customer base. During the 1998 fiscal year, 69% of new equipment sold was financed through the Originator. The Originator and IKON Office Solutions will seek to increase this percentage in the future, as leasing enhances the overall profit margin on equipment and is considered an important customer retention strategy. For the fiscal years ended September 30, 1997 and 1996, the Originator's operating revenues totaled approximately $214 million and $151 million, respectively, with net income of approximately $43 million and $32 million, respectively. For the fiscal year ended September 30, 1998, total operating revenue equaled $289 million with net income of approximately $63 million.

          The equipment financed by the Originator consists of copiers, facsimile machines, and related accessories and peripheral equipment, the majority of which are produced by major office equipment manufacturers. Currently 70% of the equipment financed by the Originator represents copiers, 17% facsimile machines, and 13% other equipment. Although equipment models vary, IKON Office Solutions is increasingly focusing its marketing efforts on the sale of higher segment equipment, such as copiers which produce 50 or more impressions per minute.

          The Originator's customer base (which consists of the end users of the equipment) is widely dispersed, with the ten largest customers representing less than 2.5% of the Originator's total lease portfolio as of September 30, 1998. The typical new lease financed by the Originator during fiscal year 1998 averaged $17,900 in amount and 46 months in duration. Although 97% of the leases in the Originator's total lease portfolio as of September 30, 1998 are scheduled for regular monthly payments, customers are also offered quarterly, semi-annual and other customized payment terms. In connection with its leasing activities, the Originator performs billing, collection, property and sales tax filings, and provides quotes on equipment upgrades and lease-end notification. The Originator also provides certain financial reporting services to IKON Office Solutions, such as a monthly report of marketplace increases in leasing activity and related statistics.

Types of Leases

          The lease portfolio of the Originator consists of direct financing leases and funded leases, although the Leases to be included in any Asset Pool will consist solely of direct financing leases. Funded leases are contractual obligations between IKON Office Solutions and the customer which have been financed by the Originator. Direct financing leases are contractual obligations between the Originator and the customer and represent the majority of the Originator's lease portfolio.

          Funded leases and direct financing leases are structured as either tax leases (from the Originator's perspective) or conditional sales contracts, depending on the customer's needs. The customer decides which of the two structures it desires. Under either structure, the total cost of the equipment to the customer is substantially the same (assuming the exercise of the purchase option).

          Tax leases represented 96% of the Originator's total lease portfolio as of September 30, 1998. The Originator is considered to be the owner of the equipment for tax purposes during the life of these leases and receives the tax benefit associated with equipment depreciation. Tax leases are structured with a fair market value purchase option. Generally, the customer may return the equipment, continue to rent the equipment or purchase the equipment for its fair market value at the end of the lease.

          Each tax lease has an assumed equipment residual value generally ranging from 0% to 25% of original retail price, depending on model and term. Although an Asset Pool may include tax leases with residual values, the residual values will not be available for the benefit of the Noteholders of the related Asset Pool.

          Conditional sale contracts account for the remaining 4% of the total leases in the Originator's portfolio. Under these arrangements, the customer is considered to be the owner of the equipment for tax purposes and is entitled to receive any tax benefit associated with equipment depreciation. Each conditional sales contract has an assumed residual value of 0%. Conditional sales contracts are customarily structured with higher monthly lease payments than the tax leases and have a $1 purchase option for the equipment at the end of the lease term. Although the customer has the option of returning or continuing to rent the equipment at lease-end, the customer almost always exercises the $1 purchase option at the end of the lease term.

Credit Policies and Loss Experience

          General. Prior to January 1998, IKON Office Solutions maintained a decentralized credit policy. Each IKON operational unit was responsible for developing and maintaining a credit policy that governed credit practices and procedures. The policies contained minimum credit standards. Credit authority levels were established and maintained locally with ultimate authority vested in the district presidents and district CFOs. The Originator provided credit assistance through the support of an automated front-end lease application tracking system ("CLAS").

          Beginning in January 1998, IKON Office Solutions centralized its credit policy. IKON Office Solutions' National Risk Management Policy established minimum standards for all IKON Office Solutions leasing transactions and vested all credit authority with the Originator. The policy uses a tiered approach incorporating analyst reviews and credit scoring based on customer exposure.

          Origination. Lease packages are assembled by an IKON Office Solutions sales representative and submitted to its respective IKON operational unit or district processing center. The IKON operational unit and/or district have the responsibility to review for accuracy and completeness prior to submission to the Originator for funding. The operational unit and/or district administration staff enter the lease applications into the CLAS program. The CLAS program provides both the credit processing and lease administration module. When applications have completed both modules, the documents have been reviewed and the invoice has been prepared, the operational unit and/or district administration staff forward the leasing package for funding review and transmit the CLAS application to the Originator.

          The Originator reviews all documents for completion, accuracy and compliance. Any changes to the original document must be approved by the Originator's contract and documentation review specialists. Each application is checked for credit approval based on a comprehensive risk management policy. When the transaction has completed final review the CLAS application is updated and uploaded to the mainframe for activation, funding and invoicing.

          Credit Processing. The Originator's credit process is segmented by transaction size and approval authority. The "High Risk Review List" lists industries or customers which are considered volatile and require special attention. Guidelines are also established for automatic approvals which require minimal information.

          The IKON Office Solutions approval process is tiered based upon customer exposure. Requests less than $50,000 use the CLAS credit scorecard for approval. Credit scoring for smaller balance exposures provides the Originator with the ability to adjust risk scores system-wide and monitor performance. Exposures of $50,000 to $250,000 rely on the expertise of the Originator's credit staff in analyzing and verifying information regarding bank relationships, trade references, D&B Business Information Reports, and financial statements and/or tax returns. Exposures of more than $250,000 benefit from the combined resources of the districts and the Originator, while maintaining local ownership of the customer. Ideally, the process will be transparent to the customer yet provide the necessary and timely information required to understand the risk factors of the exposure and those in the portfolio.

          Based upon the segmented approach, the following approval authorities have been established:

          . Customer Service Professional and/or Customer Service Professional Manager Dun & Bradstreet rated according to a decision matrix; up to $50,000; no override authority.

          .  Business Credit Analysts
             Up to high risk transactions.

          .  Senior Credit Analysts
             Single signature for exposure up to $1 million; dual signature for exposure up to $2 million.

          . Director of Portfolio Quality & National Credit Coordinator
            Single signature for exposure up to $2 million; dual signature for exposure up to $5 million.

          . Corporate
            Exposure in excess of $5 million.

          Challenges to the recommendations of the Originator's credit analysts will be the responsibility of the IKON Office Solutions district presidents. In the event the analyst does not agree with the actions recommended by the IKON Office Solutions district, the Originator senior management will be requested to intervene. Sole credit authority remains with the Originator, not IKON Office Solutions. The requirements for the above approval categories for exposures under $250,000 may be overridden with approval of a Senior Credit Analyst, National Credit Coordinator, Director of Portfolio Quality or President of the Originator. Justifications will be entered into CLAS.

          Collections. The following minimum standards for collection activity and contact are established for the organization. At 31 days past due, the initial collection call or letter is sent, dependent on account balance, to inquire as to payment status, determine reason for delinquency, and attempt to obtain payment date. At 45 days past due, the first or second collection call is made, depending on account balance. At 61 days past due, the second or third collection call is made and the contract is reviewed for guarantors or additional avenues of collection. At this point the approach is to be firm and the collector must obtain a full understanding of any dispute that may exist. A collection manager is notified of any problems at 61 days past due. At 75 days past due, a third or fourth collection call is made and if payment arrangement is not agreed upon, possibility of contract cancellation, supply or equipment retrieval or foreclosure is raised. At 90 days past due, the customer is advised that the equipment/supplies will be picked up and contract canceled if payment is not received immediately. An acceleration letter is generally sent within 10 days if payment is not received. A notice of repossession letter is sent out at day 105 to the customer and the originating marketplace. Accounts are generally scheduled for charge off at 120 days past due unless extenuating circumstances (approved by a collection manager) warrants delay and additional collection efforts. These actions are required during the indicated time frame, and may be accelerated to an earlier time as deemed appropriate. All collection activities are documented.

          Delinquency and Loss Experience. Historical delinquency information for leases not charged off and loss information for leases owned and included in IOS Capital's servicing portfolio will be set forth in each Prospectus Supplement. See "The Leases--Delinquencies and Gross Losses".

Year 2000 Issues

          State of Readiness. The Year 2000 issue is the result of computer programs being written using two digits rather than four to define the applicable year. Any of the Originator's computer programs or hardware that have date-sensitive software or embedded technology may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices, or engage in similar normal business activities. The potential for a problem exists with all computer hardware and software, as well as in products with embedded technology; copiers and fax machines; security and HVAC systems; voice/telephone systems; elevators, etc.

          IKON Office Solutions has appointed a Year 2000 Corporate Compliance Team, which has prepared a compliance program for the Originator and is responsible for coordination and inspecting compliance activities in all business units. The compliance program requires all business units and locations in every country to inventory potentially affected systems and products, assess risk, take any required corrective actions, test and certify compliance. IKON Office Solutions' Year 2000 Testing and Certification Guidelines delineate the Year 2000 compliance process, testing and quality assurance guidelines, certification and reporting processes and contingency planning. An independent consulting company has received the compliance program and any appropriate recommendations have been implemented. All internal information technology ("IT") systems and non-IT systems have been inventoried. The assessment phase of the Originator's Year 2000 project is approximately 90% complete, the remediation phase is approximately 69% complete and the testing and validation phase is approximately 73% complete. The Originator anticipates completing the Year 2000 project no later than October 31, 1999, which is prior to any anticipated material impact on its operating systems.

          Costs. The Originator will use both internal and external resources to reprogram or replace, test and implement its IT and non-IT systems for Year 2000 modifications. The Originator does not separately track the internal costs incurred on the Year 2000 project. These costs are principally payroll and related costs for its internal IT personnel. The total cost of the Year 2000 project, excluding these internal costs, is estimated at $1.4 million and is being funded through operating cash flows, all of which will be expensed as incurred. Through December 1998, the Originator has expensed approximately $794,000 related to its Year 2000 project.

          Risk. The Issuer is advised by the Originator that the Originator believes, based on the information currently available to the Originator, that the most reasonably likely worst case scenario that could be caused by technology failures relating to the Year 2000 issue could pose a significant threat not only to the Originator, IKON Office Solutions, its customers and suppliers, but to all businesses. Risks include:

          . Legal risks, including customer, supplier, employee or shareholder lawsuits over failure to deliver contracted services, product failure, or health and safety issues.

          . Loss of sales due to failure to meet customer quality expectations or inability to ship products.

          . Increased operational costs due to manual processing, date corruption or disaster recovery.

          .  Inability to bill or invoice.

          The cost of the Year 2000 project and the date on which IKON Office Solutions and the Originator believe the Originator will complete the Year 2000 modifications are based on management's best estimates, which were derived using numerous assumptions of future events, including the continued availability of certain resources and other factors. However, there can be no guarantee that these estimates will be achieved and actual results could differ materially from those anticipated. Specific factors that might cause material differences include, but are not limited to, the availability and costs of personnel trained in this area, the ability to locate and correct all relevant computer codes, and similar uncertainties.

          Contingency Plans. IKON Office Solutions' guidelines require that contingency plans be developed and validated in the event that any critical system cannot be corrected and certified before the system's failure date. The Originator and IKON Office Solutions expect to have contingency plans in place by October 31, 1999. In addition, IKON Office Solutions is forming a rapid response team as part of its IT group that will respond to any operational problems during the Year 2000 date change period.

          Relation to Issuer. In the event that the Originator, any affiliate or any of their suppliers, customers, brokers or agents do not successfully and timely achieve Year 2000 compliance, the Originator's performance of its obligations to the Issuer under the Transaction Documents, including servicing of the Leases, could be adversely affected. This could result in delays in processing payments on the Leases and could cause a delay in distributions to the Noteholders.

                                  The Trustee

          The Trustee for a series of Notes will be identified in the related Prospectus Supplement. The Trustee's liability in connection with the issuance and sale of the Notes will be limited solely to the express obligations of the Trustee set forth in the Indenture. The Originator and its affiliates may from time to time enter into normal banking and Trustee relationships with the Trustee and its affiliates. The Trustee, the Servicer and any of their respective affiliates may hold Notes in their own names. In addition, for purposes of meeting the legal requirements of certain local jurisdictions, the Trustee shall have the power to appoint a co-trustee or a separate trustee under the Indenture. In the event of an appointment of a co-trustee or separate trustee, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Indenture will be conferred or imposed upon the Trustee and the separate trustee or co-trustee jointly, or in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon the separate trustee or co-trustee, who shall exercise and perform those rights, powers, duties and obligations solely at the direction of the Trustee.

          No resignation or removal of the Trustee and no appointment of a successor Trustee will become effective until the acceptance of appointment by the successor Trustee. The Trustee may resign at any time by giving written notice thereof to the Issuer and the Servicer and by mailing notice of resignation by first-class mail, postage prepaid, to the Noteholders of the relevant series at their addresses appearing on the security register. The Trustee may be removed at any time by written notice of the holders of Notes evidencing more than 66% of the voting rights thereof, delivered to the Trustee and the Issuer. If the Trustee resigns, is removed, or becomes incapable of acting, or if a vacancy shall occur in the office of the Trustee for any cause, the Issuer must promptly appoint a successor Trustee. If no successor Trustee shall have been so appointed by the Issuer or the Noteholders, or if no successor Trustee shall have accepted appointment within 30 days after the resignation or removal, existence of incapability, or occurrence of a vacancy, the Trustee or any Noteholder may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          The Trustee will make no representations as to the validity or sufficiency of the Assignment and Servicing Agreement, the Notes (other than the authentication thereof) or of any Lease Receivable or related document and will not be accountable for the use or application by the Servicer or the Issuer of any funds paid to the Issuer in consideration of the sale of any Notes. If no Servicer Events of Default (as defined herein) have occurred, then the Trustee will be required to perform only those duties specifically required of it under the Assignment and Servicing Agreement. However, upon receipt of the various resolutions, certificates, statements, opinions, reports, documents, orders or other instruments required to be furnished to it, the Trustee will be required to examine them to determine whether they conform as to form to the requirements of the Assignment and Servicing Agreement.

          No recourse is available based on any provision of the Assignment and Servicing Agreement, the Notes or any Lease Receivable or assignment thereof against the Trustee, in its individual capacity, and the Trustee will not have any personal obligation, liability or duty whatsoever to any Noteholder or any other person with respect to any claim and any claim shall be asserted solely against the Servicer or any indemnitor, except for liability as is determined to have resulted from the Trustee's own gross negligence or willful misconduct.

          The Trustee will be entitled to receive (a) reasonable compensation for its services, (b) reimbursement for its reasonable expenses and (c) indemnification for loss, liability or expense incurred without gross negligence or bad faith on its part, arising out of performance of its duties thereunder.

                            Description of the Notes

General

          Each series of the Notes will be issued pursuant to an Indenture. The following summaries (together with additional summaries under "Description of the Transaction Documents" below) describe all material terms and provisions of the Notes. The summaries do not contain all the terms of the Notes and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Transaction Documents and the Notes.

          All of the Notes offered by this Prospectus will be rated in one of the four highest rating categories by one or more nationally recognized statistical rating organizations (each a "Rating Agency" and, collectively, the "Rating Agencies").

          The Notes will be fixed income securities, having a principal balance and a specified floating or fixed interest rate. The Notes of each series will represent debt secured by an Asset Pool comprised primarily of the Lease Receivables described in the related Prospectus Supplement.

General Payment Terms of Notes

          As provided in the related Transaction Documents, Noteholders will be entitled to receive payments on their Notes on the specified Payment Dates or on the next day that is not a Saturday, Sunday or other day on which commercial banking institutions located in the city or cities where the Corporate Trust Office of the Trustee and the Servicer (and, if applicable, any credit enhancement provider) are located are authorized or obligated by law or executive order to be closed (each a "Business Day").

          Neither the Notes nor the underlying Lease Receivables will be guaranteed or insured by any governmental agency or instrumentality or the Issuer, the Servicer, the Seller, any Trustee or any of their respective affiliates.

Collections

          The following funds will be deposited into the Collection Account (as defined below):

          (a)     Lease Payments;

          (b) recoveries from Non-Performing Leases (as defined below) to the extent the Originator has not substituted Substitute Leases (as defined below) for the Non-Performing Leases;

          (c) late charges received on delinquent Lease Payments not advanced by the Servicer;

          (d) proceeds from purchases of Leases by the Originator as a result of breaches of representations and warranties to the extent the Originator has not substituted Substitute Leases for those Leases;

          (e) proceeds from investment of funds in the Collection Account and any other applicable Transaction Account (as defined below);

          (f)     Casualty Payments (as defined below);

          (g)     Retainable Deposits (each as defined below);

          (h)     Servicer Advances (as defined below, if any);

          (i) Termination Payments (as defined below), to the extent the Issuer does not reinvest the Termination Payments in Additional Leases; and

          (j) proceeds received to effect a redemption of the Notes pursuant to the Indenture.

          The foregoing funds on deposit in the Collection Account on each determination date relating to a Payment Date, excluding Lease Payments not due during the preceding calendar month (a "Due Period") or any prior Due Period, together with any funds deposited into the Collection Account from any Reserve Account as described below under "Distributions," will constitute available funds ("Available Funds"). Available Funds do not include cash flows realized from the sale or release of Equipment following the expiration date of the related Lease other than Equipment subject to Non-Performing Leases (as defined below) that have not been replaced.

          The Servicer must deposit the funds referred to in clauses (a) through
(d), (f) and (i) above into the Collection Account within two Business Days of receipt thereof by the Servicer. The funds referred to in clauses (e), (g), (h) and (j) above are to be deposited into the Collection Account on or prior to the related Payment Date.

          A "Lease Payment" is the equipment financing portion of each fixed periodic rental payment payable by a Lessee under a Lease. Casualty Payments, Retainable Deposits, Termination Payments, prepayments of rent required pursuant to the terms of a Lease at or before the commencement of the term of the Lease, security deposits, payments becoming due before each Cut-Off Date and supplemental or additional payments required by the terms of a Lease with respect to taxes, insurance, maintenance or other specific charges such as excess copy charges are not Lease Payments.

          A "Casualty Payment" is any payment pursuant to a Lease on account of the loss, theft, condemnation, governmental taking, destruction, or damage beyond repair (each, a "Casualty") of any item of Equipment subject thereto which results, in accordance with the terms of the Lease, in a reduction in the number or amount of any future Lease Payments or in the termination of the Lessee's obligation to make future Lease Payments.

          A "Retainable Deposit" is any security or other similar deposit which the Servicer has determined in accordance with its customary servicing practices is not refundable to the related Lessee.

          A "Termination Payment" is a payment payable by a Lessee under a Lease upon the early termination of the Lease (other than on account of a Casualty or a Lease default) which may be agreed upon by the Servicer, acting in the name of the Issuer, and the Lessee.

          "Non-Performing Leases" are (i) Leases that have become more than 120 days delinquent, (ii) Leases that have been accelerated by the Servicer or (iii) Leases that the Servicer has determined to be uncollectible in accordance with the Servicer's customary practices.

Distributions

          On each Payment Date, Available Funds will be applied to make payments of principal and interest due on the Notes, amounts owed to the Servicer, Trustee (to the extent not payable by the Servicer) and other parties and for other purposes as described and in the priority set forth in the related Prospectus Supplement. If a Reserve Account is established for a series of Notes, the related Prospectus Supplement will describe how funds in that account will be transferred to the Collection Account when there is a deficiency in Available Funds otherwise available to make any payment due on a Payment Date. Similarly, the related Prospectus Supplement will describe the extent to which the proceeds of any applicable credit enhancement will be applied to make up any deficiency.

Prepayment and Yield Considerations

          The rate of principal payments on the Notes, the aggregate amount of each interest payment on the Notes and the yield to maturity of the Notes are directly related to the rate of payments on the underlying Leases. The payments on the Leases may be in the form of scheduled payments, prepayments or liquidations due to default, casualty and other events, which cannot be specified at present. Any prepayments or liquidations will result in distributions to Noteholders of amounts which would otherwise have been distributed over the remaining term of the Leases. The rate of prepayments and liquidations may be influenced by a number of other factors, including general economic conditions. The rate of principal payments may also be affected by any repurchase of the underlying Leases by the Originator or Seller pursuant to the Assignment and Servicing Agreement. In this event, the application of the repurchase price will decrease the Discounted Present Value of the Performing Leases, causing the corresponding weighted average life of the Notes to decrease.

          Subject to specified limitations, the Originator will have the option to substitute Eligible Leases having similar characteristics (each a "Substitute Lease") for (i) Non-Performing Leases, (ii) Leases subject to repurchase as a result of a breach of a representation and warranty by the Originator under the Transaction Documents which breach has not been cured following discovery/notice of the breach (each, a "Warranty Lease") and (iii) Leases following a modification or adjustment to the terms of such Leases (each an "Adjusted Lease"). The Originator may substitute Substitute Leases for Non-Performing Leases, Adjusted Leases or Warranty Leases in amounts not to exceed specified percentages (to be stated in the related prospectus supplement) of the Discounted Present Value of the Leases as of the original Cut-Off Date. In addition, in the event of a Lease that terminates early or which has been prepaid in full (each, an "Early Termination Lease"), the Originator will have the option to transfer an additional lease of similar characteristics (each, an "Additional Lease"). The Substitute Leases and Additional Leases must have a Discounted Present Value of not less than the Discounted Present Value of the

Leases being replaced and the monthly payments on the Substitute Leases or Additional Leases must be at least equal to those of the replaced Leases through the term of the replaced Leases. In the event that a Substitute Lease is not provided for a Non-Performing Lease, the Discounted Present Value of the Leases in the related Asset Pool will be reduced in an amount at least equal to the Discounted Present Value of the Non-Performing Lease, plus any delinquent payments.

          The effective yield to holders of the Notes will depend upon, among other things, the rate at which principal is paid to the Noteholders. The after-tax yield to Noteholders may be affected by lags between the time interest income accrues to Noteholders and the time the related interest income is received by the Noteholders.

Book-Entry Registration

          Noteholders of a given series may hold their Notes through the Depository Trust Company ("DTC") (in the United States) or CEDEL or Euroclear (in Europe) if they are participants of those systems, or indirectly through organizations that are participants in those systems.

          Cede & Co. ("Cede"), as nominee for DTC, will hold the global Notes in respect of given series. CEDEL and Euroclear will hold omnibus positions on behalf of the CEDEL Participants (as defined below) and the Euroclear Participants (as defined below) (collectively, the "Participants"), respectively, through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositories (collectively, the "Depositories") which in turn will hold those positions in customers' securities accounts in the Depositories' names on the books of DTC.

          DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York UCC and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entries, thereby eliminating the need for physical movement of securities. Participants include brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

          Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

          Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depository to take action to effect final settlement on its behalf by delivering or receiving Notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the Depositories.

          Because of time-zone differences, credits of Notes in CEDEL or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent Notes settlement processing, dated the Business Day following the DTC settlement date, and those credits or any transactions in those subsequent Notes will be reported to the relevant CEDEL Participant or Euroclear Participant on that Business Day. Cash received in CEDEL or Euroclear as a result of sales of Notes by or through a CEDEL Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the Business Day following settlement in DTC.

          Noteholders that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Notes may do so only through Participants and Indirect Participants. In addition, Noteholders will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, Noteholders may experience some delay in their receipt of payments, since the payments will be forwarded by the Issuer or note paying agent to Cede, as nominee for DTC. DTC will forward the payments to its Participants, which thereafter will forward them to Indirect Participants or the Noteholders. It is anticipated that the only "Noteholder" in respect of any series will be Cede, as nominee of DTC. Noteholders will not be recognized as Noteholders, and the Noteholders will be permitted to exercise the rights of Noteholders only indirectly through DTC and its Participants.

          Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Notes among Participants on whose behalf it acts with respect to the Notes and to receive and transmit distributions of principal of, and interest on, the Notes. Participants and Indirect Participants with which the Noteholders have accounts with respect to the Notes similarly are required to make book-entry transfers and receive and transmit payments on behalf of their respective Noteholders. Accordingly, although Noteholders will not possess Notes, the Rules provide a mechanism by which Participants will receive payments and will be able to transfer their interests.

          Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Noteholder to pledge Notes to persons or entities that do not participate in the DTC system, or to otherwise act with respect to the Notes, may be limited due to the lack of a physical certificate for the Notes.

          DTC will advise the Issuer and/or Trustee in respect of each series that it will take any action permitted to be taken by a Noteholder only at the direction of one or more Participants to whose accounts with DTC the Notes are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of Participants whose holdings include the undivided interests.

          CEDEL is incorporated under the laws of Luxembourg as a professional trust depository ("Trust Depository"). CEDEL holds notes for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of notes transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of notes. Transactions may be settled in CEDEL in any of 38 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional Trust Depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

          Euroclear was created in 1968 to hold notes for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of notes and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 37 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office, under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator (as defined below), and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

          The "Euroclear Operator" is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

          Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of notes and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to Notes in the Euroclear System. All Notes in the Euroclear System are held on a fungible basis without attribution of specific Notes to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of relationship with persons holding through Euroclear Participants.

          DTC management is aware that some computer applications, systems and the like for processing data ("Systems") that are dependent upon calendar dates, including dates before, on, and after January 1, 2000, may encounter Year 2000 problems. DTC has informed its Participants and other members of the financial community (the "Industry") that it has developed and is implementing a program so that its Systems, as the same relate to the timely payment of distributions (including principal and interest payments) to Noteholders, book-entry deliveries, and settlement of trades within DTC, continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

          However, DTC's ability to properly perform its services is also dependent upon other parties, including, but not limited to, issuers and their agents, as well as third party vendors from whom DTC licenses software and hardware, and third party vendors on whom DTC relies for information and the provision of services, including telecommunications and electrical utility service providers, among others. DTC has informed the Industry that it is contacting (and will continue to contact) third party vendors from whom DTC acquires services to: (i) impress upon them the importance of the services being Year 2000 compliant; and (ii) determine the extent of their efforts for Year 2000 remediation (and, as appropriate, testing) of their services. In additional, DTC is in the process of developing contingency plans as it deems appropriate.

          According to DTC, the foregoing information with respect to DTC has been provided to the Industry for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

          Except as required by law, neither the Issuer nor any paying agent will have any liability for any aspect of the records relating to or payments made or account of beneficial ownership interests of the related Notes held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

Definitive Notes

          The Notes of any series will be issued in fully registered, certificated form ("Definitive Notes") to the Noteholders or their nominees, rather than to DTC or its nominee, only if (i) the Servicer advises in writing that DTC is no longer willing or able to discharge properly its responsibilities as Trust Depository with respect to the Notes and the Issuer is unable to locate a qualified successor, (ii) the Servicer, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of an "Event of Default" under the Indenture or a default by the Servicer under the Assignment and Servicing Agreement. Noteholders representing at least a majority of the outstanding principal amount of the Notes of that series advise the Issuer through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the Noteholders' best interest.

          Upon the occurrence of any event described in the immediately preceding paragraph, the Trustee will be required to notify all affected Noteholders through Participants of the availability of Definitive Notes. Upon surrender by DTC of its Notes and receipt of instructions for reregistration, the Issuer will reissue DTC's Notes as Definitive Notes to the Noteholders in the amounts specified in the reregistration instructions.

          Distributions of principal of, and interest on, Definitive Notes will thereafter be made by the Issuer in accordance with the procedures set forth in the Indenture directly to holders of Definitive Notes in whose names the Definitive Notes were registered at the close of business on the applicable Record Date. Distributions will be made by check mailed to the address of the holder as it appears on the register maintained by the Trustee. The final payment on any Definitive Note, however, will be made only upon presentation and surrender of the Note at the office or agency specified in the notice of final distribution to the applicable Noteholders.

          Definitive Notes will be transferable and exchangeable at the offices of the Issuer or Trustee or of a certificate registrar named in a notice delivered to holders of the Definitive Notes. No service charge will be imposed for any registration of transfer or exchange, but the Issuer or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Reports to Noteholders

          On or prior to each Payment Date, the Servicer or the Trustee will forward or cause to be forwarded to each holder of record of a class of Notes a statement or statements with respect to the related Asset Pool setting forth the information specifically described in the Transaction Document which generally will include the following information:

          (i) the amount of the distribution with respect to that class of Notes;

          (ii)   the amount of the distribution allocable to principal;

          (iii)  the amount of the distribution allocable to interest;

          (iv) the Discounted Present Value of the Leases in the related Asset Pool;

          (v)    the Asset Pool balance;

          (vi) the aggregate outstanding principal balance and the Pool Factor for the class of Notes after giving effect to all payments reported under
     (ii) above on that Payment Date;

          (vii) the amount paid to or retained by the Servicer, if any, with respect to the related Due Period; and

          (viii) the aggregate purchase amounts for Lease Receivables that have been reacquired, if any, for the related Due Period.

          Within the prescribed period of time for tax reporting purposes after the end of each calendar year, the Issuer or the Servicer will provide to the Noteholders a statement containing the amounts described in (ii) and (iii) above for that calendar year and any other information required by applicable tax laws, for the purpose of the Noteholders' preparation of federal income tax returns.

                    Description of the Transaction Documents

          The following summary describes the material terms of each transaction document pursuant to which an Asset Pool will be created and a series of Notes will be issued. For purposes of this Prospectus, the term "Transaction Documents" as used with respect to a series of Notes means the Indenture and Assignment and Servicing Agreement relating to a series of Notes. Forms of the Transaction Documents have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. This description is not a complete summary of all the provisions of the respective Transaction Documents.

Assignment and Servicing Agreement

          Acquisition of the Lease Receivables. On the Issuance Date, the Seller will acquire the related Lease Receivables from the Originator pursuant to an Assignment and Servicing Agreement in which the Originator will make representations and warranties concerning the Lease Receivables. The rights and benefits of the Seller under the Assignment and Servicing Agreement will be assigned to the Issuer by the Seller pursuant to the Assignment and Servicing Agreement and, in turn, pledged to the Trustee under an Indenture.

          Contemporaneously, the Issuer will acquire the related Lease Receivables from the Seller pursuant to the Assignment and Servicing Agreement. The Issuer will pledge the Issuer's right, title and interests in and to the Lease Receivables to the Trustee for the benefit of Noteholders under the Indenture. The rights and benefits of the Issuer under the Assignment and Servicing Agreement will be assigned to the Trustee on behalf of Noteholders as collateral for the Notes by the Issuer under the Indenture.

          Additions, Substitutions and Adjustments. The Originator will be obligated to purchase from the Issuer its interest in any Lease in the Asset Pool that has become a Warranty Lease unless an Eligible Lease is substituted therefor in accordance with the related Assignment and Servicing Agreement.

          Pursuant to the Assignment and Servicing Agreement, the Originator will have the option to substitute Eligible Leases for Non-Performing Leases, Adjusted Leases and Warranty Leases and to add Additional Leases. The percentage of Leases in any Asset Pool that can be substituted for Non-Performing Leases, Adjusted Leases and Warranty Leases will be limited, as described in the related Prospectus Supplement, to a percentage of the aggregate Discounted Present Value of the Leases in the Asset Pool as of the related Cut-Off Date. See "Description of the Notes--Prepayment and Yield
Considerations."

          Servicing. The Servicer will service the Lease Receivables in an Asset Pool pursuant to an Assignment and Servicing Agreement. The Servicer may delegate its servicing responsibilities to one or more sub-servicers, but will not be relieved of its liabilities with respect thereto.

          The Servicer will make representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the Assignment and Servicing Agreement. An uncured breach of such a representation or warranty that in any respect materially and adversely affects the interests of the Noteholders will constitute a Servicer Event of Default by the Servicer.

          The Assignment and Servicing Agreement will provide that the Servicer will take or cause to be taken all actions as are necessary or advisable to service, administer and collect each Lease in accordance with customary and prudent servicing procedures for leases of a similar type, and in accordance with applicable laws, rules and regulations and, in any event, according to a standard of care not less than that which it applies to leases it services for its own account.

          Advances by the Servicer. Prior to any Payment Date, with respect to any series, the Servicer may, but will not be required to, advance (each, a "Servicer Advance") to the Trustee an amount sufficient to cover delinquencies on Leases with respect to the prior Due Period. The Servicer will be entitled to reimbursement for Servicer Advances.

          Servicing Compensation. The Servicer will be entitled to receive a servicing fee for each Due Period (the "Servicing Fee") in an amount equal to a specified percentage per annum of the Discounted Present Value of the Performing Leases or the Outstanding Principal Amount of the Notes, as of the first day of the Due Period. The Indenture will specify the priority of the Servicing Fee in relation to payments to Noteholders and other persons. The Servicing Fee may be paid prior to any distribution to the Noteholders.

          If so provided in the related Transaction Documents, the Servicer will also be entitled to reimbursement of out-of-pocket expenses reasonably incurred in the course of performance of its duties as Servicer and to collect and retain any late fees, the penalty portion of interest paid on past due amounts and other administrative fees or similar charges allowed by applicable law with respect to the Lease Receivables and any prepayment premiums or other payments in excess of the present value of all outstanding amounts owed under a Lease by a Lessee as a result of the early termination thereof, and will be entitled to reimbursement from the Issuer for certain liabilities. Payments by or on behalf of Lessees will be allocated to scheduled payments and late fees and other charges in accordance with the Servicer's normal practices and procedures.

          The Servicing Fee will compensate the Servicer for performing the functions of a third-party servicer of similar types of leases as an agent for their beneficial owner. The Servicing Fee also will compensate the Servicer for administering the Lease Receivables, accounting for collections and furnishing statements to the Issuer and the Trustee with respect to distributions. The Servicing Fee also will reimburse the Servicer for certain taxes, accounting fees, outside auditor fees, trustees fees, data processing costs and other costs incurred in connection with administering the Lease Receivables.

          Statements to Trustees and Issuer. Prior to each Payment Date for a series of Notes, the Servicer will provide to the Trustee as of the close of business on the last day of the preceding related Due Period, a statement setting forth substantially the same information as is required to be provided in the periodic reports provided to Noteholders described under "Description of the Notes--Reports to Noteholders."

          Evidence as to Compliance. The Assignment and Servicing Agreement will provide that a firm of independent public accountants will furnish to the Issuer and the Trustee, annually, a certificate as to compliance by the Servicer during the preceding twelve months (or, in the case of the first certificate, the period from the applicable Issuance Date) with certain standards relating to the servicing of the Lease Receivables.

          The Assignment and Servicing Agreement will also provide for the annual delivery to the Issuer and/or the Trustee of a certificate signed by an officer of the Servicer stating that the Servicer either has fulfilled its obligations under the Assignment and Servicing Agreement in all material respects throughout the preceding 12 months (or, in the case of the first certificate, the period from the applicable Issuance Date) or, if there has been a default in the fulfillment of any obligation in any material respect, describing each default. The Servicer also will agree to give the Trustee notice of certain Servicer Events of Defaults (as defined below) under the related Assignment and Servicing Agreement.

          Copies of these statements and certificates may be obtained by Noteholders owning at least 25% of the outstanding principal amount of the Notes of the relevant series upon request in writing addressed to the Trustee or the Servicer.

          Certain Matters Regarding the Servicer. The Assignment and Servicing Agreement will provide that the Servicer may not resign from its obligations and duties as Servicer thereunder, except upon determination that the performance by the Servicer of its duties is no longer permissible under applicable law. No resignation by the Servicer will become effective until the Trustee or a successor servicer has assumed the Servicer's servicing obligations and duties under the Assignment and Servicing Agreement.

          The Assignment and Servicing Agreement will further provide that neither the Servicer nor any of its directors, officers, employees, or agents will be under any liability to the Issuer or the Noteholders for taking any action or for refraining from taking any action pursuant to the Assignment and Servicing Agreement; provided, however, that neither the Servicer nor any of
                     --------  -------
those other persons will be protected against any liability that would otherwise be imposed based on any breach of the warranties, representations or warranties made by the Servicer in the Assignment and Servicing Agreement or by reason of willful misfeasance, bad faith or negligence in the performance or non-performance of duties.

          Under the circumstances specified in the Assignment and Servicing Agreement, any entity into which the Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Servicer is a party, or any entity succeeding to the business of the Servicer or, with respect to its obligations as Servicer, which corporation or other entity in each of the foregoing cases assumes the obligations of the Servicer, will be the successor to the Servicer under the Assignment and Servicing Agreement.

          Servicer Events of Default. The following events and conditions, and any additional events and conditions that are described in the related Prospectus Supplement, will be defined in the Assignment and Servicing Agreement as "Servicer Events of Default":

          (a) failure on the part of the Servicer to remit to the Trustee within three Business Days following the receipt thereof any monies received by the Servicer required to be remitted to the Trustee under the Assignment and Servicing Agreement;

          (b) failure on the part of the Servicer to pay to the Trustee on the date when due, any payment required to be made by the Servicer pursuant to the Assignment and Servicing Agreement;

          (c) default on the part of either the Servicer or (so long as IOS Capital is the Servicer) IOS Capital in its observance or performance in any material respect of specified covenants or agreements in the Assignment and Servicing Agreement which failure continues unremedied for a period of 30 days after the earlier of (i) the date it first becomes known to any officer of IOS Capital or the Servicer, as the case may be, and (ii) the date on which written notice thereof requiring the same to be remedied shall have been given to the Servicer or IOS Capital, as the case may be, by the Trustee, or to the Servicer or IOS Capital, as the case may be, and the Trustee by the Seller, the Issuer, any credit enhancement provider (if so provided in the related Prospectus Supplement) or any Noteholder;

          (d) if any representation or warranty of IOS Capital made in the Assignment and Servicing Agreement proves to be incorrect in any material respect as of the time made; provided, however, that the
                                                    --------  -------
              breach of any representation or warranty made by IOS Capital in the Assignment and Servicing Agreement will be deemed to be "material" only if it affects the Noteholders or the provider of credit enhancement or the enforceability of the related Indenture or of the related Notes; and provided, further, that a material
                                           --------  -------
              breach of any representation or warranty made by IOS Capital in an Assignment and Servicing Agreement with respect to any of the Lease Receivables subject thereto will not constitute a Servicer Event of Default if IOS Capital purchases the Lease Receivable in accordance with the Assignment and Servicing Agreement to the extent provided therein;

          (e) specified insolvency or bankruptcy events relating to the Servicer;

          (f) the failure of the Servicer to make one or more payments due with respect to aggregate recourse debt or other obligations exceeding $5,000,000, or the occurrence of any event or the existence of any condition, the effect of which event or condition is to cause (or permit one or more persons to cause) more than $5,000,000 of aggregate recourse debt or other obligations of the Servicer to become due before its (or their) stated maturity or before its (or their) regularly scheduled dates of payment so long as the failure, event or condition shall be continuing and not waived by the person or persons entitled to performance; or

          (g) a final judgment or judgments (or decrees or orders) for the payment of money aggregating in excess of $5,000,000 and any one of such judgments (or decrees or orders) has remained unsatisfied and in effect for any period of 60 consecutive days without a stay of execution.

          Rights upon Servicer Events of Default. As long as a Servicer Event of Default under the Assignment and Servicing Agreement remains unremedied, the Trustee may, and upon the instruction of holders of Notes evidencing not less than 66-2/3% in principal amount of the Notes of the relevant series or, if and to the extent described in the related Prospectus Supplement, any credit enhancement provider in lieu of such holders, shall, terminate all the rights and obligations of the Servicer, if any, under the related Assignment and Servicing Agreement, whereupon a successor servicer appointed by the Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under the Assignment and Servicing Agreement and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the Servicer, and no Servicer Event of Default has occurred, the bankruptcy trustee or official may have the power to prevent the Trustee or the Noteholders from effecting a transfer of servicing. In the event that the Trustee is unwilling or unable to so act, it may, subject to certain limitations, appoint, or petition a court of competent jurisdiction for the appointment of, a successor servicer. The Trustee may make arrangements for compensation to be paid to the successor, which in no event may be greater than the servicing compensation payable to the Servicer under the Assignment and Servicing Agreement or such other amount indicated in the related Prospectus
Supplement.

Indenture

          Accounts. The Trustee will establish and maintain one or more accounts in the name of the Trustee on behalf of the Noteholders into which payments made on or with respect to the related Lease Receivables shall be deposited as provided in the related Transaction Documents (the "Collection Account"). In addition, the Trustee may establish one or more other separate accounts in the name of the Trustee for the benefit of the Noteholders, (i) for the deposit of funds for distribution to the Noteholders (a "Distribution Account"), (ii) to provide reserves to cover shortfalls in Available Funds (a "Reserve Account"), (iii) to provide funds for the purchase of additional Lease Receivables during any applicable pre-funding period (a "Pre-Funding Account"), or (iv) for any other purpose (an "Additional Account").

          Funds in the Collection Account and any Distribution Account, Reserve Account, Pre-Funding Account or Additional Account (collectively, the "Transaction Accounts") will be invested as provided in the related Indenture in Eligible Investments. "Eligible Investments" are generally limited to investments acceptable to the Rating Agencies as being consistent with the rating of the Notes. Eligible Investments generally are limited to obligations that mature not later than the Business Day immediately preceding the next succeeding Payment Date.

          The Transaction Accounts will be maintained as Eligible Accounts. "Eligible Account" means either (a) an account maintained with a depository institution or trust company acceptable to each of the Rating Agencies and, if so provided in the related Prospectus Supplement, any credit enhancement provider, or (b) a trust account or similar account maintained with a federal or state chartered depository institution, which may be an account maintained with the Trustee.

          Distributions. Beginning on the first Payment Date, distributions of principal and interest (or, where applicable, of principal only or interest only) on each class of Notes entitled thereto will be made to the Noteholders. The timing, calculation, allocation, order, source, priorities of, distribution of, and requirements for each class of Notes will be set forth in the related Prospectus Supplement.

          Credit Enhancements. The amounts and types of credit enhancement arrangements, if any, and the provider thereof, if applicable, with respect to each class of Notes of a given series will be set forth in the related Prospectus Supplement. If and to the extent provided in the related Prospectus Supplement, credit enhancement may be in the form of an insurance policy, subordination of one or more classes of Notes, reserve accounts, overcollateralization, letters of credit, credit or liquidity facilities, third party payments or other support, surety bonds, guaranteed cash deposits or other arrangements as may be described in the related Prospectus Supplement or any combination of two or more of the foregoing. If specified in the related Prospectus Supplement, credit enhancement for a class of Notes may cover one or more other classes of Notes of the same series, and credit enhancement for a series of Notes may cover one or more other series of Notes.

          The presence of credit enhancement for the benefit of any class or series of Notes is intended to enhance the likelihood of receipt by the Noteholders of that class or series of the full amount of principal and interest due thereon and to decrease the likelihood that the Noteholders will experience losses. As more specifically provided in the related Prospectus Supplement, the credit enhancement for a class or series of Notes will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance and interest thereon. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, Noteholders of any class or series will bear their allocable share of deficiencies, as described in the related Prospectus Supplement. In addition, if a form of credit enhancement covers more than one class of Notes or more than one series of Notes, Noteholders of any class or series will be subject to the risk that the credit enhancement will be exhausted by the claims of Noteholders of other classes or series.

          If the protection provided to the Noteholders of a given class of Notes by any applicable credit enhancement or by the subordination of another class of Notes is insufficient, the Issuer must rely solely on the Asset Pool.

          Modification of the Indenture. Under an Indenture, the rights and obligations of the Issuer and the rights of the Noteholders may be modified by the Issuer with the consent of the holders of not less than 662/3% in aggregate principal amount of the Notes then outstanding under the Indenture or, if and to the extent described in the related Prospectus Supplement, the consent of any credit enhancement provider in lieu of such holders; but no modification may be made if it would result in the reduction or withdrawal of the then current ratings of the outstanding related Notes and no modification may be made without the consent of the holder of each outstanding note affected thereby if it would:
(a) change the fixed maturity of any Note, or the principal amount or interest amount payable thereof, or change the priority of payment thereof or reduce the interest rate or the principal thereon or change the place of payment where, or the coin or currency in which, any Note or the interest thereon is payable, or impair the right to institute suit for the enforcement of any payment on or after the maturity thereof; or (b) reduce the percentage of Notes required for any modification or waiver of the Indenture, without the consent of the holders of all Notes then outstanding under that Indenture; or (c) modify the provisions of the Indenture restricting modifications or waivers of the provisions of the Indenture except to increase any percentage or fraction set forth therein or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each outstanding note affected thereby; or (d) modify or alter the provisions of the Indenture treating Notes held by the Issuer or any affiliate of the Issuer as not being "Outstanding" for certain purposes under the Indenture; or (e) permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any part of any Asset Pool or, except as provided in the Indenture, terminate the lien of the Indenture on any part of an Asset Pool at any time subject to the Indenture or deprive any Noteholder of the security afforded by the lien of the Indenture.

              Events of Default. "Events of Default" under an Indenture will include, in addition to any other events or conditions described in the related Prospectus Supplement: (i) a default in the payment when due (subject to any applicable grace period) of any interest on any Note issued under that Indenture; (ii) a default in the payment of the principal of or any installment of the principal of any Note at the stated maturity or when the same becomes due and payable; (iii) a default in the observance or performance in any material respect of any covenant or agreement regarding the contemplated transaction made in the related Transaction Documents, or any representation or warranty made by the Issuer in the Transaction Documents or in any certificate delivered pursuant thereto or in connection therewith having been incorrect as of the time made, and the continuation of any default or the failure to cure a breach of a representation or warranty for a period of 30 days (or in some circumstances 90 days) after notice thereof is given to the Issuer by the Trustee or the Issuer and the Trustee by the holders of at least 25% in principal amount of the Notes then outstanding; (iv) specified events of bankruptcy, insolvency, receivership or liquidation relating to the Issuer; or (v) the occurrence and continuation of a Servicer Event of Default.

          If an Event of Default occurs, the Trustee may (with the consent of any credit enhancement provider as described in the related Prospectus Supplement), and shall, if so directed as described in the related Prospectus Supplement by a credit enhancement provider or by holders of not less than 66-2/3% of the then outstanding principal amount of the Notes, declare the unpaid principal amount of the related Notes to be immediately due and payable together with all accrued and unpaid interest thereon. If the Event of Default involves other than non-payment of principal or interest on the Notes, the Trustee may not sell the related Lease Receivables unless the sale is for an amount greater than or equal to the outstanding principal amount of the Notes unless directed to do so by the credit enhancement provider or the holders of 662/3% of the then outstanding principal amount of the Notes as specified in the related Prospectus Supplement.

          Subsequent to an Event of Default and following any acceleration of the Notes pursuant to the Indenture, any monies that may then be held or thereafter received by the Trustee will be applied in the order of priority set forth in the related Prospectus Supplement at the date or dates fixed by the Trustee and, in case of the distribution of the entire amount due on account of principal or interest, upon presentation and surrender of the Notes.

          Each Indenture will provide that the holders of 662/3% in aggregate principal amount of the Notes then outstanding or, if and to the extent described in the related Prospectus Supplement, any credit enhancement provider will have the right to waive certain defaults and, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust power conferred on the Trustee. The Indenture will provide that in case an Event of Default shall occur (which shall not have been cured or waived), the Trustee will be required to exercise its rights and powers under the Indenture and to use the degree of care and skill in their exercise that a prudent man would exercise or use in the conduct of his own affairs. Subject to these provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any of the Noteholders or any credit enhancement provider unless they shall have offered to the Trustee security or indemnity satisfactory to the Trustee. Upon request of a Noteholder, the Trustee will provide information as to the outstanding principal amount of each class of Notes.

          Redemption. The Issuer may, at its option, redeem the Notes, as a whole, at their principal amount, without premium, together with interest accrued to the date fixed for redemption if on any payment date the Discounted Present Value the Leases is less than or equal to 10% of the Discounted Present Value of the Leases in the related Asset Pool as of the original Cut-Off Date. The Issuer will give notice of redemption to each Noteholder and the Trustee at least 30 days before the Payment Date fixed for prepayment. Upon deposit of funds necessary to effect redemption, the Trustee shall pay the remaining unpaid principal amount on the Notes and all accrued and unpaid interest as of the Payment Date fixed for redemption.

                     Legal Aspects of the Lease Receivables

General

          The Leases will either be "chattel paper" as defined in the Uniform Commercial Code or Leases that are not treated materially differently from "chattel paper" for purposes of title transfer, security interests or remedies on default. Pursuant to the UCC for most purposes, a sale of chattel paper is treated in a manner similar to a transaction creating a security interest in chattel paper. In connection with the creation of an Asset Pool, the Issuer, the Originator, the Servicer and/or the Seller will cause the filing of appropriate UCC-1 financing statements with respect to the Leases to be made with the appropriate governmental authorities. Under the Assignment and Servicing Agreement, the Servicer will be obligated from time to time to take any actions necessary to protect, perfect and preserve the Issuer's or the Trustee's interests in the Leases and their proceeds, as the case may be.

          The Leases are triple-net leases, requiring the Lessees to pay all taxes, maintenance and insurance associated with the Equipment, and provide that they are noncancellable by the Lessees.

          The Leases are full payoff leases, under which the obligations of the Lessee are absolute and unconditional, regardless of any defense, setoff or abatement which the Lessee may have against IOS Capital, as Originator or Servicer, the Issuer, or any other person or entity whatsoever.

          Defaults under the Leases are generally the result of failure to pay amounts when due, failure to observe other covenants in the Lease, misrepresentations by, or insolvency, bankruptcy or appointment of a trustee or receiver for, the Lessee under a Lease. The remedies of the lessor (and the Issuer as assignee) following any applicable notice and cure period are generally to enforce the performance by the Lessee of the terms and covenants of the Lease (including the Lessee's obligations to make scheduled payments) or recover damages of the breach thereof, to accelerate the balance of the remaining scheduled payments paid or to terminate the rights of the Lessee under such Lease. Although the Leases permit the lessor to repossess and dispose of the related Equipment in the event of a lease default, and to credit the proceeds against the Lessee's liabilities thereunder, these remedies may be limited where the Lessee thereunder is subject to bankruptcy, or other insolvency proceedings.

UCC and Bankruptcy Considerations

          The Originator will transfer all the Originator's interest in the Equipment to the Seller. The Seller will assign its interest as secured party in the Equipment relating to the Leases to the Issuer, which in turn will pledge that interest to the Trustee for the benefit of the Noteholders. The Seller will not transfer any of its ownership interests in any of the Equipment. Because of this, the Trustee, on behalf of the Noteholders, will have no interest in or recourse to any of the Equipment other than by virtue of the security interest granted to the Issuer in the Seller's interest in the Equipment and the Issuer's pledge of that interest to the Trustee. As a result, the Trustee may be unable to foreclose on the Equipment in the event of a default by a Lessee on any Lease and Noteholders may experience delays in receiving payments and suffer a loss of their investment in the Notes. UCC financing statements will not be filed to perfect any security interest in the Equipment. Moreover, Equipment may be subject to a superior lien. In this case, the senior lienholder may be entitled to be paid the full amount of the indebtedness owed to it out of the sale proceeds before the proceeds could be applied to the payment of claims on behalf of the Issuer or Noteholders. In addition, in the event of bankruptcy of the Originator or the Seller, the security interest in the Equipment of the Issuer or Trustee may be subject to avoidance under the Bankruptcy Code of 1978, as amended (the "Bankruptcy Code").

          In the event of a default by the Lessee under a finance lease, the Servicer may take action to enforce the Non-Performing Lease by repossession and resale of the Equipment. Under the UCC in most states, a creditor can, without prior notice to the debtor, repossess assets securing a defaulted contract by the Lessee's voluntary surrender of the assets or by "self-help" repossession that does not involve a breach of the peace or by judicial process.

          In the event of a default by the Lessee under a finance lease, some jurisdictions require that the Lessee be notified of the default and be given a time period within which it may cure the default prior to repossession. Generally, this right of reinstatement may be exercised on a limited number of occasions in any one-year period.

          The UCC and other state laws place restrictions on repossession sales, including requirements that the secured party provide the Lessee with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held and that any sale be conducted in a commercially reasonable manner. The Assignment and Servicing Agreement may require the Servicer to sell promptly any repossessed item of Equipment or re-lease the Equipment for the benefit of the Noteholders.

          Under most state laws, a Lessee has the right to redeem collateral for its obligations prior to actual sale by paying to the secured party the unpaid balance of the obligation plus reasonable expenses for repossession, holding and preparing the collateral for disposition and arranging for its sale, plus, to the extent provided for in the written agreement of the parties, reasonable attorneys' fees.

          In addition, because the market value of the equipment of the type subject to the Leases generally declines with age and because of obsolescence, the net disposition proceeds of Equipment at any time during the term of a Lease may be less than the outstanding balance of the Lease Payments. Because of this, and because other creditors may have rights in the related Equipment superior to those of the Issuer, the Servicer may not be able to recover the entire amount due on a Non-Performing Lease in the event that the Servicer elects to repossess and sell the Equipment at any time.

          Under the UCC and laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a Lessee for any deficiency on repossession and resale of the asset securing the unpaid balance of the Lessee's contract. However, some states impose prohibitions or limitations on deficiency judgments. In most jurisdictions, the courts, in interpreting the UCC, would impose upon a creditor an obligation to repossess the equipment in a commercially reasonable manner and to "mitigate damages" in the event of a Lessee's failure to cure a default. The creditor would be required to exercise reasonable judgment and follow acceptable commercial practice in seizing and disposing of the equipment and to offset the net proceeds of such disposition against its claim. In addition, a Lessee may successfully invoke an election of remedies defense to a deficiency claim in the event that the Servicer's repossession and sale of the Equipment is found to be a retention discharging the Lessee from all further obligations under UCC Section 9-505(2). If a deficiency judgment were granted, the judgment would be a personal judgment against the Lessee for the shortfall, but a defaulting Lessee may have very little capital or sources of income available following repossession.
Therefore, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or be uncollectible.

          Some statutory provisions, including federal and state bankruptcy and insolvency laws, may also limit the ability of the Servicer to repossess and resell collateral or obtain a deficiency judgment. In the event of the bankruptcy or reorganization of a Lessee, various provisions of the Bankruptcy Code and related laws may interfere with or eliminate the ability of the Servicer, the Issuer or the Trustee to enforce its rights under the Lease Receivables. If bankruptcy proceedings were instituted in respect of a Lessee, the Issuer and/or Trustee could be prevented from continuing to collect payments due from or on behalf of the Lessee or exercising any remedies without the approval of the bankruptcy court, and the bankruptcy court could permit the Lessee to use or dispose of the Equipment and provide the Issuer and/or Trustee with a lien on substitute collateral, so long as the substitute collateral constituted "adequate protection" as defined under the Bankruptcy Code.

          In the case of operating leases, the Bankruptcy Code grants to the bankruptcy trustee or the debtor-in-possession a right to elect to assume or reject any executory contract or unexpired lease. Any rejection of this type of lease or contract constitutes a breach of the lease or contract, entitling the nonbreaching party to a claim for damages for breach of contract. The net proceeds from any resulting judgment would be deposited by the Servicer into the Collection Account and allocated to the Noteholders as more fully described herein and in the related Prospectus Supplement. Upon the bankruptcy of a Lessee, if the bankruptcy trustee or debtor-in-possession elected to reject a Lease, the flow of scheduled payments to Noteholders would cease. In the event that, as a result of the bankruptcy of a Lessee, the Leases become Non-Performing Leases, no recourse would be available against the Originator (except for misrepresentation or breach of warranty) and the Noteholders could suffer a loss. Similarly, upon the bankruptcy of the Issuer, if the bankruptcy trustee or debtor-in-possession elected to reject a Lease, the flow of Lease Payments to the Issuer and the Noteholders would cease. As noted above, however, the Issuer has been structured so that the filing of a bankruptcy petition with respect to it is unlikely. See "The Issuer."

          In addition, some of the Leases (but not in excess of 3% of the related Asset Pool) may be with governmental entities. Payment by governmental authorities of amounts due under these Leases may be contingent upon legislative approval. Further, the assignment of their payment obligations may be void or voidable if not done in compliance with applicable government rules and regulations. Accordingly, payment delays and collection difficulties may limit collections with respect to certain governmental Leases.

          These UCC and bankruptcy provisions, in addition to the possible decrease in value of a repossessed item of Equipment, may limit the amount realized on the sale of the Equipment to less than the amount due on the related Lease.

                    Material Federal Income Tax Consequences

General

          The following discussion sets forth the material federal income tax consequences to the original purchasers of the Notes of the purchase, ownership and disposition of the Notes. The opinion of Dewey Ballantine LLP, special tax counsel to the Issuer ("Tax Counsel"), does not purport to deal with all federal tax considerations applicable to all categories of investors. The tax consequences to holders subject to special rules, including insurance companies, tax-exempt organizations, financial institutions or broker dealers, taxpayers subject to the alternative minimum tax, and holders that will hold the Notes as other than capital assets, are not discussed below. In particular, this discussion applies only to investors that purchase Notes directly from the Issuer and hold the Notes as capital assets.

          The discussion that follows, and the opinion set forth below of Tax Counsel are based upon provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and treasury regulations promulgated thereunder as in effect on the date hereof and on existing judicial and administrative interpretations thereof. These authorities are subject to change and to differing interpretations, which could apply retroactively. The opinion of Tax Counsel is not binding on the courts or the Internal Revenue Service (the "IRS"). Potential investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Notes.

          The following discussion addresses lease-backed notes such as the Notes that are intended to be treated for federal income tax purposes as indebtedness secured by the underlying Lease Receivables. Tax Counsel has prepared the following discussion and is of the opinion that it is correct in all material respects.

Tax Characterization of the Issuer

          Tax counsel is of the opinion that the Issuer will not be treated as an association (or a publicly traded partnership) taxable as a corporation for federal income tax purposes.

Tax Characterization of the Notes

          In the opinion of Tax Counsel, although no transaction closely comparable to that contemplated herein has been the subject of any treasury regulation, revenue ruling or judicial decision, based on the application of existing law to the facts as set forth in the applicable agreements, the Notes will be treated as indebtedness for federal income tax purposes. If characterized as indebtedness, interest on the Notes will be taxable as ordinary income for federal income tax purposes when received by Noteholders using the cash method of accounting and when accrued by Noteholders using the accrual method of accounting. Noteholders using the accrual method of accounting may be required to report income for tax purposes in advance of receiving a corresponding cash distribution with which to pay the related tax. Interest received on the Notes also may constitute "investment income" for purposes of limitations in the Code concerning the deductibility of investment interest expense.

          Although it is the opinion of Tax Counsel that the Notes are properly characterized as indebtedness for federal income tax purposes, no assurance can be given that this debt characterization of the Notes will prevail. If the Notes were treated as an ownership interest in the Leases, all income on the Leases would be income to the holders of the Notes, and related fees and expenses would generally be deductible (subject to the limitations on the deductibility of miscellaneous itemized deductions by individuals) and the market discount and premium provisions of the Code might apply to a purchase of the Notes.

          If, alternatively, the Notes were treated as an equity interest in the Issuer, the Issuer might be classified as a partnership or as an association taxable as a corporation or a publicly traded partnership taxable as a corporation. If the Notes were treated as interests in a partnership, each item of income, gain, loss, deduction and credit generated through the ownership of the Equipment and the Lease Receivables by the partnership would be passed through to the Noteholders, as partners in a partnership according to their respective interests therein. The timing, amount and character of the income or expenses reportable by the Noteholders as partners in a partnership could differ from the income or expenses reportable by the Noteholders as holders of debt.
If the Noteholders were treated as partners, a cash basis Noteholder might be required to report income when it accrues to the partnership rather than when it is received by the Noteholder. Moreover, if Notes were treated as interests in a partnership, an individual Noteholder's share of expenses of the partnership (e.g., Servicing Fees) would be miscellaneous itemized deductions that in the aggregate are allowed only to the extent they exceed two percent of the individual Noteholder's adjusted gross income, meaning that the individual Noteholder might be taxed on a greater amount of income than the stated interest on his or her Notes. Finally, if a Note were treated as a partnership interest, any taxable income allocated to a Holder that is a pension, profit sharing or employee benefit plan or other tax-exempt, could constitute "unrelated business taxable income."

          If the Notes were treated as interests in an association taxable as a corporation or a publicly traded partnership taxable as a corporation, the resulting entity would be subject to federal income tax at corporate tax rates on its taxable income generated by ownership of the Lease Receivables. Moreover, distributions by the entity on the Notes probably would not be deductible in computing the entity's taxable income and all or part of any distributions to Noteholders would probably be treated as dividends. The imposition of an entity-level tax could result in a reduced amount of cash available for distributions to Noteholders.

          Since the Issuer will treat the Notes as indebtedness for federal income tax purposes, the Trustee (and Participants and Indirect Participants) will not attempt to satisfy the tax reporting requirements that would apply under these alternative characterizations of the Notes. Further, if the IRS were to contend successfully that the Notes are interests in a publicly traded partnership taxable as a corporation, additional tax consequences would apply to foreign Noteholders. Investors are urged to consult their own tax advisors with regard to the potential application of those provisions.

Discount and Premium

          A Note purchased for an amount other than its outstanding principal amount will be subject to the rules governing original issue discount, market discount or premium. In very general terms, (i) original issue discount is treated as a form of interest and must be included in a beneficial owner's income as it accrues (regardless of the beneficial owner's regular method of accounting) using a constant yield method; (ii) market discount is treated as ordinary income and must be included in a beneficial owner's income as principal payments are made on the Note (or upon a sale of a Note); and (iii) if a beneficial owner so elects, premium may be amortized over the life of the Note and offset against inclusions of interest income. These tax consequences are discussed in greater detail below. Beneficial owners who are required to include the interest income as it accrues may be required to report income for tax purposes in advance of receiving a corresponding cash contribution with which to pay the related tax.

          Original Issue Discount. In general, a Note will be considered to be issued with original issue discount equal to the excess, if any, of its "stated redemption price at maturity" over its "issue price." The issue price of a Note is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the Notes is sold. The issue price also includes any accrued interest attributable to the period between the beginning of the Due Period and the closing date relating to the series of Notes (the "Issuance Date"). The stated redemption price at maturity of a Note that has a notional principal amount or receives principal only or that is or may provide for accruals of interest is equal to the sum of all distributions to be made under that Note. The stated redemption price at maturity of any other Note is its stated principal amount, plus an amount equal to the excess (if any) of the interest payable on the first Payment Date over the interest that accrues for the period from the Issuance Date to the first Payment Date. The Trustee will supply, at the time and in the manner required by the IRS, to beneficial owners, brokers and middlemen information with respect to the original issue discount accruing on the Notes.

          Notwithstanding the general definition, original issue discount will be treated as zero if the discount is less than 0.25 percent of the stated redemption price at maturity of the Note multiplied by its weighted average life. The weighted average life of a Note is apparently computed for this purpose as the sum, for all distributions included in the stated redemption price at maturity, of the amounts determined by multiplying (i) the number of complete years (rounding down for partial years) from the Issuance Date until the date on which each of those distributions is expected to be made by (ii) a fraction, the numerator of which is the amount of the distribution and the denominator of which is the Note's stated redemption price at maturity. Even if original issue discount is treated as zero under this rule, the actual amount of original issue discount must be allocated to the principal distributions on the Note and, when each principal distribution is received, gain equal to the discount allocated to the distribution will be recognized.

          The adjusted issue price of a Note at any time will equal the issue price of the Note, increased by the aggregate amount of previously accrued original issue discount with respect to that Note, and reduced by the amount of any distributions made on that Note as of that time of amounts included in the stated redemption price at maturity. The original issue discount accruing during any accrual period will then be allocated ratably to each day during the period to determine the daily portion of original issue discount.

          A subsequent purchaser of a Note that purchases it at a cost less than its remaining stated redemption price at maturity also will be required to include in gross income for each day on which it holds the Note, the daily portion of original issue discount with respect to the Note (but reduced, if the cost of the Note to the purchaser exceeds its adjusted issue price, by an amount equal to the product of (i) that daily portion and (ii) a constant fraction, the numerator of which is that excess and the denominator of which is the sum of the daily portions of original issue discount on the Note for all days on or after the day of purchase).

          Market Discount. A beneficial owner that purchases a Note at a market discount, that is, at a purchase price less than the remaining stated redemption price at maturity of the Note (or, in the case of a Note with original issue discount, its adjusted issue price), will be required to allocate each principal distribution first to accrued market discount on the Note, and recognize ordinary income to the extent the distribution does not exceed the aggregate amount of accrued market discount on the Note not previously included in income. With respect to Notes that have unaccrued original issue discount, any market discount must be included in income in addition to any original issue discount. A beneficial owner that incurs or continues indebtedness to acquire a Note at a market discount may also be required to defer the deduction of all or a portion of the interest on the indebtedness until the corresponding amount of market discount is included in income. In general terms, market discount on a Note may be treated as accruing either (i) under a constant yield method or (ii) in proportion to remaining accruals of original issue discount, if any, or if none, in proportion to remaining distributions of interest on the Note. The Trustee will make available, as required by the IRS, to beneficial owners of Notes information necessary to compute the accrual of market discount.

          Notwithstanding the above rules, market discount on a Note will be considered to be zero if the discount is less than 0.25 percent of the remaining stated redemption price at maturity of the Note multiplied by its weighted average remaining life. Weighted average remaining life presumably would be calculated in a manner similar to weighted average life, taking into account payments (including prepayments) prior to the date of acquisition of the Note by the subsequent purchaser. If market discount on a Note is treated as zero under this rule, the actual amount of market discount must be allocated to the remaining principal distributions on the Note and, when each principal distribution is received, gain equal to the discount allocated to the distribution will be recognized.

          Premium. A purchaser of a Note that purchases it at a cost greater than its remaining stated redemption price at maturity will be considered to have purchased the Note (a "Premium Note") at a premium. A purchaser of a Premium Note need not include in income any remaining original issue discount and may elect, under section 171(c)(2) of the Code, to treat the premium as "amortizable bond premium." If a beneficial owner makes this election, the amount of any interest payment that must be included in the beneficial owner's income for each period ending on a Payment Date will be reduced by the portion of the premium allocable to the period based on the Premium Note's yield to maturity. The amortization of premium should be made using constant yield principles. If a premium amortization election is made by the beneficial owner, the election will also apply to all bonds the interest on which is not excludible from gross income ("fully taxable bonds") held by the beneficial owner at the beginning of the first taxable year to which the election applies and to all fully taxable bonds thereafter acquired by it, and is irrevocable without the consent of the IRS. If a premium amortization election is not made,
(i) a beneficial owner must include the full amount of each interest payment in income as it accrues, and (ii) the premium must be allocated to the principal distributions on the Premium Note and when each principal distribution is received, a loss equal to the premium allocated to the principal distribution will be recognized. Any tax benefit from the premium not previously recognized will be taken into account in computing gain or loss upon the sale or disposition of the Premium Note.

          Special Election. A beneficial owner may elect to include in gross income all "interest" that accrues on a Note by using a constant yield method. For purposes of the election, the term "interest" includes stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, de minimis market discount and unstated interest as adjusted by any amortizable bond premium or acquisition premium. A beneficial owner should consult its own tax advisor regarding the time and manner of making and the scope of the election and the implementation of the constant yield method.

Sale or Exchange of Notes

          If a Note is sold or exchanged, the seller of the Note will recognize gain or loss equal to the difference between the amount realized on the sale or exchange and the adjusted basis of the Note. The adjusted basis of a Note will generally equal its cost, increased by any OID or market discount includible in income with respect to the Note through the date of sale and reduced by any principal payments previously received with respect to the Note, any payments allocable to previously accrued OID or market discount and any amortized market premium. Subject to the market discount rules, gain or loss will generally be capital gain or loss if the Note was held as a capital asset. Capital losses generally may be used only to offset capital gains.

Backup Withholding

          Distributions of interest and principal, as well as distributions of proceeds from the sale of Notes, may be subject to the "backup withholding tax" under section 3406 of the Code at a rate of 31 percent if recipients of those distributions fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from that tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of distributions that is required to supply information but that does not do so in the proper manner.

          The IRS has issued regulations (the "Withholding Regulations"), which change some of the rules relating to some of the presumptions currently available relating to information reporting and backup withholding. The Withholding Regulations provide alternative methods of satisfying the beneficial ownership certification requirement. The Withholding Regulations are effective for distributions made after December 31, 2000, although valid withholding certificates that are held on that date remain valid until the earlier of December 31, 2001 or the date of expiration of the certificate under the rules as currently in effect.

Foreign Investors

          Distributions made on a Note to, or on behalf of, a beneficial owner that is not a U.S. Person generally will be exempt from U.S. federal income and withholding taxes. The term "U.S. Person " means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to U.S. federal income tax regardless of the source of its income, or a trust if a court within the United States can exercise primary supervision over its administration and at least one United States person has the authority to control all substantial decisions of the trust. This exemption is applicable provided (a) the beneficial owner is not subject to U.S. tax as a result of a connection to the United States other than ownership of the Note,
(b) the beneficial owner signs a statement under penalties of perjury that certifies that the beneficial owner is not a U.S. Person, and provides the name and address of the beneficial owner, and (c) the last U.S. Person in the chain of payment to the beneficial owner receives this statement from such beneficial owner or a financial institution holding on its behalf and does not have actual knowledge that this statement is false. Beneficial owners should be aware that the IRS might take the position that this exemption does not apply to a beneficial owner that is a "controlled foreign corporation" described in Section 881(c)(3)(C) of the Code.

          If income or gain with respect to a Note is effectively connected with a U.S. trade or business carried on by a Noteholder who or which is not a U.S. person, the 30 percent withholding tax will not apply but the Noteholder will be subject to U.S. federal income tax at graduated rates applicable to U.S. persons.

          The Withholding Regulations would require, in the case of Notes held by a foreign partnership, that (x) the certification described above be provided by the partners rather than by the foreign partnership and (y) the partnership provide certain information, including a United States taxpayer identification number. See "Backup Withholding" above. A look-through rule would apply in the case of tiered partnerships. Non-U.S. Persons should consult their own tax advisors regarding the application to them of the Withholding Regulations.

State and Local Tax Consequences

          Investors should consult their own tax advisors regarding whether the purchase of the Notes, either alone or in conjunction with an investor's other activities, may subject an investor to any state or local taxes based on an assertion that the investor is either "doing business" in, or deriving income from a source located in, any state or local jurisdiction. Additionally, potential investors should consider the state, local and other tax consequences of purchasing, owning or disposing of a Note. State and local tax laws may differ substantially from the corresponding federal tax law, and the foregoing discussion does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Accordingly, potential investors should consult their own tax advisors with regard to an investment in the Notes.

          The federal and state income tax discussions set forth above are included for general information only and may not be applicable depending upon a Noteholder's particular tax situation. Prospective purchasers should consult their tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of the notes, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws or in the interpretations thereof.

                                    Ratings

          Each class of Notes offered by this Prospectus and the related Prospectus Supplement will be rated in one of the four highest rating categories by one or more Rating Agencies. These ratings will address, in the opinion of the Rating Agencies, the likelihood that the Issuer will be able to make timely payment of all amounts due on the related Notes in accordance with the terms thereof. These ratings will neither address any prepayment or yield considerations applicable to any Notes nor constitute a recommendation to buy, sell or hold any Notes.

                              ERISA Considerations

          The Prospectus Supplement for each series of Notes will summarize considerations under ERISA relevant to the purchase of Notes of that series by employee benefit plans and individual retirement accounts.

                              Plan of Distribution

          The Notes will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor.

          In connection with the sale of the Notes, underwriters may receive compensation from the Issuer or from purchasers of the Notes in the form of discounts, concessions or commissions. The underwriters and dealers participating in the distribution of the Notes may be deemed to be underwriters in connection with the Notes, and any discounts or commissions received by them from the Issuer and any profit on the resale of Notes by them may be deemed to be underwriting discounts and commissions under the Securities Act.

          In connection with this offering, the underwriters may over-allot or effect transactions which stabilize or maintain the market prices of the offered notes at levels above those which might otherwise prevail in the open market. Any stabilizing, if commenced, may be discontinued at any time.

          The underwriting agreement pertaining to the sale of the Notes will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all the Notes subject to that agreement if any are purchased and that, in limited circumstances, the Issuer will indemnify the underwriters and the underwriters will indemnify the Issuer against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments required to be made in respect thereof.

          Purchasers of Notes, including dealers, may, depending on the facts and circumstances of their purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of Notes. Noteholders should consult with their legal advisors in this regard prior to any reoffer or sale.

                                 Legal Opinions

          Certain legal matters will be passed upon in relation to the issuance of the Notes for the Issuer by Ballard Spahr Andrews & Ingersoll, LLP, Philadelphia, Pennsylvania and in relation to certain other matters for the underwriters by Dewey Ballantine LLP, New York, New York.

                                    Experts

          The balance sheet of IKON Receivables, LLC at April 6, 1999, appearing in this Prospectus and Registration Statement, has been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and is included in reliance upon the report given on the authority of that firm as experts in accounting and auditing.

                         Index To Financial Statements

                                                     Page
                                                     ----
Report of Independent Auditors                         44

Balance Sheet of the Issuer as of April 6, 1999        45

Notes to Balance Sheet                                 46

                         Report of Independent Auditors
                         ------------------------------


The Board of Directors
IKON Receivables, LLC

We have audited the accompanying balance sheet of IKON Receivables, LLC (an indirect wholly-owned subsidiary of IOS Capital, Inc.) as of April 6, 1999. This balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of IKON Receivables, LLC at April 6, 1999, in conformity with generally accepted accounting principles.


                                                            Ernst & Young LLP

April 8, 1999
Philadelphia, Pennsylvania

                                                                       Exhibit 1

                             IKON Receivables, LLC
                                 Balance Sheet
                                 April 6, 1999

--------------------------------------------------------------------------------------

                                 Assets
Cash....................................................................        $1,000
                                                                                ------
   Total assets.........................................................        $1,000
                                                                                ======
                     Liabilities and Member's Equity
Liabilities.............................................................        $    0

Member's equity.........................................................        $1,000
                                                                                ------
Total liabilities and member's equity...................................        $1,000
                                                                                ======


See accompanying notes.

                             IKON Receivables, LLC

                             Notes to Balance Sheet

                                 April 6, 1999



1.  Organization
    ------------

    IKON Receivables, LLC (the "Company"), an indirect wholly-owned subsidiary of IOS Capital, Inc. ("IOS Capital"), was organized in the State of Delaware on January 20, 1999, and is managed by IKON Receivables Funding, Inc. (the "Manager").

    The Company was organized to engage exclusively in the following business and financial activities: to purchase or acquire from any other subsidiary of IKON Office Solutions, Inc. any right to payment, whether constituting an account, chattel paper, instrument or general intangible, and certain related property (other than equipment) and rights (collectively, "Lease Receivables"), and to hold, sell, transfer, pledge or otherwise dispose of Lease Receivables or interests therein pursuant to an Assignment and Servicing Agreement by and among IKON Receivables-1, LLC ("the Sole Member"), as Seller, IOS Capital, as Originator and Servicer, and the Company, as Issuer; to enter into any agreement related to any Lease Receivables that provides for the administration, servicing and collection of amounts due on such Lease Receivables; to enter into and perform its obligations under the Assignment and Servicing Agreement, and any interest rate hedging arrangements in connection therewith; to distribute Lease Receivables or proceeds from Lease Receivables and any other income to its Sole Member in such amounts as determined by the Manager; and to engage in any lawful act or activity and to exercise any power that is incidental and is necessary or convenient to the foregoing and permitted under Delaware law.

    Neither the Sole Member nor the Manager shall be liable for the debts, liabilities, contracts or other obligations of the Company solely by reason of being the Sole Member or Manager of the Company.

2.  Capital Contribution
    --------------------

    IKON Receivables-1, LLC made an initial capital contribution of $1,000 to IKON Receivables, LLC on April 6, 1999.

3.  Registration Statement
    ----------------------

    At April 6, 1999, the Company was in the process of registering with the Securities and Exchange Commission to be able to issue up to $825 million of its Lease-Backed Notes.

                                 Index Of Terms

          Set forth below is a list of the defined terms used in this Prospectus and the pages on which the definitions of such terms may be found herein.


1934 Act................................................................... 18
Additional Account......................................................... 33
Additional Lease........................................................... 25
Adjusted Lease............................................................. 25
Asset Pool................................................................. 13
Assignment and Servicing Agreement......................................... 13
Available Funds............................................................ 24
Bankruptcy Code............................................................ 36
Business Day............................................................... 24
Casualty................................................................... 25
Casualty Payment........................................................... 25
Cede....................................................................... 26
CEDEL Participants......................................................... 27
CLAS....................................................................... 20
Code....................................................................... 37
Collection Account......................................................... 33
Commission................................................................. 18
Cooperative................................................................ 27
Cut-off Date............................................................... 13
Definitive Notes........................................................... 28
Depositories............................................................... 26
Discount Rate.............................................................. 16
Discounted Present Value of the Leases..................................... 16
Discounted Present Value of the Performing Leases.......................... 16
Distribution Account....................................................... 33
DTC........................................................................ 26
Due Period................................................................. 24
Early Termination Lease.................................................... 25
Eligible Account........................................................... 33
Eligible Investments....................................................... 33
Eligible Leases............................................................ 15
Equipment.................................................................. 13
Euroclear Operator......................................................... 28
Euroclear Participants..................................................... 27
Events of Default.......................................................... 34
High Risk Review List...................................................... 20
IKON Office Solutions...................................................... 18
Indirect Participants...................................................... 26
Industry................................................................... 28
IRS........................................................................ 37
IT......................................................................... 21
Lease...................................................................... 13
Lease Payment.............................................................. 24
Lease Receivables.......................................................... 13
Lessee..................................................................... 13
Lessees.................................................................... 13
Non-Performing Leases...................................................... 25
Originator's Leasing Business.............................................. 14
Participants............................................................... 26
Payment Date............................................................... 18
Pool Factor................................................................ 18


Pre-Funding Account........................................................ 33
Premium Note............................................................... 40
Rating Agencies............................................................ 23
Rating Agency.............................................................. 23
Reserve Account............................................................ 33
Retainable Deposit......................................................... 25
Rules...................................................................... 27
Servicer Advance........................................................... 30
Servicer Events of Default................................................. 32
Servicing Fee.............................................................. 30
Substitute Lease........................................................... 25
Systems.................................................................... 28
Tax Counsel................................................................ 37
Termination Payment........................................................ 25
Terms and Conditions....................................................... 28
Transaction Accounts....................................................... 33
Transaction Documents...................................................... 29
Trust Depository........................................................... 27
U.S. Person................................................................ 41
Warranty Lease............................................................. 25
Withholding Regulations.................................................... 41

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

      Set forth below is an estimate of the amount of fees and expenses (other than underwriting discounts and commissions) to be incurred in connection with the issuance and distribution of the Notes.


SEC Filing Fee................................     $  507,350
Indenture Trustee's Fees and Expenses.........          7,000
Legal Fees and Expenses.......................        975,000
Accounting Fees and Expenses..................        300,000
Printing and Engraving Expenses...............         60,000
Blue Sky Qualification and Legal Investment
   Fees and Expenses..........................         25,000
Credit Enhancer Fees..........................         50,000
Rating Agency Fees............................        500,000
Miscellaneous.................................         50,000

TOTAL                                              $2,474,350



--------------------------------

Item 15.  Indemnification of Managers and Officers.

      Indemnification. Under the Delaware Limited Liability Company Act, the Registrant has the power and in some instances may be required to provide an agent, including an officer or manager, who was or is a party or is threatened to be made a party to certain proceedings, with indemnification against certain expenses, judgments, fines, settlements and other amounts under certain circumstances.

      Section 7.1 of the Amended and Restated Limited Liability Company Agreement of IKON Receivables, LLC. provides that all officers and managers of the company shall be indemnified by the company from and against all expenses, liabilities or other matters arising out of their status as an officer or manager for their acts, omissions or services rendered in such capacities. IOS Capital, Inc., the ultimate corporate parent of IKON Receivables, LLC., maintains certain policies of liability insurance coverage for the officers and managers of IOS Capital, Inc. and certain of its subsidiaries, including IKON Receivables, LLC.

      The form of the Underwriting Agreement, filed as Exhibit 1.1 to this Registration Statement, provides that IKON Receivables, LLC will indemnify and reimburse the underwriter(s) and each controlling person of the underwriter(s) with respect to certain expenses and liabilities, including liabilities under the 1933 Act or other federal or state regulations or under the common law, which arise out of or are based on certain material misstatements or omissions in the Registration Statement. In addition, the Underwriting Agreement provides that the underwriter(s) will similarly indemnify and reimburse IKON Receivables, LLC with respect to certain material misstatements or omissions in the Registration Statement which are based on certain written information furnished by the underwriter(s) for use in connection with the preparation of the Registration Statement.

     Insurance. As permitted under the Delaware Limited Liability Company Act, the Registrant's Limited Liability Company Agreement permit the managers to purchase and maintain insurance on behalf of the Registrant's agents, including its officers and managers, against any liability asserted against them in such capacity or arising out of such agents' status as such, whether or not such Registrant would have the power to indemnify them against such liability under applicable law.

Item 16.  Exhibits.


  1.1     Form of Underwriting Agreement.*
  3.1     Certificate of Formation of IKON Receivables, LLC.*
  3.2     Second Amended and Restated Limited Liability Company
          Agreement of IKON Receivables, LLC.
  4.1 Form of Indenture between the Issuer and the Indenture Trustee.*
  5.1     Opinion of Dewey Ballantine LLP with respect to validity.
  8.1     Opinion of Dewey Ballantine LLP with respect to tax matters.
 10.1     Form of Assignment and Servicing Agreement.*
 23.1     Consent of Dewey Ballantine LLP(included in Exhibit 5.1 hereto).
 23.2     Consent of Dewey Ballantine LLP(included in Exhibit 8.1 hereto).
 23.3     Consent of Accountants.*
 25.1     Statement of Eligibility of Indenture Trustee.


--------------------------

*   Previously Filed.

Item 17.  Undertakings.

      A.    Undertaking in respect of indemnification

      Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to managers, officers and controlling persons of the Registrant pursuant to the provisions described above in Item 15, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a manager, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such manager, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by them is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

      B.    Undertaking pursuant to Rule 415.

            The Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which is registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change of such information in the Registration Statement; provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in the post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) 0f the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (4) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      C.    Undertaking pursuant to Rule 430A.

            The Registrant hereby undertakes:

            (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

            (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      D.    Undertaking pursuant to the Trust Indenture Act of 1939.

            The Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection
(a) of section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on the 7th day of May, 1999. As of the date hereof, the Registrant reasonably believes that the security rating requirement for asset-backed offerings on Form S-3 will be met at the time of each sale.


                                    IKON RECEIVABLES, LLC

                                    By: IKON RECEIVABLES FUNDING INC.,
                                        as Initial Manager

                                    By: /s/ Robert K. McLain
                                        ----------------------------------
                                        Name:   Robert K. McLain
                                        Title:  President

      Pursuant to the requirements of the Securities Act of 1933, this amendment to this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


        Signature                    Title                       Date
        ---------                    -----                       ----
/s/ Robert K. McLain           President, Director,          May 7, 1999
---------------------------    Principal Executive
    Robert K. McLain            Officer, Principal
                              Financial  Officer and
                               Principal Accounting
                                     Officer

/s/ Patricia Donato           Secretary & Director           May 7, 1999
---------------------------
    Patricia Donato

/s/ Joseph Churchman                Director                 May 7, 1999
---------------------------
    Joseph Churchman

/s/ Robert C. Campbell              Director                 May 7, 1999
---------------------------
    Robert C. Campbell

/s/ Robert W. Grier                 Director                 May 7, 1999
---------------------------
    Robert W. Grier

                                  EXHIBIT INDEX


  1.1     Form of Underwriting Agreement.*
  3.1     Certificate of Formation of IKON Receivables, LLC.*
  3.2     Second Amended and Restated Limited Liability Company
          Agreement of IKON Receivables, LLC.
  4.1 Form of Indenture between the Issuer and the Indenture Trustee.*
  5.1     Opinion of Dewey Ballantine LLP with respect to validity.
  8.1     Opinion of Dewey Ballantine LLP with respect to tax matters.
 10.1     Form of Assignment and Servicing Agreement.*
 23.1     Consent of Dewey Ballantine LLP(included in Exhibit 5.1 hereto).
 23.2     Consent of Dewey Ballantine LLP(included in Exhibit 8.1 hereto).
 23.3     Consent of Accountants.*
 25.1     Statement of Eligibility of Indenture Trustee.


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*   Previously Filed.